As filed with the Securities and Exchange Commission on November 5, 2002.
Subject to Amendment.
Registration Nos. 333-10065
333-10065-01
333-10065-02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Safety Insurance Group, Ltd.
American Safety Holdings Corp.
American Safety Capital Trust I
(Exact name of each registrant as specified in its charter)

Bermuda Georgia Delaware (State or other jurisdiction of incorporation or organization)	6411 6411 6411 (Primary Standard Industrial Classification Code Number)	Not applicable 58-2487367 Applied for (I.R.S. Employer Identification No.)

American Safety Insurance Group, Ltd. 44 Church Street P.O. Box HM2064 Hamilton HM HX, Bermuda (441) 296-8560	American Safety Holdings Corp. 1845 The Exchange Atlanta, Georgia 30339 (770) 916-1908	American Safety Capital Trust I 1845 The Exchange Atlanta, Georgia 30339 (770) 916-1908
(Address, Including Zip Code, and Telephone Number, Including
Area Code of Each Registrant’s Principal Executive Offices)

Fred J. Pinckney
American Safety Holdings Corp.
1845 The Exchange
Atlanta, Georgia 30339
(770) 485-4346
FAX: (770) 485-5892
(Address, Including Zip Code, and Telephone Number, Including Area Codes of Agent For Service)

With Copies to:
W. Brinkley Dickerson, Jr. Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 (404) 885-3000 FAX: (404) 962-6743	Paul D. Freshour Arnold & Porter 1600 Tysons Blvd., Suite 900 McLean, Virginia 22102 (703) 720-7000 FAX: (703) 720-7399

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Shares To Be Registered	Amount To Be Registered (1)	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1) (4)

Preferred Securities of American Safety Capital Trust I	1,725,000	$10	$17,250,000	$1,587

Debentures of American Safety Holdings Corp. for issuance to American Safety Capital Trust I (2) (3)	N/A	N/A	N/A	N/A

Guarantees of Preferred Securities of American Safety Capital Trust I by American Safety Insurance Group, Ltd. (3)	N/A	N/A	N/A	$0

Guarantees of Debentures of American Safety Holdings Corp. by American Safety Insurance Group, Ltd. (3)	N/A	N/A	N/A	$0

(1)	Estimated solely for purposes of calculating the registration fee which is calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(2)
The debentures will be purchased by American Safety Capital Trust I with the proceeds of the sale of the preferred securities. The debentures may later be distributed for no additional consideration to holders of the preferred securities upon the dissolution of American Safety Capital Trust I and the distribution of its assets.

(3)
This Registration Statement is deemed to cover the debentures of American Safety Holdings Corp., the rights of holders of the debentures under the indenture, the rights of holders of the debentures under the debenture guarantee of American Safety Insurance Group, Ltd., the rights of holders of the preferred securities of American Safety Capital Trust I under the trust agreement and the rights of holders of the preferred securities under the preferred securities guarantee of American Safety Insurance Group, Ltd., which taken together, fully, irrevocably and unconditionally guarantee all of the obligations of American Safety Capital Trust I under the preferred securities. No separate consideration will be received for the guarantee. Pursuant to Rule 457, no separate fee is payable with respect to the preferred securities guarantee, the debenture guarantee and the debentures.

(4)	An aggregate registration fee of $1,587 was paid on September 24, 2002

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated November 5, 2002

PROSPECTUS

$15,000,000

AMERICAN SAFETY CAPITAL TRUST I
% Preferred Securities
(Liquidation amount $10 per preferred security)
Guaranteed by
AMERICAN SAFETY INSURANCE GROUP, LTD.

The Offering:

•
American Safety Capital Trust I is a Delaware statutory trust which will sell 1,500,000 preferred securities to the public and all of its common securities to American Safety Holdings Corp., a wholly-owned subsidiary of American Safety Insurance Group, Ltd.

•
The preferred securities will represent beneficial ownership interests in the Trust. The sole assets of the Trust will be the        % debentures issued by American Safety Holdings Corp. which mature on             , 2032.

•	We will file an application to list the preferred securities on the New York Stock Exchange under the symbol “ .”

Distributions on the Preferred Securities:

•
For each preferred security that you own, you may receive a quarterly cash distribution accumulating from             , 2002 at an annual rate of        % of the liquidation amount of $10 per preferred security on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2002.

•
American Safety Holdings Corp. may defer interest payments on the debentures for up to 20 consecutive quarterly periods. If American Safety Holdings Corp. defers interest payments on the debentures, the Trust will defer payments of distributions on the preferred securities you own. Although you would not be receiving cash distributions during a deferral period, you will incur an income tax obligation as if you were receiving these payments.

•	The Trust may redeem the preferred securities at any time on or after , 2007 at a redemption price of $10 plus accumulated and unpaid distributions.

•
American Safety Insurance Group, Ltd. will fully and unconditionally guarantee the payments on the preferred securities based on its combined obligations pursuant to a preferred securities guarantee, an Indenture and a debenture guarantee.

You should carefully review the “ Risk Factors” section beginning on page 8 in connection with this offering and an investment in the preferred securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Security	Total
Public Offering Price	$10		$15,000,000
Underwriting commissions (paid by American Safety Insurance Group, Ltd.)	$	$	,000
Proceeds to the Trust	$10	$	,000,000

The underwriters may also purchase up to an additional 225,000 preferred securities at the public offering price within 30 days after the date of this prospectus to cover any over-allotments. See “Underwriting.”

Advest, Inc.	Ferris, Baker Watts
Incorporated

The date of this Prospectus is                         , 2002

PROSPECTUS SUMMARY

This summary highlights information from this prospectus that we believe is the most important regarding this offering. You should read the entire prospectus carefully before investing in the preferred securities.

The term “Trust” refers to American Safety Capital Trust I, a Delaware statutory trust organized to purchase American Safety Holdings Corp.’s debentures and issue the preferred securities. The terms “we,” “our,” “us,” and “American Safety Insurance” refer to American Safety Insurance Group, Ltd. and, unless the context requires otherwise, will include the Trust and our subsidiaries.

American Safety Insurance Group, Ltd.
44 Church Street
P.O. Box HM2064
Hamilton HM HX, Bermuda
(441) 296-8560

Overview

We are a specialty insurance holding company organized under the laws of Bermuda which, through our subsidiaries, develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market in all 50 states for environmental remediation, contracting and other specialty risks. “Primary casualty insurance” is insurance concerned with losses caused by injuries to third persons and their property. “Reinsurance programs” are programs where the reinsurer agrees to indemnify the primary insurer (known as “the ceding party”) for part or all of the liability assumed by the ceding party under a policy of insurance it had issued. The “alternative insurance market” responds to the needs of insureds for adequate insurance coverage and affordable premium rates for risks that are not addressed in the standard insurance market.

We were formed as a group captive insurance company in 1986 to provide stable, long term insurance protection for the asbestos abatement and environmental remediation industry in the United States, which had suffered from disruptive market cycles in the standard insurance market. A “group captive insurance company” is an insurance company established by a group of companies engaged in similar businesses solely to underwrite their own collective risks. In 1988, pursuant to the Liability Risk Retention Act of 1986, as amended, we assisted in the formation of American Safety Risk Retention Group, a non-subsidiary affiliate (referred to herein as American Safety Group RRG), in order to establish a U.S. insurance company to market and underwrite specialty environmental coverages. With the proceeds of our 1998 initial public offering, we now provide a broad range of specialty insurance coverages and services through approximately 190 independent insurance agencies and brokerage firms. Our managed premiums have grown from $28 million in 1997 to $176 million in 2001. “Managed Premiums” are insurance payments for which we were involved through our various programs and subsidiaries. Our specialty insurance lines include coverages for general liability, pollution liability, professional liability, workers’ compensation, surety, as well as custom designed risk management programs (including captive and rent-a-captive facilities). “Captive facilities” are companies formed to insure the risks of a group of insureds. “Rent-a-captive facilities” are companies where a captive insures the risk of an unrelated insured who bears the risk of its own loss without the associated costs of operating its own insurance company.

We are also the owner/developer of a residential condominium, marina, par 3 golf course and beach club development in Ponce Inlet, Florida.

Industry Ratings.    In September 2002, A.M. Best Company, an independent, nationally recognized insurance industry rating service, reaffirmed a rating of “A (Excellent),” with a “stable” outlook, on a group basis to American Safety Insurance (including its insurance subsidiaries and its non-subsidiary risk retention group affiliate). The rating of “A (Excellent)” is the third highest of A.M. Best’s 16 letter ratings. A.M. Best’s ratings represent an independent opinion of an insurer’s ability to meet its obligations to policyholders, which opinion is of concern primarily to policyholders, insurance agents and brokers and should not be considered an investment recommendation. See “Business Overview—Industry Ratings.”

Business Strategy.    We have developed extensive expertise in identifying insurable opportunities not addressed in the standard insurance market. Typically, we target niche insurance markets that are underserved because they:

•	are small in number of insureds or in size of coverage needed;

•	need unique or unusual coverages; or

•	have not yet been identified by our competition.

For these markets, we are able to offer a broad array of innovative insurance products and services. In fact, a significant portion of our new business comes through insurance agencies and brokers who are aware of our interest and ability to offer insurance to underserved markets and who have identified a market that they believe provides both them and us a potentially profitable opportunity.

In these niche markets, we are able to select our role as program developer, primary underwriter, reinsurer or program manager. Depending upon the needs of the particular market, we have the ability to combine (1) discipline underwriting, (2) value-added services, including customized coverages, professional risk management, dedicated loss control and claims management and (3) a commitment to superior service, in order to fashion the product offering that offers us the greatest profit opportunity and, at the same time, fulfills the needs of the insurance agents, brokers and insureds. Depending upon the ultimate role selected, we will seek to generate underwriting profits, program management fees or commissions.

A significant focus for our business remains offering insurance products to the environmental remediation industry and contractors that provided the impetus for our formation in 1986. However, as we have grown, we have also diversified into other specialty insurance areas. We intend to continue this diversification in the future.

Our objective is to concentrate on the most profitable opportunities in our core business areas. We have demonstrated our ability to execute on opportunities and at the same time exercise underwriting judgment and discipline which we anticipate will allow us to generate profits, minimize losses, successfully identify and implement new opportunities and stabilize our operating results. This most clearly is demonstrated through our willingness to exit or reduce business lines—such as surety and workers’ compensation—when they generated unacceptable claims experience or did not meet our profitability goals. We will continue to expand our business into new insurance products and services, but we will not be reluctant to exit these lines if the results do not meet our expectations. We believe that we are well positioned for continued success as we continue to implement our business and growth strategies.

Growth Strategy.    Management believes that the increased capital base from the proceeds of this offering, when combined with our expertise in specialty insurance programs, should position us to target a broader client base through:

•	the continued development of new insurance programs and products, as well as enhanced coverages, for clients and industries that we currently serve;

•	the continued development of insurance programs and products for clients, industries and risks that we do not currently serve; and

•	the acquisition of agencies or insurers specializing in insuring specialty risks.

We believe that this is an opportune time to continue our expansion. Beginning in 2000, premium rates have increased for most insurance coverages in the property and casualty market and we believe that current market conditions provide a good opportunity for further premium growth.

American Safety Holdings Corp.
1845 The Exchange
Atlanta, Georgia 30339
(770) 916-1908

American Safety Holdings Corp. (sometimes referred to herein as American Safety Holdings) was established in 1999 as the holding company of the U.S. subsidiaries of American Safety Insurance. The primary U.S. insurance subsidiaries are:

Name	Primary Function
American Safety Casualty Insurance Company (referred to herein as American Safety Casualty)	Primarily provides casualty insurance products for specialty risks in 48 states and the District of Columbia.

American Safety Indemnity Company (referred to herein as American Safety Indemnity)
Licensed or approved as a surplus lines insurer in 38 states and the District of Columbia for the purpose of writing insurance for excess and surplus lines. “Excess and surplus lines” are those risks for which insurance is not available through an insurer licensed in the applicant’s state.

American Safety Insurance Services, Inc. (referred to herein as ASI Services)
Provides specialized fee-based insurance program and product development, underwriting, reinsurance placement, program management, brokerage, loss control, claims administration, marketing and administrative services.

Additionally, American Safety Holdings owns the subsidiaries responsible for the development and sale of residential properties at Harbour Village Golf & Yacht Club in Ponce Inlet, Florida, as more fully discussed herein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Harbour Village Development”.

American Safety Holdings does not and will not engage in business activities other than financing activities for American Safety Insurance and the direct and indirect of U.S. subsidiaries of American Safety Insurance.

American Safety Capital Trust I
c/o American Safety Holdings Corp.
1845 The Exchange
Atlanta, Georgia 30339
(770) 916-1908

The Trust was formed for the purpose of issuing common securities to American Safety Holdings and issuing the preferred securities to the public. Together, the preferred securities and the common securities are referred to as the “trust securities.” The Trust will use the proceeds from the sale of the trust securities to purchase an equal principal amount of debentures from American Safety Holdings. The Trust will also engage in other limited activities that are necessary, appropriate and incidental to those purposes. Deutsche Bank Trust Company Americas will serve as the trustee under the indenture, the trust agreement, the debenture guarantee and the preferred securities guarantee. In its capacity as trustee under the trust agreement, Deutsche Bank Trust Company Americas will hold the debentures of American Safety Holdings and, as such, may be referred to herein as the “property trustee.” Steven B. Mathis and Fred J. Pinckney, both officers of American Safety Insurance, will initially serve as the administrators of the Trust. Deutsche Bank Trust Company Delaware will serve as the Delaware trustee under the trust agreement. The administrators, the trustee and the Delaware trustee are sometimes collectively referred to herein as the “trustees.”

THE OFFERING

What are the preferred securities?
The preferred securities represent an undivided beneficial interest in the assets of the Trust. The assets of the Trust will consist solely of the debentures which will be purchased by the Trust with the proceeds of this offering. As a result, you will hold, through the Trust, an interest in the debentures, although the property trustee will hold legal title over the debentures. Because you will have an “undivided” beneficial interest in the Trust’s assets, you will have a proportional interest in the collective assets of the Trust, rather than in any specific debentures.

What are the intended uses of proceeds?
The Trust will use the proceeds from the sale of the preferred securities to purchase the debentures. We plan to use the net proceeds of approximately $         million from the sale of the debentures:

•        to expand the capital base of our insurance subsidiaries to take advantage of improving   premium rates in the property and casualty insurance market; and

•        for general corporate purposes.

See “Use of Proceeds.”

What payments will be made to the holders of the preferred securities?
You are entitled to receive cash payments on the preferred securities payable at an annual amount of $                 per preferred security. These payments will accumulate from the date of issuance of the preferred securities and will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2002. For a more detailed explanation of how the cash payments will be calculated, see “Description of the Preferred Securities—Distributions.”

Can distribution payments be deferred?
Yes. American Safety Holdings has the right, at any time, so long as it is not in default with respect to the debentures, to defer paying interest to the Trust on the debentures for up to 20 consecutive quarterly periods. During any deferral period, the Trust will defer quarterly distributions to you on the preferred securities. During any deferral period, you will accumulate distributions at an annual rate of             %, plus you will earn additional interest at the same rate, compounded quarterly on the deferred distributions.

What are the consequences of a deferral to American Safety Insurance?
During any deferral period, American Safety Insurance will be prohibited, with certain exceptions, from declaring or paying a dividend or making any other payment or distribution on its common stock or debt securities that rank equal with or junior to the debentures. Inter-company dividends will not be prohibited. After a deferral period has been terminated and all amounts then due have been paid, a new deferral period may commence, subject to the preceding requirements.

What are the tax consequences of a deferral?
If distributions are deferred, you will be required to include deferred interest income in your gross income for United States federal income tax purposes without regard to whether you receive the cash distributions with respect to these deferred interest payments. For further information on deferrals and their tax consequences, see “Material United States Federal Income Tax Consequences—Treatment of Interest and Original Issue Discount.”

What is the ranking of the preferred securities and the debentures relative to the common securities and other indebtedness of American Safety Insurance and American Safety Holdings?
The preferred securities will generally rank equal to the common securities with regard to right of payment upon liquidation or dissolution of the Trust and payments on the preferred securities will generally be made pro rata with the common securities of the Trust. However, the preferred securities will rank prior to the common securities as to payments if and so long as an event of default under the debentures has occurred and is continuing. Upon completion of the offering, the Trust will have 1,500,000 preferred securities and 46,392 common securities outstanding unless the underwriters exercise their over-allotment option; in such case, the Trust will have no more than 1,725,000 preferred securities and 53,351 common securities outstanding. American Safety Holdings will own all of the common securities.

The debentures will be unsecured, subordinate and junior in right of payment to all other senior indebtedness of American Safety Holdings and American Safety Insurance. In addition, the debentures and the guarantees will be subordinated to all existing and future liabilities of our subsidiaries. At June 30, 2002, we and our subsidiaries had total liabilities, excluding intracompany liabilities, of approximately $248 million, all of which will rank senior to the debentures.

What is American Safety Insurance’s guarantee of the preferred securities?
American Safety Insurance will guarantee payments under the preferred securities based on:

•      its guarantee of American Safety Holdings’ obligations to make payments on the   debentures under the debenture guarantee;

•      its obligations under the preferred securities guarantee;

•      its obligations under the expense and liabilities agreement.

American Safety Insurance’s obligations under the debenture guarantee are subordinate and junior to all of its senior indebtedness and the senior indebtedness of American Safety Holdings (as defined under “Description of the Debentures—Subordination”). For a description of the debenture guarantee, see “Description of the Debenture Guarantee.”

The payment of distributions on the preferred securities is guaranteed by American Safety Insurance under the preferred securities guarantee, but only to the extent the Trust has funds legally and immediately available to make distributions.

American Safety Insurance’s obligations under the preferred securities guarantee are:

•	subordinate and junior in right of payment to its other liabilities; and
•	senior to its common stock.

When can the Trust redeem the preferred securities?
The Trust must redeem all of the outstanding preferred securities when the debentures are paid at maturity on         , 2032. In addition, if American Safety Holdings redeems any debentures before their maturity, the Trust will use the proceeds it receives from the redemption to redeem, on a pro rata basis, trust securities having a combined liquidation amount equal to the principal amount of the debentures redeemed.

American Safety Holdings may redeem the debentures prior to maturity:

•   in whole or in part, at any time, on or after,                 , 2007, at the redemption price; or

•   in whole but not in part, prior to                     , 2007, at the redemption price, within 180  days following the occurrence of one of the following:

•   any change in tax laws or regulations that poses a substantial risk that the preferred  securities might lose their special tax treatment; or

•   any change in laws or regulations that would render the Trust an “investment  company” that would be required to be registered under the Investment Company  Act of 1940.

What is the redemption price?
Upon any redemption of the debentures by American Safety Holdings, the Trust will redeem your preferred securities at the liquidation amount of $10 per security plus any accrued and unpaid distributions as of the redemption date.

Will the preferred securities be rated?	No. The preferred securities will not be rated by any rating service.

When may American Safety Holdings dissolve the Trust?
American Safety Holdings has the right at any time to dissolve or liquidate the Trust and distribute the debentures to you in exchange for your preferred securities. If that happens, you will receive debentures with the same liquidation amount as your holdings of preferred securities. Prior to dissolving the Trust, American Safety Insurance will be required to pay the creditors of the Trust, if any, and the Trust’s expenses. In such an event, the payments under the debentures would continue to be guaranteed by American Safety Insurance pursuant to the debenture guarantee. See “Description of the Debenture Guarantee.”

What are the voting rights of the preferred securities?
Holders of preferred securities will have very limited voting rights. American Safety Holdings, as holder of all of the common securities, will have sole voting power on most matters. The holders of a majority of the preferred securities will, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust power conferred upon the property trustee. In certain circumstances, the holders of a majority of the preferred securities may remove the property trustee or the Delaware trustee and appoint a successor trustee. Also, amendments to the trust agreement that would adversely affect the rights or privileges of the holders of the preferred securities require the affirmative vote of the holders of a majority of the outstanding preferred securities.

In what form will the preferred securities be issued?
The preferred securities will be represented by a global security that will be deposited with The Depository Trust Company or its custodian and registered in the name of The Depository Trust Company or its nominee. You will not have a certificate for your preferred securities.

SELECTED FINANCIAL DATA

The following data of American Safety Insurance is qualified in its entirety by reference to and, therefore, should be read together with the detailed information and financial statements appearing elsewhere in this prospectus.

Year Ended December 31,	Six Months Ended June 30,
1997	1998	1999	2000	2001	2001	2002
(In Thousands)	(In Thousands)
Income Statement Data
Revenues:
Direct and Assumed Premiums Earned	$10,590	$13,114	$18,140	$54,079	$146,765	$63,905	$67,224
Ceded Premiums Earned	(2,243)	(3,994)	(6,015)	(27,274)	(81,978)	(33,499)	(37,164)

Net Premiums earned	8,347	9,120	12,125	26,805	64,787	30,406	30,060
Net Investment Income	1,647	2,847	2,878	2,605	3,650	1,763	1,875
Interest on Notes Receivable	798	2,409	2,614	1,531	767	559	—
Brokerage Commission Income	2,589	1,183	1,389	3,291	2,410	999	103
Management Fees from Related Party	601	1,344	1,386	1,425	1,496	731	493
Net Realized Gains (Losses)	84	443	174	(518)	652	415	(466)
Real Estate Sales	—	—	—	—	27,561	—	33,936
Other Income	14	24	921	939	1,026	850	89

Total Revenues	14,080	17,370	21,487	36,078	102,349	35,723	66,090

Expenses:
Losses and Loss Adjustment Expenses Incurred	4,093	5,177	6,896	18,506	43,986	18,865	17,531
Acquisition Expenses	2,336	1,192	894	3,792	12,248	6,240	6,297
Real Estate Expenses	—	—	—	—	25,126	751	29,155
Other Expenses	4,084	5,246	7,694	12,758	15,074	6,760	6,999
Expense Due to Rescission	—	—	—	3,542	600	—	354

Total Expenses	10,513	11,615	15,484	38,598	97,034	32,616	60,336

Earnings (Loss) before Income Taxes	3,567	5,755	6,003	(2,520)	5,315	3,107	5,754
Income Taxes (Benefit)	356	(199)	83	(1,157)	1,161	260	1,855

Net Earnings (Loss)	$3,211	$5,954	$5,920	$(1,363)	$4,154	$2,847	$3,899

Net Diluted Earnings (Loss) Per Share	$1.08	$1.04	$0.98	$(0.25)	$0.84	$0.58	$0.80
Common shares and common share equivalents used in computing net diluted earnings (loss) per share	2,964	5,738	6,032	5,497	4,935	4,950	4,875

GAAP Ratios
Loss and Loss Adjustment expense ratio	49.0%	56.8%	56.9%	69.0%	67.9%	62.0%	58.3%
Expense Ratio	32.8%	23.9%	16.7%	18.6%	24.9%	26.4%	27.0%
Combined Ratio	81.8%	80.7%	73.6%	87.6%	92.8%	88.4%	85.3%
Net premiums written to equity	0.4	x	0.2	x	0.3	x	0.7	x	1.3	x	0.7	x	0.5	x

Statutory Ratios
Loss and Loss Adjustment expense ratio	49.0%	56.8%	56.9%	69.1%	67.9%	62.0%	58.3%
Expense Ratio	30.5%	22.6%	14.0%	11.8%	23.6%	19.2%	25.5%
Combined Ratio	79.5%	79.4%	70.9%	80.9%	91.5%	81.2%	83.8%

Ratio of Earnings to Fixed Charges
Earnings (Loss) to Fixed Charges	$(2,764)	4.7	x	5.5	x	26.6	x
Earnings to Fixed Charges as adjusted for this offering	[	]	[	]

Balance Sheet Data (at end of period)
Total Investments	$29,341	$51,048	$59,648	$91,247	$83,578	$73,310	$83,358
Total Assets	47,668	86,147	104,017	207,298	297,261	256,035	311,652
Unpaid Losses and Loss Adjustment Expenses	11,572	14,700	20,413	50,509	121,423	76,267	138,592
Total Liabilities	25,827	26,878	42,978	149,495	237,281	196,933	248,396
Total Shareholders’ Equity	21,841	59,269	61,039	57,803	59,980	59,103	63,256

RISK FACTORS

An investment in the preferred securities involves a number of risks, some of which relate to the terms of the preferred securities or the debentures and others of which relate to American Safety Insurance, American Safety Holdings and their respective businesses. You should carefully review the following information about these risks together with other information contained in this prospectus before purchasing any preferred securities.

Risk Factors Relating to the Preferred Securities

American Safety Holdings’ obligations under the debentures and American Safety Insurance’s obligations under the preferred securities guarantee and the debenture guarantee are subordinated to all existing and future indebtedness and the indebtedness of our subsidiaries; therefore, these other liabilities must be satisfied before payments can be made to the Trust.

American Safety Holdings’ obligations under the debentures will rank junior in right of payment to all of American Safety Holdings’ and our senior indebtedness and our obligations under the debenture guarantee. This means that neither American Safety Insurance nor American Safety Holdings can make any payments on the debentures or the debenture guarantee if it defaults on a payment of senior indebtedness and does not cure such default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. At June 30, 2002, American Safety Holdings had senior indebtedness of $1,000,000 (and on a consolidated basis, American Safety Holdings and its subsidiaries had senior indebtedness of $11,200,000 at June 30, 2002). The consolidated senior indebtedness of American Safety Insurance, which includes long-term debt, notes payable, policyholder liabilities, separate account liabilities and general payables, aggregated $248,395,555 as of June 30, 2002.

American Safety Insurance’s obligations under the debenture guarantee and the preferred securities guarantee will rank in priority of payment as follows:

•	subordinate and junior in right of payment to its other liabilities; and

•	senior to its common stock.

This means that we cannot make any payments on the preferred securities guarantee or the debenture guarantee if we default on a payment on any of our other liabilities. In addition, our creditors or, if applicable, our subsidiaries’ creditors will have priority over you in any distribution of our or our subsidiaries’ assets in a liquidation, reorganization or otherwise. In such an event, our assets would be available to pay obligations under the preferred securities guarantee or the debenture guarantee only after we made all payments on our other liabilities.

Neither the preferred securities, the debentures, the debenture guarantee nor the preferred securities guarantee limit the ability of American Safety Insurance or American Safety Holdings to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the debentures, the debenture guarantee and the preferred securities guarantee. Any additional indebtedness so incurred would reduce the amount of cash American Safety Holdings would have available to pay its obligations under the debentures or we would have available to pay our obligations under the preferred securities guarantee or the debenture guarantee. See “Description of the Preferred Securities Guarantee—Subordination” and “Description of the Debentures—Subordination.”

Payments on the preferred securities are dependent on American Safety Holdings’ ability to make timely payments on the debentures which depends upon its receipt of cash dividends from its subsidiaries.

The Trust’s ability to pay timely distributions on the preferred securities and to pay the liquidation amount depends upon American Safety Holdings making timely payments on the debentures. In turn, American Safety Holdings’ ability as an insurance holding company to make payments on the debentures depends primarily upon its receipt of cash dividends and fees from its subsidiaries. Subject to the restrictions described below, American Safety Holdings may receive dividends from its subsidiaries.

The dividends to American Safety Holdings from its insurance subsidiaries are limited by laws applicable to insurance companies. As a Delaware domiciled insurance company, American Safety Casualty may pay a dividend or distribution from its surplus profits, without the prior approval of the Delaware Department of Insurance, only if the dividend or distribution, together with all other dividends and distributions paid within the preceding 12 months, does not exceed the greater of (1) net gain from operations excluding realized capital gains or (2) 10% of surplus, in each case as shown in its preceding annual statutory financial statements. Also, regulatory approval is required when dividends to be paid exceed unassigned surplus.

If we were to apply this dividend formula using our December 31, 2001 statutory unassigned surplus, dividends of $1.1 million are eligible to be paid, without prior approval, in 2002. However, we anticipate that as a result of our dispute with Berkley Insurance Company (as discussed more fully herein), there may not be sufficient funds available from our insurance operations to make payments on the preferred securities in 2003 without prior regulatory approval.

Payments pursuant to the debenture guarantee are dependent on American Safety Insurance’s access to cash.

Our ability to pay any obligation that may arise pursuant to the debenture guarantee is dependent upon our access to cash. As an insurance holding company, we depend directly on our Bermuda reinsurance subsidiary and, indirectly, on our U.S. operations for payments. As more fully described in the preceding risk factor, payments by our indirect U.S. subsidiaries are subject to certain legal and regulatory restrictions. Similarly, our Bermuda reinsurance subsidiary is subject to certain dividend payment restrictions, including seeking the pre-approval of the Minister of Finance for the payment of any dividend that reduces capital by more than 15%.

If either American Safety Holdings or American Safety Insurance incurs additional debt or payments on their existing liabilities significantly exceed their current projections, they may be unable to make payments to the Trust on the debentures or fulfill any obligation pursuant to the debenture guarantee or the preferred securities guarantee and, therefore, you may not receive payments on your preferred securities.

American Safety Holdings estimates total principal, interest and dividend payments, including payments on the debentures, of approximately $            million for the remainder of fiscal 2002, $            million in 2003, $            million in 2004 and 2005, $            million in 2006 and $            million in 2007. These projected payments are based upon an assumed interest rate of        % for the debentures. Because American Safety Insurance and American Safety Holdings are insurance holding companies, their liquidity requirements are met through payments received from their subsidiaries through cash dividends and fees. American Safety Holdings believes these payments will be sufficient to meet its obligations on the debentures and certain other indebtedness and that the likelihood of American Safety Holdings deferring interest payments is remote. Furthermore, we believe that these payments will be sufficient to meet our obligations under the debenture guarantee and the preferred securities guarantee. However, if American Safety Insurance or American Safety Holdings incurs significant additional debt, or if they experience a significant drop in operating income or cash flow, they may not be able to make payments on the debentures, make payments pursuant to the debenture guarantee or preferred securities guarantee and, in so doing, will affect the Trust’s ability to make payments on the preferred securities. Currently, there is no limit as to the amount of additional indebtedness that American Safety Insurance or American Safety Holdings can incur.

Our preferred securities guarantee only ensures your payment on the preferred securities if the Trust has funds available.

If American Safety Holdings defaults on its obligations under the debentures and, thereafter, we default on our obligations under the debenture guarantee, the Trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely on the preferred securities guarantee for payment of these amounts because the preferred securities guarantee only applies if the Trust has received a payment of principal or interest on the debentures or a payment under the debenture guarantee with respect to such principal or interest. Instead, if American Safety Holdings fails to pay interest or principal on the debentures and, thereafter, we default on our obligations under the debenture guarantee, you:

•	may sue American Safety Insurance and/or American Safety Holdings or seek other remedies to collect your pro rata share of payments owed; or

•	may rely on the property trustee to enforce the Trust’s rights under the debentures and the debenture guarantee.

If American Safety Holdings elects to defer interest payments, you will not receive timely distributions but will be required to include interest income in your taxable income.

American Safety Holdings may defer the payment of interest on the debentures at any time for up to 20 consecutive quarterly periods, provided that (1) no deferral period may extend beyond the maturity date of the debentures, (2) American Safety Holdings is not in default under the indenture governing the debentures and (3) American Safety Insurance is not in default of the terms of the preferred securities guarantee or the debenture guarantee. If American Safety Holdings elects to defer interest payments on the debentures, the Trust also will defer distributions on the preferred securities. During any deferral period, your distributions will continue to accrue, and interest on the unpaid distributions will compound quarterly.

Although you will not be receiving cash distributions during a deferral period, you will be required to continue to include accrued interest in income for U.S. federal income tax purposes on your proportionate share of the debentures held by the Trust, even if you are a cash basis taxpayer. As a result, you will need to include this income in your gross income for U.S. federal income tax purposes in advance of the receipt of cash. You also will not receive the cash related to any accrued and unpaid interest income from the Trust if you dispose of the preferred securities prior to the record date for the payment of distributions. For further information regarding the tax consequences during a deferral period, see “Material United States Federal Income Tax Consequences—Treatment of Interest and Original Issue Discount.”

If you sell your preferred securities during a deferral period or in between payment dates, the price of the preferred securities may not reflect unpaid interest and you will have to include accrued interest income in your taxable income through the date of the sale even though you received no cash distributions.

If American Safety Holdings exercises its right to defer interest payments on the debentures, the price at which you could sell the preferred securities may decline. Accordingly, the preferred securities or the debentures that you may receive on dissolution of the Trust may sell at a discount to the price that you paid. In addition, as a result of American Safety Holdings’ right to defer interest payments, the market price of the preferred securities may be more volatile than the market price of other securities on which interest accrues that is not subject to deferrals.

The preferred securities may trade at a price that does not reflect the value of accrued but unpaid interest on the underlying debentures. If you use the accrual method of accounting for tax purposes, or if you use the cash method and the preferred securities are deemed to have been issued with original issue discount, and you dispose of your preferred securities between record dates for any distribution payments, you will have to include as ordinary income for United States federal income tax purposes an amount equal to the accrued but unpaid interest on your proportionate share of the interest on the debentures through the date of your disposition. You will recognize a capital loss on the amount that the selling price is less than your adjusted tax basis.

If American Safety Holdings redeems the debentures, it will cause a redemption of the preferred securities, and you may not be able to reinvest the proceeds at the same or higher rate of return.

On or after         , 2007, American Safety Holdings may redeem the debentures at any time, in whole or in part. In addition, American Safety Holdings may redeem the debentures in whole, but not in part, prior to         , 2007, at any time within 180 days following the occurrence of specified tax or regulatory events, including:

•	any change in tax laws or regulations that poses a substantial risk that the preferred securities might lose their special tax treatment, or

•	any change in laws or regulations that would render the Trust an “investment company” that would be required to be registered under the Investment Company Act of 1940.

If American Safety Holdings redeems the debentures, the Trust will be required to redeem the preferred securities at a redemption price equal to the liquidation amount of $10 per preferred security together with accumulated but unpaid distributions. If your preferred securities are redeemed, you may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return you receive on the preferred securities.

In the event of a default under the indenture, you may not be able to sue American Safety Insurance or American Safety Holdings directly and may be required to rely on the property trustee of the Trust to enforce your rights.

You may not be able to directly enforce rights against us and American Safety Holdings if there is a default with respect to the debentures. If American Safety Holdings defaults under the debentures and the default is continuing, this event will also be an event of default under the preferred securities. In that case, generally you would first have to rely on the property trustee’s enforcement of its rights as holder of the debentures against American Safety Holdings or us a guarantor of the debentures. If the property trustee fails to exercise its rights under the debentures, you, acting jointly with at least 25% of the other holders, will then be able to exercise any other remedies available under the debentures against American Safety Holdings. In addition, you may be able to exercise any other remedies available under the debenture guarantee against us. However, if the default arises because American Safety Holdings fails to pay interest or principal, except during any deferral period on the debentures and, thereafter, we fail to make required payment under the debenture guarantee, you may proceed directly against American Safety Holdings and/or us without first relying on the property trustee. You will not be able to exercise directly any other remedies available to a holder of the debentures unless the property trustee fails to do so.

The covenants relating to the preferred securities, the debentures, the preferred securities guarantee and the debenture guarantee may not protect you from adverse changes in our financial condition.

The governing documents of the Trust impose only limited obligations on us and American Safety Holdings with respect to the preferred securities, the debentures, the preferred securities guarantee and the debenture guarantee. As a result, the governing documents of the Trust will not necessarily protect you in the event of an adverse change in our or American Safety Holdings’ financial condition or operating results, which may hinder American Safety Holdings’ ability to make timely payments to the Trust on the debentures or our ability to make payments under the debenture guarantee and the preferred securities guarantee. For example, the governing documents of the Trust do not limit the ability of American Safety Insurance or American Safety Holdings or their respective subsidiaries to incur additional debt which would rank senior to the preferred securities and/or the debentures. In addition, neither the indenture nor the trust agreement requires American Safety Insurance or American Safety Holdings to maintain any financial ratios or specified levels of net worth, income, cash flow or liquidity. Therefore, you should consider the general lack of covenants contained in the governing documents of the Trust to be a significant factor in evaluating American Safety Holdings or we will be able to comply with our respective obligations under the debentures or the guarantees.

American Safety Holdings will generally control the Trust through its ownership of the Trust’s common securities and, therefore, your voting rights are extremely limited and your interests may not be the same as American Safety Holdings’ interests.

You will have almost no voting rights. American Safety Holdings and the administrators of the Trust, who are officers of American Safety Insurance, may amend the Trust Agreement without the consent of holders of the preferred securities as described under “Description of the Preferred Securities—Voting Rights; Amendment of Trust Agreement.”

If an active or liquid trading market for the preferred securities does not develop, you may not be able to sell your preferred securities at a price higher than you paid for them, if at all.

We plan to have the preferred securities listed on the New York Stock Exchange. We cannot predict whether an active and liquid trading market for the preferred securities will develop or whether a continued quotation of the preferred securities will be available on the New York Stock Exchange. The underwriters are not obligated to make a market in the preferred securities, and to the extent they do undertake any market-making activity, these activities may be terminated at any time without notice. Future trading prices of the preferred securities will depend on many factors including, among other things, prevailing interest rates, our and American Safety Holdings’ operating results and financial condition, and the market for similar securities. If an active trading market does not develop, the market price of the preferred securities could be more volatile and decline below the offering price. Further, if an active trading market does not develop, you may not be able to sell your preferred securities at a price that is favorable to you, if at all.

Risk Factors Relating to American Safety Insurance and the Casualty Insurance Industry

Our reinsurance dispute with Berkley Insurance Company may have materially adverse consequences to our business and operating results.

One of our former reinsurers, Berkley Insurance Company, a subsidiary of W.R. Berkley Corp., has disputed its obligations under several reinsurance treaties entered into during 1998 and 1999. In April 2002, we demanded arbitration against the reinsurer to collect the amounts owed. The arbitration panel has been chosen and the hearing has been scheduled for May 2003. The amount involved is significant. As of June 30, 2002, the amount of claims we have paid that have not been reimbursed by Berkley Insurance under these treaties is approximately $12.5 million. Additionally, we currently expect the aggregate value of future claims beyond this amount will be approximately $21.0 million.

It is uncertain if the arbitration decision will be on terms favorable to us because the final decision rests with a three member arbitration panel. If the arbitrators award us significantly less than we are requesting, or nothing at all, or if any settlement is on terms that are not favorable to us, we would be required to record a loss and to reduce our capital by the amount that we are not able to recover. We have established no accounting reserves for such an occurrence because, we believe, no such reserves are required in accordance with generally accepted accounting principles. “Accounting reserves” are liabilities established by insurers and reinsurers to reflect the estimated costs of claims payments and the related expenses that the insurer or reinsurer will be required to pay in accordance with its insurance or reinsurance contracts. In addition, even if we prevail in the arbitration or negotiate a settlement on terms that are favorable to us, if a settlement is not reached before December 31, 2002, we currently estimate that we will have to make a deduction to our statutory capital surplus in an amount equal to 20% of the outstanding paid amounts in dispute to reflect statutory accounting rules regarding the treatment of outstanding reinsurance recoverables. Had this number been calculated as of June 30, 2002, the amount would be $2.5 million. As we continue to pay claims under these reinsurance treaties that are not reimbursed, such deductions to our statutory capital surplus will continue to increase. A negative outcome, including further deductions to our statutory capital surplus, could adversely impact the amount of risk exposure that we would be able to, or want to, retain, our A.M. Best rating, and the ability of our insurance company subsidiaries to pay dividends. In turn, that could have a material adverse effect on our business and financial condition and the ability of American Safety Holdings to make payments under the Indenture. This reduction in statutory capital surplus could also have a material adverse effect on our business and financial condition.

Our financial results could suffer if our A.M. Best ratings are downgraded.

Increased public and regulatory scrutiny of the financial stability of insurance companies have resulted in greater emphasis by policyholders upon insurance company ratings, which has resulted in a potential competitive advantage for insurance companies with higher ratings. In September 2002, A.M. Best reaffirmed its rating of “A (Excellent),” with a “stable” outlook, on a group basis to American Safety Insurance (including its insurance subsidiaries and its non-subsidiary risk retention group affiliate). Because A.M. Best continually monitors companies with regards to their ratings, our rating could change at any time, and any downgrade of such rating could adversely affect American Safety Insurance’s business, financial condition and operating results. A.M. Best’s ratings represent an independent opinion of an insurer’s ability to meet its obligations to policyholders, which opinion is of concern primarily to policyholders, insurance agents and brokers and should not be considered an investment recommendation.

Sales at our Harbour Village real estate development project may be not generated in a timely manner and, thus, our financial results may be adversely impacted.

We are developing residential condominiums in the Harbour Village Golf and Yacht Club on real estate that we acquired through foreclosure. The development is large—potentially as many as 740 condominiums—and has attendant to it all of the risks that typically accompany a large real estate development project. These may include: (1) the need to finance pre-construction and construction activities in a difficult capital market environment; (2) the costs and risks of complying with environmental, land use, zoning and other regulatory requirements; (3) the risk of design and construction flaws; (4) the risk that buyers of pre-sold units will default; (5) the risk that we will not have buyers for units that are not pre-sold; and (6) the general economic risks attendant to developing real estate for primary or secondary homes and retirement homes in the current economy. Any of these risks, or any other unforeseen risks, could cause our results from the development of Harbour Village to be unprofitable.

Due to cyclicality in our industry, our financial results are subject to potential fluctuations.

The financial results of casualty insurance companies historically have been subject to significant fluctuations and may vary significantly in the future. Operating results may fluctuate due to a variety of factors, including competitive conditions in the industry, levels of new and renewal insurance business, unpredictable developments in loss trends, adequacy and changes in liabilities established by insurers and reinsurers to reflect the estimated costs of claims payment according to their insurance or reinsurance contracts (known as loss reserves), collectibility of reinsurance receivables, market acceptance of new coverages or enhancements, changes in operating expenses, fluctuations in interest rates and other changes in investment markets which affect market prices of investments and income from such investments, and changes in levels of general business activity and economic conditions. American Safety Insurance has experienced increased competitive pricing pressures in its business lines in recent years. Recently, however, the insurance industry has progressed from a “soft market” (wherein insurers could not charge higher premiums) to a “hard market” (wherein insurers can charge higher premiums). These markets are cyclical and may change at any time.

In addition, insureds are eligible for renewal of their policies on different anniversary dates, subject to underwriting and loss control criteria that we apply. If a large number of insureds were to decline to renew their policies or if their policies were not renewed in a given calendar quarter, our operating results could be materially adversely affected in the renewal quarter and subsequent quarters.

Interest rate fluctuations could impact the value of our investment portfolio.

Our investment portfolio is comprised mostly of (1) cash, which includes short-term investments and fixed-income securities, and (2) real estate. The value of our portfolio is subject to fluctuations depending on changes in prevailing interest rates. We do not hedge our cash investments against interest rate risks, and, accordingly, changes in interest rates may result in fluctuations in the value of our cash investments. The result of changes in interest rates could affect our unrealized gains or losses in our bond portfolio.

Because we significantly concentrate in certain industries, we are inherently subject to specialty industry risks.

Due to our focus on insuring specialty risks, such as the environmental remediation industry and the contracting industry, our operations could be more exposed than our more diversified competitors to the effects of changes in economic conditions, regulations and legal precedents affecting such specialty industries. These changes may include, but are not limited to, economic downturns that may adversely impact the building and real estate development industry and the degree of enactment and enforcement of federal and state environmental regulations that encourage or require environmental remediation efforts.

Our continued viability depends, in part, upon the availability of obtaining and retaining reinsurance.

The availability, amount and cost of reinsurance are subject to prevailing market conditions that are beyond our control and that affect our business, financial condition and operating results. Our business depends significantly upon our ability to limit our risk exposure by ceding (i.e., transferring to others) significant amounts of the potential liability arising from risks insured or reinsured by us. As a result of these factors, it is unclear if such reinsurance will continue to be available or be available at an affordable cost. If we were unable to maintain or replace our reinsurance treaties upon their expiration, either our exposures would increase or, if we were unwilling to bear such increase in exposures, we would be required to reduce the level of our underwriting commitments. Furthermore, we are subject to credit risk with respect to our reinsurers, as the ceding of risk to our reinsurers does not relieve us of our primary liability to our insureds. Although we place our reinsurance with reinsurers we believe to be financially stable, a significant reinsurer’s inability to make or honor payments under the terms of a reinsurance treaty could have a material adverse effect on our business, financial condition and operating results.

We cannot guarantee that our reinsurers will pay in a timely fashion, if at all, and, as a result, we could experience losses.

We transfer some of the risk we have assumed to reinsurers in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred, it does not relieve us of liability to our policyholders. Our reinsurers may not pay the reinsurance recoverables that they owe to us or they may not pay such recoverables on a timely basis. Even though the terrorist attacks of September 11, 2001 have not had a significant impact on our business to-date, they may affect the financial resources of some of our reinsurers. If our reinsurers fail to pay us or fail to pay us on a timely basis, our financial condition would be adversely affected.

Our loss reserves may prove to be inadequate to cover certain potential claims.

The establishment of appropriate loss reserves is an inherently uncertain process, particularly in the environmental remediation industry, contracting industry, other specialty and excess and surplus lines risks, where claims that have occurred may not be reported to an insurance company until future periods of time. Due to these uncertainties inherent in our business lines, the possibility exists that ultimate losses could materially exceed our loss reserves. Insurance companies are required to maintain reserves to cover their estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred. Reserves are estimates at a given time involving actuarial and statistical projections of what we expect to be the cost of the ultimate settlement and administration of claims. These estimates are based on facts and circumstances then known, predictions of future events, estimates of future trends, claims frequency and severity, potential judicial expansion of liability precedents, legislative activity and other factors, such as inflation. We engage an internationally recognized actuarial consulting firm to provide reserve studies and rate studies. To the extent that loss reserves prove to be inadequate in the future, we would have to increase our reserves and incur charges to earnings in the periods such reserves are increased, which would cause fluctuations in operating results and could have a material adverse effect on our business, financial condition and operating results.

We rely on independent insurance agencies and brokers to market our products and their inability to successfully market our products could impact our business results.

The failure or inability of independent insurance agencies and brokers to market our insurance programs successfully could have a material adverse effect on our business, financial condition and operating results. We market our insurance programs primarily through approximately 190 independent insurance agencies and insurance brokerage firms. Agencies and brokers are not obligated to promote our insurance programs and may also sell competitors’ insurance programs. As a result, our business depends in part on the marketing efforts of these agencies and brokers and on our ability to offer insurance programs and services that meet the requirements of the clients and customers of these agencies and brokers. Furthermore, as of June 30, 2002, approximately 76% of our premiums written for our excess and surplus business line were produced through five brokers, and the loss of one or more of these brokers going forward could have an adverse effect on our business.

There are many risks associated with our growth strategy that we may be unable to control.

Our growth strategy includes potential strategic acquisitions, as well as continued internal growth, particularly of our specialty business lines, and development of new insurance lines. If we are unable to implement our growth strategy effectively, our business, financial condition and operating results could be materially adversely affected. Although we are not engaged in negotiations with respect to any acquisition, any future acquisition would be accompanied by risks commonly encountered in acquisitions of companies. Such risks include, among other things, the difficulty in assimilating the operations and personnel of an acquired company; potential disruption of our ongoing business; inability to successfully integrate acquired systems and insurance programs into our operations; maintenance of uniform standards, controls and procedures; and possible impairment of relationships with employees and insureds of an acquired business as a result of changes in management. Due to these factors, and other unforeseen factors, we may not be able to successfully implement our strategy for continued internal growth and may not be successful in overcoming the risks or any other problems customarily encountered in connection with an acquisition or achieving internal growth or development of new insurance lines.

We and our subsidiaries are subject to various regulations that may change at any time, and our inability to successfully comply with these changed regulations may adversely affect our business results.

Insurance Regulation.    Our primary insurance and reinsurance subsidiaries, as well as our non-subsidiary risk retention group affiliate, are subject to regulation under applicable insurance statutes of the jurisdictions in which they are domiciled or licensed and write insurance. Such regulation may limit our ability or speed to respond to market opportunities and may require us to incur significant annual regulatory compliance expenditures. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or insurance holding companies. Insurance regulation relates to authorized business lines, capital and surplus requirements, types and amounts of investments, underwriting limitations, trade practices, policy forms, claims practices, mandated participation in shared markets, reserve adequacy, insurer solvency, transactions with related parties, changes in control, payment of dividends and a variety of other financial and nonfinancial components of an insurance company’s business. Any changes in insurance laws and regulations could materially adversely affect our business, financial conditions and operating results. We are unable to predict what additional laws and regulations, if any, affecting our business may be promulgated in the future or how they might be interpreted.

Environmental Regulation.     Environmental remediation activities and other environmental risks are highly regulated by both federal and state governments. Environmental regulation is continually evolving and changes in the regulatory patterns at federal and state levels may have a significant effect upon potential claims against us. Such changes may also affect the demand for the types of insurance offered by and through us and the availability or cost of reinsurance. We are unable to predict what additional laws and regulations, if any, affecting environmental remediation activities and other environmental risks may be promulgated in the future or how they might be interpreted.

There exists a potential risk of United States taxation of our Bermuda operations.

Both American Safety Insurance and our reinsurance subsidiary, American Safety Reinsurance, are organized under Bermuda law. Bermuda’s tax laws are more favorable to American Safety Insurance and American Safety Reinsurance than the United States’ tax laws because Bermuda companies are not obligated to pay any taxes in Bermuda based upon income or capital gains. If our Bermuda-based operations were determined to be subject to United States taxation, our operating results could be materially adversely affected. The United States Internal Revenue Code of 1986, as amended, does not contain a definitive identification of activities that constitute being engaged in a United States trade or business, and the possibility exists that the Internal Revenue Service will take the position that our Bermuda-based operations are engaged in a United States trade or business and, therefore, are subject to United States income taxation. Our U.S. subsidiaries, however, are subject to United States taxation. See Note (7) in Notes to the Consolidated Financial Statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements. You can identify these statements by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives or other variations or similar terminology. We have made these statements based on our plans and current analyses of our company, our business and the insurance industry as a whole. These statements also relate to our belief that the insurance market is improving in terms of premium rates.

Some of the risks and uncertainties identified by these forward-looking statements, include, but are not limited to:

•
general economic conditions and other factors, including prevailing interest rate levels, stock market performance and health care inflation, which may affect our ability to sell our insurance products and services, the market value of our investments and the lapse rate and profitability of our policies;

•
our ability to achieve anticipated levels of operational efficiencies and synergies with acquired companies, as well as through other cost-saving initiatives and the availability and terms of future strategic acquisitions;

•	customer response to new insurance products and services, distribution channels and marketing initiatives;

•	the nature and extent of worker injuries and the cost of healthcare related thereto;

•	changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of our products;

•	increasing competition in the sale of our insurance products and services; and

•	regulatory changes or actions, including those relating to the underwriting of insurance products, regulation of the sale, underwriting and pricing of insurance products.

The above factors, in some cases, have affected, and in the future could affect, our financial performance and could cause actual operating results for fiscal 2002 and beyond to differ materially from those expressed or implied in the forward-looking statements. These and other material risk factors relating to us and the preferred securities are more fully described under the caption “Risk Factors” beginning on page     .

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the preferred securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the preferred securities in any circumstances under which the offer or solicitation is unlawful.

USE OF PROCEEDS

The Trust will use the proceeds from the sale of the trust securities to purchase the debentures from American Safety Holdings. The net proceeds from the sale of the debentures are expected to be approximately $            million after deducting underwriting commissions and offering expenses payable by us.

We intend to invest a portion of the net proceeds from the debentures to expand the capital base of our insurance subsidiaries to take advantage of improving premium rates in the property and casualty insurance market, as needed, and intend to use the remainder of the balance of the net proceeds for general corporate purposes, including capital investments to finance the continued implementation of our growth strategy. The precise amounts and timing of expenditures of the net proceeds will depend on our funding requirements and the availability of other capital resources. Pending application of the net proceeds as described above, we intend to invest the proceeds from the offering in short-term and intermediate-term interest-bearing securities.

ACCOUNTING TREATMENT

For financial reporting purposes, the Trust will be treated as a direct subsidiary of American Safety Holdings and, accordingly, the account of the Trust will be included in the consolidated financial statements of American Safety Insurance. The preferred securities will be presented as a separate line item in our consolidated balance sheet and appropriate disclosures concerning the preferred securities, the preferred securities guarantee, the debentures and the debenture guarantee will be included in the notes to the consolidated financial statements. For financial reporting purposes, we will record distributions payable on the preferred securities as an expense.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated. For purposes of computing the ratios of earnings to fixed charges, earnings represent pre-tax income before extraordinary items and includes realized investment gains and losses. Earnings to fixed charges as adjusted for this offering reflects the applications of the estimated net proceeds to our business.

	Year Ended December 31,						Six Months Ended June 30,
	1997	1998	1999	2000	2001		2001		2002
Earnings (Loss) to fixed charges	—	—	—	$2,764	4.7	x	5.5	x	26.6	x
Earnings to fixed charges as adjusted for this offering					[	]			[	]

    *Please note that there are no interest charges from 1997-1999
  **Pro-forma numbers do not include the potential investment income from offering proceeds of [        ]
***Dollar amounts shown are in thousands

CAPITALIZATION

The following table shows the consolidated capitalization of American Safety Insurance at June 30, 2002, and as adjusted to give effect to the receipt and application of the estimated net proceeds from American Safety Holdings’ sale of the debentures to the Trust assuming the sale of the preferred securities.

	June 30, 2002	As Adjusted for this Offering
	(In Thousands)

Long-term debt	$10,211	$10,211
Short-term debt	1,000	1,000
Guaranteed preferred beneficial interest in the debentures	—	15,000
Shareholders’ equity
Preferred stock, $.01 par value; authorized 5,000,000 shares;	—	—
no shares issued and outstanding
Common stock, $.01 par value; authorized 15,000,000 shares;	63	63
6,347,689 shares issued and outstanding
Additional paid-in capital	35,567	35,567
Accumulated other comprehensive income	1,096	1,096
Retained earnings	36,183	36,183
Treasury stock, 1,601,139 shares	(9,653)	(9,653)

Total shareholders’ equity	$63,256	$63,256

Total capitalization	$74,467	$89,467

For additional information regarding our capital resources, see “Management’s Discussion and Analysis of Financial Condition as Results of Operations—Liquidity and Capital Resources.”

BUSINESS OVERVIEW

American Safety Insurance

American Safety Insurance is a specialty insurance holding company organized under the laws of Bermuda which, through its subsidiaries, develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market in all 50 states for environmental remediation, contracting and other specialty risks. We are also the owner/developer of a residential condominium, marina, par 3 golf course and beach club development in Ponce Inlet, Florida.

We were formed as a group captive insurance company in 1986 to provide stable, long term insurance protection for the asbestos abatement and environmental remediation industry in the United States, which had suffered from disruptive market cycles in the standard insurance market. We now provide a broad range of specialty insurance coverages and services in all 50 states through approximately 190 independent insurance agencies and brokerage firms.

We develop specialty insurance coverages and custom designed risk management programs not generally available in the standard insurance market. Our specialty insurance lines include coverages for general liability, pollution liability, professional liability, workers’ compensation, surety, as well as custom designed risk management programs (including captive and rent-a-captive facilities) for contractors, consultants and other businesses and property owners who are involved with environmental remediation, contracting and other specialty risks.

We insure and place risks through our two U.S. insurance subsidiaries, American Safety Casualty Insurance and American Safety Indemnity, as well as our U.S. non-subsidiary risk retention group affiliate, American Safety RRG, and through other unaffiliated insurance companies. We also reinsure and place, through our Bermuda reinsurance subsidiary, American Safety Reinsurance, and unaffiliated reinsurers, a portion of the risks underwritten directly by our two U.S. insurance subsidiaries, our risk retention group affiliate and other insurers. Substantially all of the reinsurance business that we currently assume is for insurance programs that we have developed and underwritten.

We also provide specialized insurance program development, underwriting, reinsurance, program management, brokerage, loss control, claims administration and marketing services through ASI Services, our principal U.S. program development, underwriting, brokerage and administrative services subsidiary. We select our roles as program developer, primary underwriter, reinsurer or program manager. After determining our roles, we utilize our insurance and reinsurance subsidiaries, our insurance brokerage and management services subsidiaries, and our risk retention group affiliate to generate risk premium revenues, program management fees, insurance and reinsurance commissions and investment income.

Industry Ratings

In September 2002, A.M. Best Company, an independent, nationally recognized insurance industry rating service and publisher, reaffirmed its rating of “A (Excellent),” with a “stable” outlook, on a group basis to American Safety Insurance, as well as its U.S. property and casualty insurance subsidiary, American Safety Casualty, its U.S. excess and surplus lines insurance subsidiary, American Safety Indemnity, its Bermuda reinsurance subsidiary, American Safety Reinsurance, and its non-subsidiary risk retention group affiliate, American Safety RRG. The rating of “A (Excellent)” is the third highest of A.M. Best’s 16 letter ratings. A.M. Best’s ratings represent an independent opinion of an insurer’s ability to meet its obligations to policyholders, which opinion is of concern primarily to policyholders, insurance agents and brokers and should not be considered an investment recommendation.

Alternative Insurance Market

The alternative insurance market has developed over the past two decades to serve insureds whose insurance needs have not been adequately met by the standard insurance market. According to A.M. Best, the alternative insurance market has grown to approximately 48% of the total U.S. commercial property and casualty insurance market.

Alternative insurance programs generally involve (1) the underwriting of risks which are characterized by the standard insurance market as difficult or which generate too little premium for standard market insurance companies; and/or (2) the design of specialized insurance programs, such as deductible or risk retention programs, and captive or rent-a-captive facilities, which enable insureds to assume a portion of their own risks and share in the underwriting profitability or losses of the program. Originally developed to respond to the needs of insureds for adequate insurance coverage and stable premium rates, the alternative insurance market also responds to strategic needs of insureds for better financial management, improved claims handling, more effective risk management, customized insurance programs, access to reinsurance markets and greater control over loss prevention. The benefits of such alternative insurance market techniques typically include more stable costs, greater control by the client of its risk management program and an increased emphasis within the client’s organization on loss prevention and loss control.

Business Strategy

We have developed extensive expertise in identifying insurable opportunities not addressed in the standard insurance market. Typically, we target niche insurance markets that are underserved because they:

•	are small in number of insureds or in size of coverage needed;

•	need unique or unusual coverages; or

•	have not yet been identified by our competition.

For these markets, we are able to offer a broad array of innovative insurance products and services. In fact, a significant portion of our new business comes through insurance agencies and brokers who are aware of our interest and ability to offer insurance to underserved markets and who have identified a market that they believe provides both them and us a potentially profitable opportunity.

In these niche markets, we are able to select our role as program developer, primary underwriter, reinsurer or program manager. Depending upon the needs of the particular market, we have the ability to combine (1) disciplined underwriting, (2) value-added services, including customized coverages, professional risk management, dedicated loss control and claims management and (3) a commitment to superior service, in order to fashion the product offering that offers us the greatest profit opportunity and, at the same time, fulfills the needs of the insurance agents, brokers and insureds. Depending upon the ultimate role selected, we will seek to generate underwriting profits, program management fees or commissions.

A significant focus for our business remains offering insurance products to the environmental remediation industry and contractors that provided the impetus for our formation in 1986. However, as we have grown, we have also diversified into other specialty insurance areas. We intend to continue this diversification in the future.

Our objective is to concentrate on the most profitable opportunities in our core business areas. We have demonstrated our ability to execute on opportunities and at the same time exercise underwriting judgment and discipline. We anticipate that this will allow us to generate profits, minimize losses, successfully identify and implement new opportunities and stabilize our operating results. This most clearly is demonstrated through our willingness to exit or reduce business lines—such as surety and workers’ compensation—when they generated unacceptable claims experience or did not meet our profitability goals. We will continue to expand our insurance lines and services, but we will not be reluctant to exit these lines if the results do not meet our expectations. We believe that we are well positioned for continued success as we continue to implement our business and growth strategies.

Our real estate development subsidiary, Ponce Lighthouse Properties, Inc., is the owner/developer of a residential condominium, marina, par 3 golf course and beach club development known as the Harbour Village Golf and Yacht Club (“Harbour Village”) in Ponce Inlet, Florida. We organized Rivermar Contracting Company, a subsidiary, to be the general contractor for the construction of the Harbour Village project. We acquired the property that is being developed as Harbour Village through foreclosure in April 1999. Management believes the development of Harbour Village will provide significant value to our shareholders over the anticipated development period through 2005.

Insurance Program Development, Management and Administrative Operations

Our U.S. brokerage and management subsidiaries, in combination with our primary insurance and reinsurance companies, provide a broad range of dedicated services in connection with the development and implementation of specialty risk insurance programs.

Insurance Services.    ASI Services provides insurance program development, underwriting, reinsurance placement, program management, brokerage, loss control, claims administration, marketing and administrative services to our U.S. insurance operations, our risk retention group affiliate, and unaffiliated insurers and reinsurers.

ASI Services identifies and evaluates potential new program business and also receives submissions for new programs from insurance brokers and other intermediaries throughout the United States. When a submission for a new program is received, ASI Services identifies the resources needed to evaluate and develop the program. In evaluating and developing a new program, ASI Services considers the following factors:

•	whether the submitting party will bear risk and the collateral security required;

•	the analysis of historic loss data;

•	the integrity and experience of the submitting party;

•	the availability of reinsurance; and

•	the potential profitability of the program to us.

If the prospects for a new program appear favorable, ASI Services designs the structure for the new program and determines what additional services, such as program management, brokerage, reinsurance, loss control, claims administration, marketing, or other services will be required. ASI Services determines which entities, both affiliated and unaffiliated, are best able to provide such services in a cost-effective manner and implements the program.

ASI Services has developed many of our primary insurance and reinsurance programs. ASI Services also has served since 1990 as the program manager for American Safety Insurance’s risk retention group affiliate, American Safety RRG, providing it with program management, underwriting, loss control, brokerage, marketing and financial services pursuant to guidelines and procedures established by the board of directors of the risk retention group.

Management and Administrative Services.    ASI Services provides a number of services to our two U.S. insurance subsidiaries and to American Safety RRG. These services include:

•	program management services for the overall management and administration of a program;

•	underwriting services for evaluating individual risks or classes of risk;

•	brokerage services for placing risks with affiliated or unaffiliated insurers;

•	reinsurance services for placing reinsurance for a program;

•	loss control services for evaluating the risks posed by a particular class of risk, as well as the ability of insureds to control their losses;

•	claims administration services for the prompt reporting and handling of claims, and the supervision of claims adjusters and third party administrators;

•	marketing services for designing and placing advertisements and other marketing materials, as well as marketing insurance programs to independent agents and brokers; and

•	administrative services, including data processing, billing, collecting and reporting primary and reinsurance premiums, producing financial reports on programs and paying claims.

Other Insurance Service Subsidiaries.    American Safety Insurance has four other U.S. subsidiaries, under the direction of ASI Services, which provide various administrative and insurance agency services. Each company, along with its primary function, is listed below:

Name	Primary Function
American Safety Purchasing Group, Inc.	Formed to facilitate the provision of certain insurance coverages through a purchasing group (as defined by the Risk Retention Act) by licensed insurers
American Safety ReSources, Inc.	A reinsurance services company which places reinsurance to be assumed by one of our companies or ceded to other reinsurers
Environmental Claims Services, Inc.	A specialized claims administration company engaged in the administration and analysis of environmental and other specialty claims
Sureco Bond Services, Inc.	A surety bond agency authorized to write contract performance and payment bonds for unaffiliated insurers

Primary Insurance Operations

Through our two U.S. insurance subsidiaries and our risk retention group affiliate, we provide primary casualty insurance in the alternative insurance market in all 50 states for environmental remediation, contracting and other specialty risks. Our specialty insurance lines now include coverages for general liability, pollution liability, professional liability, workers’ compensation, surety, as well as custom designed risk management programs (including captive and rent-a-captive facilities), for contractors, consultants and other businesses and property owners who are involved with environmental remediation, contracting and other specialty risks.

Environmental Insurance Products

We have developed specialty insurance programs for a broad range of environmental concerns and believe that our disciplined underwriting, dedicated loss control and claims management, and superior service to brokers, agents and insureds will enable us to expand our insurance program base to other environmental coverages not currently being provided. Since 1986, our insurance programs have helped asbestos abatement and other environmental remediation contractors and consultants, as well as property owners, perform remediation work in schools, hospitals, commercial, industrial and other project sites.

Our in-house underwriting department consists of trained environmental and other specialty risk underwriters. The underwriting staff analyzes loss histories of prospective insureds, as well as the insureds’ technical capabilities and experience with similar projects to those for which insurance is being requested. The underwriting staff may also request references and financial information. Some of the underwriters have technical backgrounds and experience in various environmental fields. Our in-house loss control department also is involved in the underwriting process, in reviewing technical work guidelines provided by insurance applicants, such as safety and health practices and procedures, as well as inspecting environmental remediation project sites and recordkeeping of insureds throughout the United States.

Our general and pollution liability policies for environmental risks cover bodily injury and property damage to third parties arising out of the operations of insureds, which may include losses arising from exposure to specific hazardous substances that are released during a remediation project. Coverages provided for professional liability protect insureds against claims arising out of bodily injury or property damage and/or negligent acts, errors or omissions which occur as a result of the performance of professional consulting, testing, laboratory and similar services, such as the failure to detect hazardous materials in connection with assessments for same, or the failure to properly design or monitor performance on remediation projects in accordance with contracts entered into by such insureds. We also provide workers’ compensation coverage for contractors and consultants involved in environmental remediation, which may include risks such as occupational diseases from exposure to hazardous substances.

We provide insurance coverage for a broad range of environmental risks, including:

Asbestos Abatement.    Asbestos is a fibrous mineral which has been commercially produced for, among other things, insulation and reduction of fire and heat in buildings and products. In spite of the usefulness of asbestos, health problems have arisen with its use. In response to the need for detection, abatement and removal of asbestos, the asbestos abatement industry developed in the mid-1980’s and sought insurance for risks involved with its business. Since 1986, we have provided general, pollution and professional liability coverages as well as workers’ compensation coverage for contractors and consultants involved with asbestos abatement.

Lead Abatement.    We provide general, pollution and professional liability coverages and workers’ compensation coverage for lead paint abatement contractors, consultants and property owners in connection with the abatement of lead paint from both public and private facilities, including housing authority complexes.

Underground Storage Tank Removal and Installation.    We provide general, pollution and professional liability coverages as well as workers’ compensation coverage to contractors and consultants for the removal and installation of underground storage tanks, including associated soil remediation activities attributed to leaking underground storage tanks.

Other Hazardous Substances.    We provide general, pollution and professional liability coverages, and workers’ compensation coverage in connection with the removal and remediation of other hazardous substances, including hazardous waste, polychlorinated biphenyls (PCBs) and various petroleum products.

Other Environmental Risks.    We provide environmental insurance coverages that offer protection against environmental exposures arising from general business or fixed site operations. Environmental impairment liability insurance is offered for varied purposes such as facilitating the financing of real estate transactions, transferring real estate and protecting against the release of hazardous substances from treatment and disposal sites.

Specialty Risks

We also provide insurance coverage for a broad range of specialty risks, including:

Excess and Surplus Lines.    Our U.S. insurance subsidiary, American Safety Indemnity, a licensed and approved excess and surplus lines insurer in 38 states plus the District of Columbia, provides excess and surplus lines insurance products through appointed surplus lines brokers for commercial casualty risks. The principal focus is on a broad range of general and product liability lines, primarily excess of a self insured retention in order to have the insured participate in its own risk. Typically, these risks are highly specialized with unique exposures and coverage may not be readily available in the standard insurance market. We seek to take advantage of typical “class” underwriting by standard insurance insurers that often non-renew large books of business because of the class of risk rather than non-renewing specific problem accounts. When this occurs, these risks tend to move into the excess and surplus lines market generally resulting in more restrictive policy terms and less price competition. We seek to write this business through American Safety Indemnity because as an excess and surplus lines insurer, it is generally free from the rate and form filing regulations to which standard insurers must adhere thereby giving excess and surplus lines insurers more freedom over the pricing it can charge for a risk, as well as the policy terms and conditions it offers.

We utilize the services of brokers to attract new business and retain existing clients. Currently our excess and surplus business line is concentrated among the five brokers below:

Name of Broker	Percentage of Total Excess and Surplus Business Lines Written Premiums (as of June 30, 2002)

International E&S Brokers	31.7%

CRC	16.7%

Security Risk Managers	11.6%

Brown & Ridling	8.3%

Sterling West Insurance Services	7.6%

Program Business.    Working with program managers, brokers, reinsurance intermediaries and our two U.S. insurance company subsidiaries, we target small and middle-market specialty niche and homogeneous groups of risks, where the principal insurance requirements are general liability, professional liability or pollution liability. We seek to capitalize on program business opportunities, arising in large part from shrinking reinsurance availability and a decrease in the number of acceptable insurance companies willing to act as the policy-issuing insurer for a program.

We differentiate ourselves from our competitors through the writing of program business in two ways:

•	Assuming risk on programs where underwriting profits can be realized.

•	Utilizing a due diligence and audit team consisting of experienced insurance professionals to monitor the management and administration of insurance programs.

We combine our insurance and loss control expertise with our insurance and reinsurance programs. We work with brokers, reinsurance intermediaries and reinsurance companies to design profitable, customized insurance programs. Some examples of programs written include dry cleaners’ pollution liability, public entity environmental impairment, home heating oil tank liability, coal mine liability, pest control operators, surplus lines package for small businesses, lawyer’s professional liability program, and bail bonds. We look for programs where we can take and assume a portion of the risk in addition to generating income from fees and commissions.

Surety.    Our U.S. insurance subsidiary, American Safety Casualty, is licensed to write surety bonds in 47 states and the District of Columbia, primarily providing contract performance and payment bonds to general construction and environmental contractors. “Surety” is a contract under which an insurer guarantees certain obligations of a second party to a third party. American Safety Casualty is listed as an acceptable surety on federal bonds, commonly known as a “Treasury Listed” or “T-listed” surety, enabling it to issue surety bonds for federal projects, as well as state and private projects that utilize such designation as a reference in determining the acceptability of surety companies. American Safety Casualty’s underwriting limitation, as determined by the Department of the Treasury as of July 1, 2002, was $1,525,000 on a per-bond basis; however, this limitation does not constrain the amount of a bond that can be written, provided that the excess exposure is protected with approved reinsurance or other methods prescribed by the Department of the Treasury. Beginning in 2001, American Safety Casualty substantially reduced writing contract surety business as a result of adverse loss experience and the lack of affordable reinsurance. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Underwriting.    ASI Services’ underwriting staff handles all insurance underwriting functions for programs on which we assume risk, with specific underwriting authority related to the experience and knowledge level of each underwriter. Risks that are perceived to be more difficult and complex are underwritten by experienced staff and reviewed by management. ASI Services uses management information reports to measure risk selection and pricing in order to control underwriting performance. The principal underwriting factors used by ASI Services for underwriting liability, workers’ compensation and surety coverages, are a financially stable business, an established operating history, favorable loss histories and a demonstrated commitment to loss control practices.

Claims.    Claims arising under the policies and treaties issued or reinsured by us are reviewed and managed by ASI Services’ internal claims department. When ASI Services receives notice of a loss, its claims personnel open a claim file and establish a reserve with respect to the loss. For programs business, ASI Services retains claims settlement authority, delegating only limited settlement authority to certain third party administrators. ASI Services emphasizes prompt and fair settlement of meritorious claims, maintenance of adequate loss reserves and careful control of claims adjustment and legal expenses.

Former Lines.    Prior to 2002, our U.S. insurance subsidiary, American Safety Casualty, wrote commercial lines insurance primarily for habitational and manufacturing risks, workers’ compensation and general liability insurance for employee leasing companies (also known as professional employer organizations) and staffing industry companies. We continue to manage the run-off from these business lines. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Reinsurance Assumed

We assume reinsurance on primary insurance coverages that we have developed, underwritten or managed and we enter into reinsurance treaties with our insurance subsidiaries, our risk retention group affiliate and unaffiliated insurers.

Reinsurance is a contractual arrangement under which one insurer (the ceding company) transfers to another insurer (the reinsurer) all or a portion of the risk(s) that the ceding company has assumed under the insurance policy or policies it has issued. A ceding company may purchase reinsurance for any number of reasons, including to obtain, through the transfer of a portion of its liabilities, greater underwriting capacity than its own capital resources would support, to stabilize its underwriting results, to protect against catastrophic loss, and to enter into or withdraw from a line of business.

For the year ended December 31, 2001, of the $26.8 million of gross reinsurance premiums written by us, approximately $10.9 million was assumed from our risk retention group affiliate, with the balance of approximately $15.9 million assumed from unaffiliated insurers.

Our assumed reinsurance business for general liability, pollution liability, and professional liability is written under excess of loss treaties primarily with our risk retention group affiliate. In the layer of the first $350,000 of loss per occurrence, we assume 75% of the losses arising from claims covered under the policies written and the risk retention group retains the other 25% of the risk.

Selected Operating Information

Gross Premiums Written and Produced.    As a result of our roles in connection with insurance program development, risk bearing on a primary and reinsurance basis, insurance and reinsurance brokerage, and production and administration, we are involved in a number of insurance and reinsurance premium and fee-generating activities. We place insurance and reinsurance with our insurance and reinsurance subsidiaries and our risk retention group affiliate and also act as an agency and broker for our risk retention group affiliate, unaffiliated insurers and reinsurers for which we receive brokerage commissions. For the year ended December 31, 2001, we were involved with the placement of approximately $176.3 million of gross premiums through our various programs and subsidiaries.

The following table sets forth our total premiums for primary insurance written, reinsurance assumed and the amounts we produce on a brokered basis for the years ended December 31, 2000 and December 31, 2001:

	Year Ended December 31, 2000			Year Ended December 31, 2001
	Gross	Ceded	Net	Gross	Ceded	Net
	(Dollars in thousands)

American Safety Insurance	$86,872	$44,872	$42,000	$158,018	$78,949	$79,068
American Safety RRG (1)	18,683			15,863
Other Insurers and Reinsurers (2)	12,594			13,256
Less: Ceded from American Safety RRG to American Safety Insurance (3)	(7,923)			(10,864)

Total	$110,226			$176,272

(1)	Represents premiums written by American Safety RRG, American Safety Insurance’s non-subsidiary affiliate.

(2)	Represents premiums produced by American Safety Insurance, as an agency and broker, for unaffiliated insurers and reinsurers.
(3)	Represents premiums ceded to American Safety Insurance from American Safety RRG.

Net Premiums Written.    “Net premiums written” are gross premiums written less premiums ceded to reinsurers. The following table sets forth our net premiums written by principal lines of insurance and reinsurance for the years ended December 31, 2000 and December 31, 2001:

	Year Ended December 31, 2000		Year Ended December 31, 2001
	(Dollars in thousands)

General Liability	$11,731	27.9%	$45,664	57.8%
Workers’ Compensation	13,318	31.7	21,371	27.0
Program Business	4,271	10.2	7,351	9.3
Commercial Lines	4,293	10.2	3,120	3.9
Surety	8,387	20.0	1,562	2.0

Total	$42,000	100.0%	$79,068	100.0%

The following table sets forth our net premiums written by specialty industry for the years ended December 31, 2000 and December 31, 2001:

	Year Ended December 31, 2000		Year Ended December 31, 2001
	(Dollars in thousands)

Excess & Surplus Lines	$4,335	10.3%	$35,750	45.2%
Environmental	9,158	21.8	21,062	26.6
Program Business and Other	6,602	15.7	9,765	12.4
Employee Leasing	9,226	22.0	7,809	9.9
Commercial Lines	4,292	10.2	3,120	3.9
Surety	8,387	20.0	1,562	2.0

Total	$42,000	100.0%	$79,068	100.0%

Commissions and Fees.    We generate fee and commission income in connection with our program development and management, insurance and reinsurance brokerage services, and production and other insurance related services. Fee and commission income was $4.7 million for the year ended December 31, 2000, and $3.9 million for the year ended December 31, 2001.

Combined Ratio.    The combined ratio is a standard measure of a property and casualty insurer’s performance in managing its losses and expenses. Underwriting results are generally considered profitable when the combined ratio is less than 100%. The following table compares the statutory combined ratios of American Safety Insurance with the property and casualty industry over the past three years.

Combined Ratio (Statutory Basis)

	Year Ended December 31,
	1999	2000	2001
American Safety Insurance (1)(2)	73.2%	87.4%	95.6%
Property and casualty industry (3)	107.5	110.3	117.0

(1)	Data has been derived from our consolidated financial statements.
(2)	Payments by American Safety Casualty and American Safety Indemnity to ASI Services for management services are included in the combined ratio.
(3)	The statutory industry data was obtained from A.M. Best.

The combined ratio of an insurance company measures only the underwriting results of insurance operations and not the profitability of the overall company. Our reported combined ratio for the insurance operations may not provide an accurate indication of our overall profitability from insurance and reinsurance programs due to the exclusion of fee and commission income and expenses generated in related management and agency subsidiaries. Depending on our mix of business going forward, the combined ratio may fluctuate from time to time and may not reflect the overall profitability of insurance programs to us.

Premium and Loss Summary.    We are engaged in the development of programs and underwriting of coverages as both a primary casualty insurer and a reinsurer. The following table provides selected historical information based on accounting principles generally accepted in the United States of America (“GAAP”) concerning the business written by American Safety Insurance and the associated underwriting risks. This data should be read in conjunction with the consolidated financial statements and notes thereto and the American Safety Insurance Group, Ltd. Selected Consolidated Financial Data included elsewhere in this prospectus.

	Year Ended December 31,
	1999	2000	2001
	(In thousands, except ratio data)
Primary:
Gross Premiums Written	$10,821	$64,226	$131,253
Net Premiums Written	2,894	21,552	54,097
Net Premiums Earned	1,516	10,099	42,423
Loss & Loss Adjustment Expense Ratio	35.2%	58.0%	69.7%
Reinsurance:
Gross Premiums Written	$12,584	$22,646	$26,764
Net Premiums Written	11,647	20,448	24,971
Net Premiums Earned	10,609	16,706	22,364
Loss & Loss Adjustment Expense Ratio	54.3%	73.7%	64.1%
Combined:
Gross Premiums Written	$23,405	$86,872	$158,017
Net Premiums Written	14,541	42,000	79,068
Net Premiums Earned	12,125	26,805	64,787
Loss & Loss Adjustment Expense Ratio	56.9%	69.0%	67.9%
Expense Ratio	16.7%	18.6%	24.9%

Combined	73.6%	87.6%	92.8%

Significant fluctuations in demand for and supply of various casualty insurance and reinsurance business lines have led to substantial price fluctuations over time. Our management seeks to expand and contract various business lines based on the relative favorability of the pricing environment for our insurance products. As a writer of both primary insurance and reinsurance, we have additional flexibility to adjust our business mix in response to price differences in these markets and to utilize our knowledge of primary insurance markets to guide our assumption of insurance and reinsurance risks. During the past decade, we have operated in a soft market cycle which was characterized by excess insurance capacity and declining insurance premium rates; however, commencing in 2000, we have operated in a market characterized by increased insurance premium rates for most insurance coverages in the property and casualty market.

Reinsurance Ceded

We obtain reinsurance for our primary insurance operations from unaffiliated reinsurers to protect and mitigate our risk exposure. Some of the reinsurance treaties that we maintain for our protection have aggregate limits of liability.

Gross reinsurance premiums ceded in 2000 were $44.9 million, which constituted 52% of the gross premiums written, and in 2001 were $78.9 million, which constituted 50% of the gross premiums written. The amount of reinsurance obtained by us varies with the line of business insured or reinsured. We experienced increased reinsurance costs in 2001, and expect such increased reinsurance costs to continue in 2002, as a result of a hardening reinsurance market.

We evaluate the credit quality of our U.S. reinsurers to which we cede business and the retrocessionaires which our U.S. reinsurers, in turn, cede business. The following table sets forth certain information relating to our unaffiliated reinsurers and retrocessionaires as of December 31, 2001 with recoverables in excess of 5% of our total shareholders’ equity:

Reinsurers	A.M. Best Rating (1)	Total Recoverable for Year Ended December 31, 2001	Collateral for Year Ended December 31, 2001
	(In thousands)

Berkley Insurance Company	A	32,382	2,453
Louisiana Pest Control Insurance Company	NR-4	9,095	9,117
Zurich International (UK) Ltd.	NR-5	8,430	8,466
Alea London Ltd.	A-	8,107	7,887
American Constantine Insurance Company Limited	N/A	6,053	8,783
various Lloyd’s of London Syndicates	A-	6,688	208
Everest Re	A+	3,534	—
Dorinco Re	A	3,236	—

(1)	A.M. Best rating currently assigned.

During the fourth quarter of 2001, one of our former reinsurers, Berkley Insurance Company (formerly known as Signet Star Reinsurance Company), disputed its obligations under several reinsurance treaties entered into during the “soft reinsurance market” (an insurance market characterized by decreasing premium prices for coverages) that existed in 1998 and 1999. Certain business lines covered by our reinsurance treaties with Berkley developed adverse losses and Berkley stopped reimbursing us for amounts due under these treaties and has requested that we retroactively consider taking a greater portion of the losses than is required under the treaties or, alternatively, to rescind and reform portions of certain treaties. As of June 30, 2002, unreimbursed paid claims under the treaties totaled $12.5 million and additional ceded case reserves and reserves for incurred but not reported losses totaled approximately $21.0 million. We believe the reinsurer’s request has no merit and have instituted arbitration proceedings against the reinsurer. Berkley is a subsidiary of W.R. Berkley Corp. (NYSE: BER). We do not believe this dispute will have a material adverse effect on our overall financial condition or liquidity as management believes we have sufficient current cash flows and other invested assets to meet our insurance obligations. However, due to the fact that the final decision rests in the hands of a three member arbitration panel, it is uncertain if the arbitration decision will be on terms favorable to us.

Loss and Loss Adjustment Expense Reserves

We are required to maintain reserves to cover our estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred. We engage an independent internationally recognized actuarial consulting firm to provide reserve studies, rate studies and opinions. Reserves are estimates at a given time, which are established from actuarial and statistical projections by us of the ultimate settlement and administration costs of claims occurring on or prior to such time, including claims that have not yet been reported to the insurer. The establishment of appropriate loss reserves is an inherently uncertain process, and there can be no assurance that ultimate payments will not materially exceed our reserves.

With respect to reported claims, reserves are established on a case-by-case basis. The reserve amounts on each reported claim are determined by taking into account the circumstances surrounding each claim and policy provisions relating to the type of loss. Loss reserves are reviewed on a regular basis, and as new data becomes available, appropriate adjustments are made to reserves.

As of December 31, 2001, approximately 16% of our net reserves relate to liability associated with asbestos abatement and other environmental general liability insurance programs, 28% of such reserves are attributable to the workers’ compensation insurance, 26% of such reserves relate to excess and surplus lines, and the balance of 30% of such reserves is allocated among surety and our other lines of insurance business.

In establishing reserves for its general liability insurance program, we use paid and reported Bornhuetter-Ferguson methods. “Bornhuetter-Ferguson methods” are actuarial estimation methods which are based in part on developing paid and reported losses and an initial expected loss level. Initial expected losses reflect an expected loss ratio estimated from our experience and a loss cost model applied to premium by coverage year. A “loss ratio” is a ratio of net losses and loss adjustment expenses incurred, divided by the net premiums earned. This loss indication and paid/reported losses are assigned respective weights to obtain estimates of ultimate losses which are considered in establishing ultimate loss levels.

In establishing reserves for our workers’ compensation insurance program, several methods are employed in determining ultimate losses: a pure premium method; two Bornhuetter-Ferguson methods—paid and reported; and two loss development methods—paid and incurred. The first three methods use industry expected losses adjusted for our experience while the last two methods rely on industry payment and reporting patterns to develop our actual losses. We review all methods each coverage year in determining ultimate losses.

In establishing reserves for our surety and other coverages, we use an expected loss ratio method due to the lack of available historical information specific to us.

All the methods used are generally accepted actuarial methods and, with the exception of the pure premium method, rely in part on loss reporting and payment patterns while considering the long tail nature of the coverages and inherent variability in projection results from year-to-year. The patterns used are generally based on industry data with supplemental consideration given to our experience as deemed warranted.

Our independent actuarial consulting firm also relies on industry data to provide the basis for reserve analysis on newer business lines. Provisions for inflation are implicitly considered in the reserving process. For GAAP purposes, our reserves are carried at the total estimate for ultimate expected loss, without any discount to reflect the time value of money. Reserve calculations are reviewed regularly by management and periodically by regulators. Our independent actuarial consulting firm annually expresses an opinion on the adequacy of statutory reserves established by management. The opinion is filed with the various jurisdictions in which our insurance and reinsurance subsidiaries and our risk retention group affiliate are licensed. “Statutory reserves” are reserves established to provide for future obligations with respect to all insurance policies as determined in accordance with the rules and procedures prescribed or permitted by state insurance regulatory authorities for recording transactions and preparing financial statements (“SAP”). Based upon practices and procedures employed by us, without regard to independent actuarial opinions, management believes that our reserves are adequate.

The arbitration hearing relating to our dispute with Berkely Insurance Company has been scheduled for May 2003. If a settlement is not reached before December 31, 2002, we currently estimate that we will have to make a deduction to our statutory capital surplus in an amount equal to 20% of the outstanding paid amounts in dispute to reflect statutory accounting rules regarding the treatment of outstanding reinsurance recoverables. Had this number been calculated as of June 30, 2002, the amount would be $2.5 million. As we continue to pay claims under these reinsurance treaties that are not reimbursed, such deductions to our statutory capital surplus will continue to increase.

The following table provides a reconciliation of beginning and ending liability balances on a GAAP basis for the years indicated:

	Year Ended December 31,
	1999	2000	2001
	(In thousands)

Gross losses and loss adjustment expense reserves at beginning of year	$14,701	$20,413	$50,509
Ceded reserves at beginning of year	1,841	6,065	27,189

Net losses and loss adjustment expense reserves at beginning of year	12,860	14,348	23,320

Add:
Incurred losses related to:
Current accident year	7,499	17,356	42,469
Prior accident years	(553)	1,150	1,517

Total incurred losses	6,896	18,506	43,986

Less:
Claims payments related to:
Current accident year	1,707	4,291	12,952
Prior accident years	3,701	5,243	10,514

Total claims paid	5,408	9,534	23,466

Net losses and loss adjustment expense reserves at end of year	14,348	23,320	43,840
Ceded reserves at end of year	6,065	27,189	77,583

Gross losses and loss adjustment expense reserves at end of year	$20,413	$50,509	$121,423

The negative claims development commencing in 2000 from our contract surety line was a result of a rapid expansion of construction activity in the growing U.S. economy in the 1990’s, coupled with a shortage of construction labor, followed by significant downturn in the economy in early 2000-2001, which resulted in a substantial number of contractor defaults. The negative claims development from our commercial lines resulted primarily from several large property losses during the period.

The following table shows the development of the reserves for unpaid losses and loss adjustment expenses from 1991 through 2001 for our primary insurance and reinsurance subsidiaries on a GAAP basis. The top line of the table shows the liabilities at the balance sheet date for each of the indicated years and reflects the estimated amounts for losses and loss adjustment expenses for claims arising in that year and all prior years that are unpaid at the balance sheet date, including losses incurred but not yet reported to us. The upper portion of the table shows the re-estimated amount of previously recorded liability based on experience as of the end of each succeeding year. The lower portion of the table shows the cumulative amounts subsequently paid as of successive years with respect to the liability. The estimates change as more information becomes known about the frequency and severity of claims for individual years. A redundancy (deficiency) exists when the re-estimated liability at each December 31 is less (greater) than the prior liability estimate. The “cumulative redundancy” or deficiency depicted in the table, for any particular calendar year, represents the aggregate change in the initial estimates over all subsequent calendar years.

	Year Ended December 31
	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
	(in thousands)
Reserves for unpaid losses and loss adjustment expense	$4,552	$4,135	$4,798	$6,048	$8,288	$8,869	$10,793	$12,860	$14,348	$23,320	$43,840
Reserves re-estimated at December 31:
1 year later	3,264	4,266	4,653	5,854	7,482	9,850	11,587	12,307	15,498	24,837
2 years later	3,057	4,100	4,584	5,381	7,518	9,926	12,253	12,967	15,541
3 years later	2,956	4,148	3,920	4,823	7,398	9,606	12,500	12,677
4 years later	2,933	3,644	3,063	4,373	7,027	9,767	11,556	—
5 years later	2,607	2,987	2,740	3,941	7,251	8,677	—	—
6 years later	1,953	2,765	2,535	4,062	6,261	—	—	—
7 years later	1,693	2,504	2,641	3,324	—	—	—	—
8 years later	1,422	2,630	2,002	—	—	—	—	—
9 years later	1,456	2,070	—	—	—	—	—	—
10 years later	1,066	—	—	—	—	—	—	—
Cumulative redundancy (deficiency)	3,486	2,065	2,796	2,724	2,027	192	(763)	183	(1,193)	(1,517)
Cumulative amount of liability paid through December 31:
1 year later	99	524	152	501	931	1,827	3,007	3,701	5,243	10,514
2 years later	308	651	382	997	2,056	3,506	5,707	6,565	9,616
3 years later	380	872	621	1,552	2,906	4,918	7,443	9,058
4 years later	531	1,095	776	1,899	3,656	6,034	8,991
5 years later	697	1,235	1,064	2,162	4,619	6,638	—	—
6 years later	701	1,511	1,252	2,428	4,906	—	—	—
7 years later	699	1,516	1,500	2,617	—	—	—	—
8 years later	700	1,733	1,500	—	—	—	—	—
9 years later	820	1,733	—	—	—	—	—	—
10 years later	820	—	—	—	—	—	—	—
Net reserve December 31	4,552	4,135	4,798	6,048	8,288	8,869	10,793	12,860	14,348	23,320	43,840
Ceded Reserves	—	—	—	—	6	45	779	1,841	6,065	27,189	77,583

Gross Reserve	$4,552	4,135	4,798	6,048	8,294	8,914	11,572	14,701	20,413	50,509	121,423

Investments

We employ an independent, nationally recognized investment management company to provide investment advisory services to us, subject to the investment policies and guidelines established by our Board of Directors. We have consistently invested primarily in investment grade fixed income securities, with the objective of providing reasonable returns while limiting liquidity risk and credit risk. Our current investment strategy is to invest in high quality bonds, as opposed to equity securities, in order to reduce market fluctuations. Our investment portfolio consists primarily of government and governmental agency securities and high quality marketable corporate securities which are rated at investment grade level.

At December 31, 2001, our total assets of $297 million consisted of the following: cash, investments and notes receivable 47%; premiums receivable and agent’s balances 9%; reinsurance recoverables 36%; and other assets 8%. At December 31, 2001, we held investment grade fixed income debt securities valued at $62 million and secured notes receivable valued at $8.1 million which represented secured loans to unaffiliated parties, at or above market rates, secured by corporate and personal guarantees, real estate and other collateral.

Our cash and investments at December 31, 2001 totaled approximately $130.4 million, and were classified as follows:

Type of Investment	Book Value	Percent of Portfolio
	(In thousands)

Cash and short-term investments	$32,056	24.5%
United States government securities	28,618	21.9
Mortgage-backed securities	7,914	6.1
Corporate bonds	23,153	17.8
Foreign investments	1,004	0.8
Real estate	37,663	28.9

Total	$130,408	100.00%

The statement and fair values of the bond portfolio, classified by rating, as of December 31, 2001 were as follows:

S&P’s/Moody’s Rating(1)	Fair Value	Amount Reflected on Balance Sheet	Percent of Total
		(In thousands)

AAA/Aaa (including United States Treasuries of $29,607)	$39,455	$39,455	63.8%
AA/Aa	4,684	4,684	7.6
A/A	10,390	10,390	16.8
BBB/Baa	7,307	7,307	11.8

Total	$61,836	$61,836	100.0%

(1)	Ratings are assigned by Standard & Poor’s (“S&P”) or, if no S&P rating is available, by Moody’s Investors Service Inc. (“Moody’s”).

The National Association of Insurance Commissions (“NAIC”) has a bond rating system by which it assigns securities to classes called “NAIC designations” that are used by insurers when preparing their annual financial statements. The NAIC assigns designations to publicly traded as well as privately placed securities. The designations assigned by the NAIC range from class 1 to class 6, with a rating in class 1 being the highest quality. As of December 31, 2001, all of our bond portfolio, measured on a statutory carrying value basis, was invested in securities rated in class 1 or class 2 by the NAIC, which are considered investment grade.

The weighted average maturity of our bond portfolio at December 31, 2001 was 7.9 years. The composition of our bond portfolio, classified by maturity, as of December 31, 2001 was as follows:

Maturity (1)	Amortized Cost	Fair Value

	(In thousands)

Due in one year or less	$550	$563
Due from one to five years	22,933	23,883
Due from five to ten years	21,759	21,934
Due after ten years	7,534	7,618
Mortgage-backed securities	7,914	7,838

Total	$60,690	$61,836

(1)	Based on stated maturity dates with no prepayment assumptions.

Our investment grade fixed maturity securities included mortgage backed bonds of $7.8 million, which are subject to risks associated with the variable prepayments of the underlying mortgage loans.

At December 31, 2001, we had two secured notes receivable from an unrelated party totaling $8.1 million, whose maturity dates (July 15 and October 2, 2001) were extended until March 1, 2002. These notes carry an interest rate of 12% and are collateralized with various forms of real estate, and personal and corporate guarantees. We ceased accruing interest on these loans after the original maturity dates. These notes are currently in default and we are discussing resolution of this matter with the borrower.

American Safety Risk Retention Group, Inc.

Organization History.    Following the enactment of the Liability Risk Retention Act of 1986, as amended (the “Risk Retention Act”), American Safety Insurance, in order to establish a U.S. insurance company to market and underwrite specialty environmental coverages, assisted in the formation of American Safety RRG, in 1988. American Safety RRG is not owned by us but is managed by ASI Services, our principal U.S. program development, underwriting and administrative services subsidiary. American Safety RRG is authorized to write liability insurance in all 50 states as a result of the Risk Retention Act and is licensed by the Vermont Department of Banking, Insurance, Securities and Health Care Administration (the “Vermont Department”) under the Vermont Captive Act as a stock captive insurance company. Presently, five of the directors of American Safety RRG are also directors of American Safety Insurance. The directors of American Safety RRG are elected annually by the insureds/shareholders of American Safety RRG.

Regulation.    The Risk Retention Act facilitates the establishment of risk retention groups to insure certain liability risks of its members. The statute applies only to “liability” insurance and does not permit coverage of personal risk liability or workers’ compensation.

The Risk Retention Act and the Vermont Captive Act require that each insured of American Safety RRG be a shareholder. Each insured is required to purchase one share of the American Safety RRG’s common stock upon the acceptance of the applicant as an insured. There is no trading market for the shares of common stock of American Safety RRG and each share is restricted as to transfer. If and when a holder of American Safety RRG common stock ceases to be an insured, whether voluntarily or involuntarily, such person’s share of common stock is automatically canceled and such person is no longer a shareholder of American Safety RRG. The ownership interests of members in a risk retention group are considered to be exempt securities for purposes of the registration provisions of the Securities Act and the Securities and Exchange Act and are likewise not considered securities for purposes of any state securities law.

Management.    Since 1990, ASI Services has managed the nationwide operations of American Safety RRG from its offices in Atlanta, Georgia, pursuant to a program management agreement. American Safety RRG has also entered into local management services agreements since 1988 with captive management companies in Vermont, to provide local administrative services.

ASI Services acts as the program manager for American Safety RRG pursuant to the program management agreement and is authorized to solicit and accept applications for insurance and to issue insurance policies on behalf of American Safety RRG subject to guidelines and procedures established by the board of directors of American Safety RRG. For 2002, the program management agreement between American Safety RRG and ASI Services provides for reimbursement of costs based upon premiums written.

We derived approximately 14.5% ($5.2 million) of our revenues in 2000 and 6.8% ($6.9 million) of our revenue in 2001 from American Safety RRG for service fees, commissions and premiums. Fee income is expected to decrease significantly in 2002 as a result of the conversion of the fee structure from a fixed fee to a reimbursement of costs basis.

Insurance Regulation

American Safety Insurance’s primary insurance and reinsurance operations are subject to regulation under applicable insurance statutes of the jurisdictions or states in which each subsidiary is domiciled and writes insurance. Insurance regulations are intended to provide safeguards for the policyholders rather than to protect shareholders of insurance companies or their holding companies.

The nature and extent of state regulation varies from jurisdiction to jurisdiction, but typically involves prior approval of the acquisition of control of an insurance company or of any company controlling an insurance company, regulation of certain transactions entered into by an insurance company with an affiliate, approval of premium rates for lines of insurance, standards of solvency and minimum amounts of capital and surplus which must be maintained, limitations on types and amounts of investments, restrictions on the size of risks which may be insured by a single company, deposits of securities for the benefit of policyholders, and reports with respect to financial condition and other matters. In addition, state regulatory examiners perform periodic examinations of insurance companies.

Although the federal government does not directly regulate the business of insurance in the United States, federal initiatives often affect the insurance business in a variety of ways. The insurance regulatory structure has also been subject to scrutiny in recent years by the NAIC, federal and state legislative bodies and state regulatory authorities. Various new regulatory standards have been adopted and proposed in recent years. The development of standards to ensure the maintenance of appropriate levels of statutory surplus by insurers has been a matter of particular concern to insurance regulatory authorities. The “statutory surplus” is the amount remaining after all liabilities, including loss reserves, are subtracted from all admitted assets and determined in accordance with SAP.

Bermuda Regulation

American Safety Insurance, as a licensed Bermuda insurance company, and our Bermuda reinsurance subsidiary, American Safety Reinsurance, are subject to regulation under The Insurance Act 1978, as amended, and related regulations (the “Bermuda Act”), which provides that no person shall conduct insurance business (including reinsurance) in or from Bermuda unless registered as an insurer under the Bermuda Act by the Supervisor of Insurance (the “Supervisor”).

The Bermuda Act requires, among other things, Bermuda insurance companies to meet and maintain certain standards of solvency, to file periodic reports in accordance with the Bermuda Statutory Accounting Rules, to produce annual audited financial statements and to maintain a minimum level of statutory capital and surplus. In general, the regulation of insurers in Bermuda relies heavily upon the auditors, directors and managers of the Bermuda insurer, each of which must certify that the insurer meets the solvency capital requirements of the Bermuda Act. Furthermore, the Supervisor is granted powers to supervise, investigate and intervene in the affairs of insurance companies.

Neither we nor American Safety Reinsurance is registered or licensed as an insurance company in any state or jurisdiction in the United States.

U.S. Regulation

American Safety Insurance, as a specialty insurance holding company, does not itself do business in the United States. We do business in the United States through our U.S. subsidiaries. Our two U.S. insurance subsidiaries’ operations are subject to state regulation where each is domiciled and where each writes insurance.

American Safety Casualty, a U.S. insurance subsidiary domiciled in Delaware, was acquired by American Safety Insurance in 1993. American Safety Casualty is currently licensed as a casualty insurer in 48 states and the District of Columbia. The insurer is subject to regulation and examination by the Delaware Insurance Department and the other states in which it is an admitted insurer. The Delaware Insurance Department examines American Safety Casualty on a triennial basis. The insurance laws of Delaware place restrictions on a change of control of American Safety Insurance as result of our ownership of American Safety Casualty. Under Delaware law, no person may obtain 10% or more of the voting securities of American Safety Insurance without the prior approval of the Delaware Insurance Department.

American Safety Casualty, as a licensed insurer, is subject to state regulation of rates and policy forms in the various states in which direct premiums are written for its general liability and workers’ compensation business lines. Under such regulations, a licensed insurer may be required to file and obtain prior approval of its policy form and the rates that are charged to insureds. American Safety Casualty is also required to participate in state insolvency funds, or shared markets, which are designed to protect insureds of insurance insurers which become unable to pay claims due to an insurer’s insolvency. Assessments made against insurers participating in such funds are based on direct premiums written by participating insurers, as a percentage of total direct written premiums of all participating insurers. “Written premiums” are those premiums written, whether or not earned, during a time period.

American Safety Indemnity, a U.S. insurance subsidiary domiciled in Oklahoma was acquired by American Safety Insurance in 2000. American Safety Indemnity is currently licensed or approved as an excess and surplus lines insurer in 38 states and the District of Columbia. The insurer is subject to examination by the Oklahoma Insurance Department and the other states in which it is approved as an excess and surplus lines insurer. The Oklahoma Insurance Department examines American Safety Indemnity on a triennial basis. The insurance laws of Oklahoma place restrictions on a change of control of American Safety Insurance as a percentage of its ownership of American Safety Indemnity. Under Oklahoma law no person may obtain 10% or more of the voting securities of American Safety Insurance without the prior approval of the Oklahoma Insurance Department.

The premium rates of American Safety Indemnity, as an excess and surplus lines insurer, are not filed and approved with the various state insurance departments, but certain restrictions regarding the types of insurance written by excess and surplus lines insurers must be met. Generally, excess and surplus lines insurers may only write coverage that is not available in the “admitted” market and strict guidelines regarding the coverages are set forth in various state statutes. Surplus lines brokers are the licensed individuals or entities placing coverage with excess and surplus lines insurers, and in most states, the broker is responsible for the payment of surplus lines taxes which are payable to the state in which the surplus lines risk is located. Surplus lines insurers are exempt from participation in state insolvency funds which are designed to protect insureds if “admitted” insurers become insolvent and are unable to pay claims. While American Safety Indemnity is exempt from the majority of state regulatory requirements, it must be “approved” to write the type of insurance in the states where its surplus business lines insurance is written. The Oklahoma Insurance Department retains primary regulatory authority over American Safety Indemnity, as a licensed and admitted insurance company in Oklahoma.

Competition

The casualty insurance and reinsurance business is highly competitive with respect to a number of factors, including overall financial strength of the insurer or reinsurer, ratings by rating agencies, premium rates, policy terms and conditions, services offered, reputation and commission rates. We face competition from a number of insurers who have greater financial and marketing resources and greater name recognition than us. Although our business strategy is to develop insurance programs for the environmental remediation industry, the contracting industry, as well as other specialty industries and risks by targeting niche markets where our expertise is required and where competition is limited, we nevertheless encounter competition from other insurance companies engaged in insuring risks in broader business lines which encompass our niche markets and specialty programs, and such competition is expected to increase as we expand our operations.

Employees

At December 31, 2001, we employed 130 persons, none of whom was represented by a labor union. ASI Services employs all but one of our employees and manages our U.S. business operations. We employ a senior financial officer in Bermuda.

Harbour Village Development

In March 2000, we announced our plans to complete development of the Harbour Village Golf and Yacht Club, located in Ponce Inlet, Florida, consisting of 740 residential condominium units, a marina containing 142 boat slips, a par 3 golf course and beach club. The Harbour Village property (comprising 173 acres) was acquired by us through foreclosure in April 1999, and has been under development by our subsidiary, Ponce Lighthouse Properties, Inc. and our general contracting subsidiary, Rivermar Contracting Company.

We anticipate that Harbour Village will be developed in three phases with projected completion in 2005, depending on future sales activities and economic conditions that may impact the marketing of the condominium units. From inception through July 31, 2002, our marketing efforts had generated over $152 million of pre-sales of condominium units and boat slips, and we continue to market these units. Pre-sales of condominium units and boat slips mean that the purchaser has entered into a binding sales contract and we have received a deposit for a condominium unit or boat slip that will be built in the future. Pre-sales are recorded as restricted cash and escrow deposits until the specified condominium unit or boat slip closes. See “Harbour Village Development Chart” beginning on page R-1.

American Safety Holdings Corp.

Our U.S. subsidiaries are held through American Safety Holdings. The primary U.S. subsidiaries of American Safety Holdings are ASI Services and American Safety Casualty (which, in turn, is the corporate parent of American Safety Indemnity).

Additionally, American Safety Holdings holds the subsidiaries responsible for the development and sale of properties at Harbour Village Golf & Yacht Club, as more fully discussed herein.

American Safety Holdings does not and will not engage in business activities other than financing activities for us and our direct and indirect subsidiaries.

American Safety Holdings was incorporated under the laws of the State of Georgia on July 30, 1999. The principal executive offices of American Safety Holdings are located at 1845 The Exchange, Atlanta, Georgia 30339 and the telephone number is
(770) 916-1908.

American Safety Capital Trust I

The Trust is a statutory trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on September 24, 2002. The Trust’s business is defined in a trust agreement, executed by American Safety Holdings, as depositor and the trustees thereunder. The trust agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. American Safety Holdings will own all of the common securities of the Trust (and, together with the preferred securities, the “trust securities”). The trust securities represent undivided beneficial interests in the assets of the Trust. The Trust exists for the exclusive purpose of (1) issuing the trust securities representing undivided beneficial interests in the assets of the Trust, (2) investing the gross proceeds of its trust securities in a related series of debentures, and (3) engaging in only those other activities necessary, appropriate or incidental thereto.

The Trust’s business and affairs will be conducted by its trustees, which shall be appointed by American Safety Holdings as the holder of the common securities: two officers of American Safety Insurance as administrators (initially such administrators will be Steven B. Mathis and Fred J. Pinckney); Deutsche Bank Trust Company Americas as property trustee; and Deutsche Bank Trust Company Delaware as Delaware trustee. The property trustee of the Trust will act as the indenture trustee with respect to the Trust for purposes of compliance with the provisions of the Trust Indenture Act.

The principal place of business of the Trust shall be c/o American Safety Holdings Corp., 1845 The Exchange, Atlanta, Georgia 30339, and the telephone number is (770) 916-1908.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

American Safety Insurance is a specialty insurance holding company organized under the laws of Bermuda which, through its subsidiaries, develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market in all 50 states for environmental remediation risks, contracting, and other specialty risks. We are also the owner/developer of the Harbour Village Golf & Yacht Club, a residential condominium, marina, par 3 golf course and beach club development in Ponce Inlet, Florida.

You should read the following discussion in conjunction with “Risk Factors,” “Business Overview,” “Selected Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

Results of Operations

	Year Ended December 31,			Six Months Ended June 30,		Year Ended		Six Months Ended
	1999	2000	2001	2001	2002	1999 to 2000	2000 to 2001	2001 to 2002
	(Dollars in thousands)					Percent Increase (Decrease)
Primary insurance:
Commercial Line	$39	$2,638	$4,197	$2,033	$793	6,664.1%	59.1%	(61.0)%
Workers’ Compensation	—	249	6,376	2,127	4,361	—	2,460.6	105.0
Surety	1,302	4,539	5,916	4,469	652	248.6	30.3	(85.4)
General Liability	—	845	18,423	6,922	13,791	—	2,080.2	99.2
Program Business	221	1,904	7,511	3,945	3,969	761.5	294.5	0.6

Total Primary Insurance	1,562	10,175	42,423	19,496	23,566	551.4	316.9	20.9

Reinsurance:
Workers’ compensation	7,384	11,151	12,657	5,641	—	51.0	13.5	(100.0)
General Liability	3,149	5,479	9,707	5,269	6,494	74.0	77.2	23.2
Auto Liability	30	—	—	—	—	—	—	—

Total Reinsurance	10,563	16,630	22,364	10,910	6,494	57.4	34.5	(40.5)

Total Net Premiums Earned	12,125	26,805	64,787	30,406	30,060	121.1	141.7	(1.1)

Net Investment Income	2,878	2,605	3,650	1,763	1,875	(9.5)	40.1	6.4
Interest on Notes Receivable	2,614	1,531	767	559	—	(41.4)	(49.9)	(100.0)
Commission and Fee Income:
Brokerage Commission Income	1,389	3,291	2,411	999	103	136.9	(26.7)	(89.7)
Management fees from affiliates	1,386	1,425	1,496	731	493	2.8	5.0	(32.6)

Total Commission and fee income	2,775	4,716	3,907	1,730	596	69.9	(17.2)	(65.5)

Net realized gains (losses)	174	(518)	652	415	(466)	(397.7)	225.9	(212.3)
Real Estate Income	—	—	27,561	—	33,936	—	—	—
Other Income	921	939	1,026	850	89	2.0	9.3	(89.5)

Total Revenues	$21,487	$36,078	$102,350	$35,723	$66,090	67.9%	183.7%	85.0%

The following table sets forth the components of our statutory combined ratio for the period indicated:

	1999	2000	2001
Insurance Operations
Loss & Loss Adjustment Expense Ratio	56.9%	69.1%	67.9%
Expense Ratio	16.3	18.3	27.7

Combined Ratio	73.2%	87.4%	95.6%

Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

Net Premiums Earned.    “Net premiums earned” are that portion of net premiums written which applies to the expired portion of the policy period. Net premiums earned decreased 1.1% from $30.4 million in the six months ended June 30, 2001 to $30.1 million in the six months ended June 30, 2002. The principal factors accounting for the decrease were a decrease of $1.2 million in primary commercial lines premiums, a decrease of $3.8 million in primary surety premiums, a decrease of $3.4 million in workers’ compensation premiums, while general liability premiums increased $8.1 million. “Commercial lines premiums” are premiums written for business instead of individuals. These results were in line with our strategy to focus on our more profitable lines of insurance business.

Net Investment Income.    Net investment income increased 6.4% from $1.8 million in the six months ended June 30, 2001 to $1.9 million in the six months ended June 30, 2002 due to higher levels of invested assets generated from positive cash flows from operations. The average pre-tax yield on investments was 5.2% in the six months ended June 30, 2001 and 4.5% in the six months ended June 30, 2002. The average after-tax yield on investments was 3.9% in the six months ended June 30, 2001 and 3.3% in the six months ended June 30, 2002.

Interest from Notes Receivable.    Interest from notes receivable decreased 100% from $559,000 in the six months ended June 30, 2001 to $0 in the six months ended June 30, 2002 due to repayment of various loans. Average notes receivable decreased to $8.0 million from $9.0 million for the six months. During 2001, we ceased accruing interest for accounting purposes on two impaired loans with one borrower in accordance with our accounting policies. However, the appraised value of the collateral securing these loans is in excess of the balances owed, and the borrower is attempting to refinance the amount due with a different lender.

Brokerage Commission Income and Management Fees.    Income from insurance brokerage operations and management fees decreased 65.6% from $1.7 million in the six months ended June 30, 2001 to $596,000 in the six months ended June 30, 2002. This decrease is the result of changing how fees are realized from our risk retention group affiliate. Previously, our risk retention group paid a fixed management fee plus a commission based on a percentage of the premiums produced to American Safety Insurance. Effective January 1, 2002, our risk retention group pays fees based on its portion of costs allocated from us for its portion of premiums produced. This change was implemented to coincide with the creation of an internal pooling agreement between American Safety Insurance and our subsidiaries, including our risk retention group affiliate. The result of this change will initially lower the commission income and management fees paid to us by our risk retention group affiliate, but the net earned premiums retained by us will increase which we will earn as revenue over the life of the underlying policies as opposed to earning the commissions and fees at the time such policies are written.

Net Realized Gains and Losses.    Net realized gains and losses decreased from a gain of $415,000 in the six months ended June 30, 2001 to a loss of $466,000 for the six months ended June 30, 2002 due to the sale of bonds in our investment portfolio, primarily 8.0% WorldCom Industrial Bonds due May 15, 2006 and 8.25% WorldCom Industrial Bonds due May 15, 2031.

Real Estate Income.    Real estate sales at Harbour Village were $33.9 million for the six months ended June 30, 2002. These sales were realized from the closing of 115 residential condominium units and 55 boat slips. Sales commenced at the Harbour Village project on September 15, 2001 and, accordingly, there were no sales during the six months ended June 30, 2001.

Other Income.    Other income decreased from $850,000 in the six months ended June 30, 2001 to $89,000 for the six months ended June 30, 2002 as a result of lower fees generated by our financial services subsidiary, American Safety Financial Corp. During 2001, we discontinued this line of business.

Losses and Loss Adjustment Expenses.    Losses and loss adjustment expenses decreased 7.1% from $18.9 million in the six months ended June 30, 2001 to $17.5 million in the six months ended June 30, 2002, as a result of decreased net premiums earned in commercial lines, surety and workers’ compensation lines of insurance business.

Acquisition Expenses.    Policy acquisition expenses increased 0.9% from $6.2 million in the six months ended June 30, 2001 to $6.3 million in the six months ended June 30, 2002 as a result of increased net earned premiums in the general liability line of insurance business. Premium tax expense also increased to $1.7 million from $1.5 million due to higher volumes of direct premiums earned.

Payroll and Other Expenses.    Payroll and other expenses increased 3.5% from $6.8 million in the six months ended June 30, 2001 to $7.0 million in the six months ended June 30, 2002, due to higher payroll and legal expenses during the period.

Real Estate Expenses.    Real estate expenses associated with Harbour Village increased from $751,000 in the six months ended June 30, 2001 to $29.2 million in the six months ended June 30, 2002. Of the $29.2 million of costs recognized during the year, $27.5 million of the costs were previously capitalized variable costs related to the sale of condominium units and boat slips, and the remaining $1.7 million were fixed costs of the project, which includes advertising and other administration costs. See “Harbour Village Development Chart” beginning on page R-1.

Income Taxes.    Federal and state income taxes increased from $259,000 in the six months ended June 30, 2001 to $1.9 million in the six months ended June 30, 2002 due to higher levels of income in our U.S. insurance and real estate subsidiaries.

Total Earnings.    Net earnings after tax increased 36.9% to $3.9 million for the six months ended June 30, 2002 from $2.8 million for the six months ended June 30, 2001. The increase in net earnings is primarily due to increases in real estate income from the Harbour Village project. Operating earnings, which are earnings excluding amounts for realized capital gains and losses and rescission expenses, increased 76.5% to $4.5 million for the six months ended June 30, 2002 from $2.6 million for the six months ended June 30, 2001. The increase in operating earnings is also the result of increased real estate income from the Harbour Village project.

Year Ended December 31, 2001 to Year Ended December 31, 2000

Net Premiums Earned.    Net premiums earned increased 141.7% from $26.8 million in 2000 to $64.8 million in 2001. The principal factors accounting for the increase were an increase of general liability reinsurance premiums by 77.2% or $4.2 million, an increase in workers’ compensation primary premiums by 2460.6% or $6.1 million, an increase in general liability primary premiums by 2080.2% or $17.6 million, an increase in commercial lines premiums by 59.1% or $2.6 million and an increase in program business premiums by 294.5% or $5.6 million.

Net Investment Income.    Net investment income increased 40.1% from $2.6 million in 2000 to $3.7 million in 2001 as a result of increased levels of invested assets generated from increased cash flows from operations. The average annual pre-tax yield on investments was 4.8% in 2000 and 5.0% in 2001. The average annual after-tax yield on investments was 4.0% in 2000 and 3.7% in 2001.

Interest from Notes Receivable.    Interest from notes receivable decreased 49.9% from $1.5 million in 2000 to $800,000 in 2001. One reason for the decrease relates to repayment of various loans. Average notes receivable have decreased to $8.5 million from $10.9 million. The average annual pretax yield on notes receivable was 14.1% and 9.0% in 2000 and 2001, respectively. We ceased accruing interest for accounting purposes on two impaired loans with one borrower in accordance with our accounting policies. However, the appraised value of the collateral securing these loans is in excess of the balances owed.

Brokerage Commission Income.    Income from insurance brokerage operations decreased 26.7% from $3.3 million in 2000 to $2.4 million in 2001 due to reduced levels of insurance premiums being produced through our risk retention group affiliate, and increased levels of insurance premiums being produced by our excess and surplus lines insurer insurance company (which are not recognized as brokerage commission income).

Management Fees.    Management fees received from the our risk retention group affiliate increased 5.0% from $1.43 million in 2000 to $1.5 million in 2001 and is consistent with the prior year.

Net Realized Gains.    Net realized gains (losses) from the sale of investments increased from a loss of $518,000 in 2000 to a gain of $652,000 in 2001. These gains were primarily realized from the sale of certain bonds in our investment portfolio.

Real Estate Income.    Real estate sales at the Harbour Village project were $27.6 million in 2001. These sales were realized from the closing of 102 condominium units and 59 boat slips for the year ended December 31, 2001.

Losses and Loss Adjustment Expenses.    Loss and loss adjustment expenses increased 137.7% from $18.5 million in 2000 to $44.0 million in 2001 due to an increase in net earned premiums and increases in surety and commercial lines reserves.

Acquisition Expenses.    Acquisition expenses increased from $3.8 million to $12.2 million as a result of increased earned premiums. Premium tax expense also increased to $3.7 million from $948,000 due to higher volumes of direct premiums earned.

Payroll and Other Expenses.    Payroll and other expenses increased 23.4% from $12.2 million in 2000 to $15.1 million in 2001 due to increases in payroll and litigation costs, write-off of certain workers’ compensation receivables, and costs associated with the Company’s financial service subsidiary.

Real Estate Expenses.    Real estate expenses associated with Harbour Village increased from $542,000 in 2000 to $25.1 million in 2001. Of the costs recognized in 2001, $20.7 million were previously capitalized variable costs related to the sale of the condominium units and boat slips, and the remaining $721,000 of expenses were fixed costs of the project, including advertising and other administrative costs.

Expense Due to Rescission.    Expenses associated with the rescission of the previously acquired Michigan agency and two related insurance companies were $600,000 for 2001, as compared to $3.5 million in 2000.

Income Taxes.    Federal and state income taxes increased from a benefit of $1.2 million in 2000 to an expense of $1.2 million in 2001 as a result of increased levels of income in our U.S. insurance and real estate subsidiaries.

Total Earnings.    Net earnings after tax increased 404.8% to a profit of $4.2 million for 2001 from a loss of $1.4 million for 2000. This increase in net earnings is due to increases in insurance and real estate income. Another reason for the increase is a reduction in rescission expenses in 2001 as compared to 2000. Operating earnings, which are earnings excluding amounts for realized capital gains and losses and rescission expenses, increased 105.1% to $4.1 million for 2001 from $2.0 million for 2000. This increase in operating earnings is the result of increased insurance and real estate income.

Year Ended December 31, 2000 to Year Ended December 31, 1999

Net Premiums Earned.    Net premiums earned increased 121.1% from $12.1 million in 1999 to $26.8 million in 2000. The principal factors accounting for the increase were an increase in workers’ compensation premiums by 54.4% or $4.0 million, an increase of general liability reinsurance premiums by 100.8% or $3.2 million, an increase in surety premiums by 248.6% or $3.2 million, an increase in commercial lines premiums by 6,664% or $2.6 million, and an increase in program business premiums by 761.5% or $1.7 million.

Net Investment Income.    Net investment income decreased 9.5% from $2.9 million in 1999 to $2.6 million in 2000 as a result of higher levels of short term investments to enable us to fund our stock repurchase programs. The average annual pre-tax yield on investments was 5.8% in 1999 and 4.8% in 2000. The average annual after-tax yield on investments was 5.4% in 1999 and 4.0% in 2000.

Interest from Notes Receivable.    Interest from notes receivable decreased 41.4% from $2.6 million in 1999 to $1.5 million in 2000. The main reason for the decrease relates to repayment of various loans. Average notes receivable has decreased to $10.9 million from $14.6 million. The average annual pretax yield on notes receivable was 18.0% and 12.2% in 1999 and 2000, respectively.

Brokerage Commission Income.    Income from insurance brokerage operations increased 136.9% from $1.4 million in 1999 to $3.3 million in 2000 as a result of increased commissions derived from insurance premiums produced through our risk retention group affiliate. However, commencing in late fiscal 2000, a portion of these insurance premiums are being written by us (rather than our risk retention group affiliate), and revenues will be recognized as premiums earned over the life of the underlying policies and not recognized as brokerage commission income.

Management Fees.    Management fees received from our risk retention group affiliate increased 2.8% from $1.39 million in 1999 to $1.43 million in 2000 and is consistent with the prior year.

Net Realized Gains.    Net realized gains (losses) from the sale of investments decreased from a gain of $174,000 in 1999 to a loss of $518,000 in 2000. These losses were realized from the sale of bonds in our investment portfolio.

Losses and Loss Adjustment Expenses.    Loss and loss adjustment expenses increased 168.3% from $6.9 million in 1999 to $18.5 million in 2000 primarily due to an increase in net earned premiums and release of reserve redundancies in 1999. Increases in general liability, workers’ compensation and surety business accounted for the largest portion of the increase in loss and loss adjustment expenses.

Acquisition Expenses.    Acquisition expenses increased 324.3% to $3.8 million from $894,000 as a result of increased production of surety, commercial lines and powersports premiums, which are product lines that produce higher acquisition expenses. Premium tax expense has increased to $1.0 million from $341,000 due to higher volumes of direct premiums earned.

Payroll and Other Expenses.    Payroll and other expenses increased 66.2% from $7.7 million in 1999 to $12.8 million in 2000. The principal factors accounting for the result were an increase in payroll and related expenses of $2.5 million in part due to increased staffing of our newer business units; operating expenses associated with our financial services subsidiary increased to $430,000 for the year due to additional staff and related expenses; noncapitalized expenses associated with our Harbour Village real estate development were $542,000; and expenses for licenses and fees increased $525,000 as we expanded our capability to direct write more lines of insurance business.

Expense Due to Rescission.    Expense for rescission was $3.5 million for 2000 as a result of the rescission of the previously acquired Michigan agency and two related insurance companies.

Income Taxes.    Federal and state income taxes decreased from an expense of $82,722 in 1999 to a benefit of $1.2 million in 2000 due to decreased taxable income in our U.S. subsidiaries and as a result of the acquisition rescission charge.

Total Earnings.    Net earnings after tax decreased 123.0% to a loss of $1.4 million for 2000 from a profit of $5.9 million for 1999. This decrease in net earnings is attributable to lower insurance income, lower income from notes receivable, lower income from our financial services subsidiary, American Safety Financial Corp., rescission expenses of $3.5 million in 2000, and from realized losses on sales on investments in 2000. Operating earnings, which are earnings excluding amounts for realized capital gains and losses and rescission expenses, decreased 65.7% to $2.0 million for 2000 from $5.8 million for 1999. This decrease in operating earnings is the result of decreased insurance income and also from decreases in income from our financial services subsidiary, American Safety Financial Corp.

Liquidity and Capital Resources

We have historically met our cash requirements and financed our growth principally through cash flows generated from operations. During the past decade, we have operated in a soft market cycle which was characterized by excess insurance capacity and declining insurance premium rates; however, commencing in fiscal year 2000, we have operated in a hardening market with increased insurance premium rates for workers’ compensation and excess and surplus lines. Our primary sources of cash flow are proceeds from the sale or maturity of invested assets, premiums earned, investment income, income from real estate development sales, commission income and management fees. Our short-term cash requirements are primarily for claims payments, reinsurance premiums, commissions, salaries, employee benefits, real estate development expenses, and other operating expenses, and the purchase of investment securities, which have historically been satisfied from operating cash flows. Due to the uncertainty regarding settlement of unpaid claims, our long-term liquidity requirements may vary, and we have attempted to structure our investment portfolio to take into account the historical payout patterns. We also purchase reinsurance to mitigate the effect of large claims and to help stabilize demands on our liquidity. Notwithstanding a dispute with one of our former reinsurers, Berkley Insurance Company, management believes that our current cash flows are sufficient for the short-term needs of our insurance business and our invested assets are sufficient for the long-term needs of our insurance business.

One of our former reinsurers, Berkley Insurance Company, has disputed its obligations under several reinsurance treaties entered into during the “soft reinsurance market” (an insurance market characterized by decreasing premium prices for coverages) that existed in 1998 and 1999. As of June 30, 2002, unreimbursed paid claims totaled $12.5 million and additional ceded case and incurred but not reported reserves totaled approximately $21.0 million. “Incurred but not reported reserves” are loss reserves for estimated losses and loss adjustment expenses, which have been incurred but not yet reported to the insurer. A reserve for this dispute has not been established since we do not believe it is probable a loss will occur nor is any potential loss estimated. If any of these factors change in the future, we will establish a reserve at that time, which could be material. In April 2002, we demanded arbitration against the reinsurer to collect the amounts owed. The arbitration panel has been chosen and the hearing has been scheduled for May 2003. Berkley is a subsidiary of W.R. Berkley Corp. (NYSE: BER). Although a material adverse effect is possible, we do not believe that this dispute will have a material adverse effect on our overall financial condition or liquidity.

        On a consolidated basis, net cash provided from operations was $13.6 million for the six months ended June 30, 2001 and $6.2 million for the six months ended June 30, 2002. The positive cash flows for said periods were primarily attributable to net premiums written and net earnings. Because workers’ compensation and general liability claims may be paid over an extended period of time, we have established loss reserves for such business lines. The assets supporting our reserves continue to earn investment income until claims payments are made.

Total assets increased from $297.3 million at December 31, 2001 to $311.7 million at June 30, 2002 primarily due to increases in reinsurance recoverables. Cash, invested assets and notes receivable decreased from $139.6 million at December 31, 2001 to $137.6 million at June 30, 2002, as a result of decreases in real estate and short term investments. As of June 30, 2002, we have repurchased 1,601,139 shares of our common stock at a total cost of $9.7 million since January 1999.

We are an insurance holding company whose principal assets are its investment portfolio and its investment in the capital stock of its subsidiaries. Our ability to pay dividends to our shareholders will depend, to a significant degree, on the ability of our subsidiaries to generate earnings from which to pay dividends to us. The jurisdictions in which we and our insurance and reinsurance subsidiaries are domiciled place limitations on the amount of dividends or other distributions payable by insurance companies in order to protect the solvency of insurers.

Harbour Village Development.    In March 2000, we announced our plans to complete development of the Harbour Village Golf and Yacht Club, located in Ponce Inlet, Florida, consisting of 740 residential condominium units, a marina containing 142 boat slips, a par 3 golf course and beach club. The Harbour Village property (comprising 173 acres) was acquired by us through foreclosure in April 1999, and has been under development by our subsidiary, Ponce Lighthouse Properties, Inc. and our general contracting subsidiary, Rivermar Contracting Company. From inception through July 31, 2002, our marketing efforts had generated over $152 million of pre-sales of condominium units and boat slips.

Management anticipates that Harbour Village will be developed in three phases with projected completion in 2005, depending on future sales activities and economic conditions that may impact the marketing of the condominium units. Through June 30, 2002, we had outstanding borrowings of $10.2 million from an initial $37 million development and construction loan facility. The estimated completion cost for the remainder of the Harbour Village project is approximately $90.1 million. No assurance can be given, however, as to either future sales activities of the condominium units or the impact of local and national economic conditions on our marketing efforts for the development of the Harbour Village project.

Management believes that the bank credit facility, together with anticipated cash flows from marketing and sales operations, will meet the liquidity needs for the construction and development of Harbour Village during the remainder of its development. There can be no assurance, however, that the amounts available from our sources of liquidity, exclusive of the bank credit facility for the project, will be sufficient or available to meet our future capital needs for the project.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of economic losses due to adverse changes in the estimated fair value of a financial instrument as the result of changes in equity prices, interest rates, foreign exchange rates and commodity prices. Our consolidated balance sheets include assets whose estimated fair values are subject to market risk. The primary market risk to us is interest rate risk associated with investments in fixed maturities. We have no direct commodity or foreign exchange risk as of December 31, 2001. The estimated fair value of our investment portfolio at December 31, 2001 was $121 million, 69% of which was invested in fixed maturities and short-term investments, and 31% of which was invested in real estate.

Interest Rate Risk.    Our fixed maturity investments and borrowings are subject to interest rate risk. Increases and decreases in interest rates typically result in decreases and increases in the fair value of these financial instruments. Approximately three quarters of our investable assets come from premiums paid by policyholders. These funds are invested predominantly in high quality corporate, government and municipal bonds with relatively short durations. The fixed maturity portfolio is exposed to interest rate fluctuations; as interest rates increase, the fair value of the fixed maturity portfolio declines and as interest rates decrease, the fair value of the fixed maturity portfolio increases. The changes in the fair market value of the fixed maturity portfolio are presented as a component of shareholders’ equity in accumulated other comprehensive income, net of taxes. We work to manage the impact of interest rate fluctuations on our fixed maturity portfolio. The effective duration of the fixed maturity portfolio is managed with consideration given to the estimated duration of our liabilities. We have investment policies which limit the maximum duration and maturity of the fixed maturity portfolio.

The table below summarizes our interest rate risk and shows the effect of a hypothetical change in interest rates as of December 31, 2001. The selected hypothetical changes do not indicate what would be the potential best or worst case scenarios (dollars in thousands):

Fixed Maturity Investments	Estimated Fair Value at December 31, 2001	Estimated Increase (Decrease) in Interest Rate (bp=basis points)	Estimated Fair Value after Hypothetical Change in Interest Rate	Hypothetical Percentage Increase (Decrease) in Shareholders’s Equity
Total Fixed Maturity Investments (including short-term investments)	$61,836	(200) bp (100) bp 100 bp 200 bp	$69,105 65,285 58,787 56,001	12.0% 5.7 (5.0) (9.6)

Critical Accounting Policies

The accounting policies described below are those we consider critical in preparing our financial statements. These policies include significant estimates made by management using information available at the time the estimates are made. However, as described below, these estimates could change materially if different information or assumptions were used. The descriptions below are summarized and have been simplified for clarity. A more detailed description of our significant accounting policies used in preparing our financial statements is included in Note (1) of Notes to the Consolidated Financial Statements.

Reinsurance.    One of our former reinsurers, Berkley Insurance Company, has disputed its obligations under several reinsurance treaties entered into during the “soft reinsurance market” (an insurance market characterized by decreasing premium prices for coverages) that existed in 1998 and 1999. As of June 30, 2002, unreimbursed paid claims totaled $12.5 million and additional ceded case and incurred but not reported reserves totals approximately $21.0 million. A reserve for this dispute has not been established because the conditions set forth in Statement of Financial Accounting Standards No. 5: Accounting for Contingencies were not fulfilled. If any of these factors change in the future, we will establish a reserve at that time, which could be material.

Unpaid Losses & Loss Adjustment Expenses.    We are required to estimate our liability for loss and loss adjustment expenses. The estimated liability for unpaid losses and loss adjustment expenses recorded on our balance sheet at the end of any given period should be adequate to cover all future payments required to be made on account of insured events that occurred on or before the balance sheet date. However, because the future cannot be predicted with certainty, the actual future payments are usually different from the previously recorded estimates, and sometimes the differences may be material. These differences are included in our operating results in the future periods in which they become known.

Deferred Income Taxes.    We are required to establish a valuation allowance for the portion of any deferred tax asset, which amounted to $7.0 million at June 30, 2002, that management believes will not be realized. We believe that it is more likely than not that we will realize the full benefit of our deferred tax assets in future periods. Accordingly, no valuation allowance has been established.

Construction Accounting.    American Safety Insurance recognizes revenue on Harbour Village, its real estate development project, when title to each condominium unit and boat slip transfers to the purchaser using the full accrual method of accounting. When title transfers, we use a percentage of completion method based on actual costs to total estimated costs (including allocated common costs) to recognize revenue. The estimated future common costs of amenities at June 30, 2002 were $1.9 million, of which $569,000 related to condominium units that were closed since closings began in September 2001. The percentage of completion method is based upon future estimated costs, and actual costs may vary greatly from these estimated costs requiring an adjustment to be recorded in future periods.

Litigation

In April 2002, we demanded arbitration against one of our former reinsurers, Berkley Insurance Company, to collect certain amounts owed. The arbitration panel has been chosen and the hearing has been scheduled for May 2003. See

“—Liquidity and Capital Resources,” “—Critical Accounting Policies—Reinsurance” and “Business Overview—Reinsurance Ceded.”

In April 2000, we filed a lawsuit in the United States District Court for the Northern District of Georgia to rescind the stock purchase of a Michigan insurance agency and two related insurance companies specializing in insurance program business based upon the sellers’ breach of the representations and warranties made in the definitive agreements concerning the business affairs and financial condition of the acquired companies. The defendants filed several motions for summary judgment opposing our claim for recission. In September 2002, the Court entered an order granting the defendants’ motions for summary judgment. However, the Court did not rule that the representations and warranties of the defendants in the definitive agreements were correct. The Court also granted our motions on various counterclaims. We have filed a motion for reconsideration with respect to the Court’s order and is also considering other responses.

We are a defendant in various litigation matters considered to be in the normal course of or related to our business. While the outcome of these matters cannot be estimated with certainty, it is the opinion of our management (after consultation with legal counsel) that the resolution of such litigation will not have a material adverse effect on our financial condition or operating results.

Income Taxes

American Safety Insurance is incorporated under the laws of Bermuda and, under current Bermuda law, is not obligated to pay any taxes in Bermuda based upon income or capital gains. We have received an undertaking from the Minister of Finance in Bermuda pursuant to the provisions of The Exempted Undertakings Tax Protection Act 1966, which exempts us and our shareholders, other than shareholders ordinarily resident in Bermuda, from any Bermuda taxes computed on profits, income or any capital asset, gain or appreciation, or any tax in the nature of estate, duty or inheritance until March 28, 2016. We, exclusive of our U.S. subsidiaries, do not consider ourselves to be engaged in a trade or business in the United States and, accordingly, we do not expect to be subject to direct U.S. income taxation. Our U.S. subsidiaries are subject to taxation in the United States.

Combined Ratio

The combined ratio of an insurance company measures only the underwriting results of insurance operations and not the profitability of the overall company. Our reported combined ratio for our insurance operations may not provide an accurate indication of our overall profitability from insurance and reinsurance programs due to the exclusion of fee and commission income and expenses generated in related management and agency subsidiaries. Depending on our mix of business going forward, the combined ratio may fluctuate from time to time and may not reflect the overall profitability of our insurance and reinsurance business lines.

Impact of Inflation

Casualty insurance premiums are established before the amounts of losses and loss adjustment expenses are known and therefore before the extent by which inflation may affect such expenses is known. Consequently, we attempt, in establishing our premiums, to anticipate the potential impact of inflation. However, for competitive and regulatory reasons, we may be limited in raising our premiums consistent with anticipated inflation, in which event we, rather than our insureds, would absorb inflation costs. Inflation also affects the rate of investment return on our investment portfolio with a corresponding effect on our investment income.

Reserves

Certain of our insurance policies and reinsurance assumed, including general and pollution liability policies covering environmental remediation, excess and surplus, and workers’ compensation risks, may be subject to claims brought years after an incident has occurred or the policy period has ended. We are required to maintain reserves to cover our estimated liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred. We engage an independent internationally recognized actuarial consulting firm to provide reserve studies, rate studies and opinions. Reserves are estimates at a given time, which are established from actuarial and statistical projections by us of the ultimate settlement and administration costs of claims occurring on or prior to such time, including claims that have not yet been reported to the insurer. The establishment of appropriate loss reserves is an inherently uncertain process, and there can be no assurance that the ultimate payments will not materially exceed our reserves.

MANAGEMENT

The executive officers and directors of American Safety Insurance are as follows:

Name	Age	Position
Lloyd A. Fox	56	President and Chief Executive Officer
Stephen R. Crim	39	Executive Vice President and Director
Joseph D. Scollo, Jr.	39	Senior Vice President—Operations
Fred J. Pinckney	55	General Counsel and Secretary
Steven B. Mathis	34	Chief Financial Officer
J. Jeffrey Hood	39	Senior Vice President—Technical Services
Gary J. Campbell	35	Vice President—Finance
Frederick C. Treadway	50	Chairman of the Board
Cody W. Birdwell	48	Director
David V. Brueggen	56	Director
William O. Mauldin, Jr.,	61	Director
Thomas W. Mueller	47	Director
Jerome D. Weaver	47	Director

Lloyd A. Fox is President and Chief Executive Officer of American Safety Insurance. From 1990 through 2001, Mr. Fox headed the management of American Safety Insurance’s U.S. subsidiaries. He assisted as general legal counsel in the formation of American Safety in 1986. Previously, Mr. Fox was an attorney for 16 years in Atlanta, Georgia, where his practice centered on insurance, the environmental and construction industries, as well as corporate and taxation matters. He received a juris doctor degree from the University of Michigan Law School in 1974 and a bachelor of science degree in pharmacy from Brooklyn College of Pharmacy in 1968. Mr. Fox’s employment agreement ends December 31, 2002.

Stephen R. Crim is Executive Vice President and a director of American Safety Insurance and became President of American Safety Insurance’s United States insurance and Bermuda reinsurance operations on January 1, 2002. Mr. Crim will succeed Mr. Fox as President and Chief Executive Officer of American Safety Insurance effective January 1, 2003. Mr. Crim has been responsible for all underwriting functions since joining American Safety Insurance in 1990. Previously, Mr. Crim was employed in the underwriting department of Aetna Casualty and Surety and The Hartford Insurance Co. between 1986 and 1990. Mr. Crim has 15 years experience in the insurance industry. Mr. Crim received a bachelors degree in mathematics from the Indiana University in 1986. Mr. Crim will become President of American Safety Insurance effective January 1, 2003.

Joseph D. Scollo, Jr. is Senior Vice President—Operations of American Safety Insurance since November 1998. Previously, Mr. Scollo served as Senior Vice President—Operations of United Coastal Insurance Company, New Britain, Connecticut since 1989. Mr. Scollo has 15 years experience in the insurance industry. Mr. Scollo received a bachelor of science degree in business from Western New England College in 1985 and is a certified public accountant. Mr. Scollo will become Executive Vice President of American Safety Insurance effective January 1, 2003.

Fred J. Pinckney became General Counsel and Secretary of American Safety Insurance in October 1997. Previously, Mr. Pinckney was an attorney for 25 years in Atlanta, Georgia, where his practice centered on securities and corporate matters. He was involved as special legal counsel in the formation of American Safety Insurance in 1986 and acted as outside legal counsel prior to joining American Safety Insurance in 1997. Mr. Pinckney received a juris doctor degree from the University of Michigan Law School in 1973 and a bachelor of arts degree in political science from the University of Pittsburgh in 1969.

Steven B. Mathis became Chief Financial Officer of American Safety Insurance in August 1998. Previously, he was American Safety Insurance’s controller since 1992 and he is currently responsible for all accounting and treasury functions of American Safety Insurance. Mr. Mathis has 13 years accounting experience in the insurance industry having held accounting positions with American Insurance Managers, Inc. and American Security Group. Mr. Mathis received a bachelor of business administration degree in accounting from the University of Georgia in 1989.

J. Jeffrey Hood is Senior Vice President—Technical Services of ASI Services and is responsible for loss control, claims and regulatory matters. Prior to joining American Safety Insurance in 1990, Mr. Hood served as a consultant for a national technical engineering firm for four years. Mr. Hood received a bachelor of science degree in petroleum engineering from Mississippi State University in 1985. Mr. Hood has 15 years of experience relating torsk management in the environmental remediation industry.

Gary J. Campbell became Vice President—Finance of American Safety Insurance in July 2001. Previously, Mr. Campbell was a Senior Account Executive for Mutual Risk Management Ltd. for four years in Bermuda. From 1991 to 1997, Mr. Campbell was an audit senior in the Chartered Accounting firm of Withy Addison in Mississauga, Canada. Previously, he worked for two years in audit with Ernst & Young in Mississauga, Canada. Mr. Campbell obtained his Chartered Accounting designation in 1996 and passed the CPA United States Reciprocity Exam in 2002. Mr. Campbell received a bachelor’s degree in business from the University of Western Ontario in Canada in 1989.

Frederick C. Treadway has served as the Chairman of the Board of Directors of American Safety Insurance since 1986. Mr. Treadway has been president of Specialty Systems, Inc. in Indianapolis, Indiana, since 1977, which is engaged in general construction and asbestos abatement. Mr. Treadway has 28 years experience in the construction business. Since 1996, Mr. Treadway, as owner and president of Treadway Racing LLC, has been a team owner in the Indy Racing League. Commencing in January 2001, Mr. Treadway became the president of American Safety Insurance’s subsidiary, Rivermar Contracting Company, in connection with the construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida.

Cody W. Birdwell has served as a director of American Safety Insurance since 1986. Mr. Birdwell has been president of Houston Sunbelt Communities, L.C. in Houston, Texas, since 1993, which is engaged in subdivision and mobile home community development and sales. Mr. Birdwell has 18 years experience in general and environmental contracting.

David V. Brueggen has served as a director of the Company since 1986. Mr. Brueggen is senior vice president of finance of Anson Industries, Inc. in Melrose Park, Illinois, which is engaged in drywall, acoustical and foam insulation contracting. Mr. Brueggen has been employed by Anson Industries, Inc. since 1982. Mr. Brueggen is a certified public accountant.

William O. Mauldin, Jr. has served as a director of American Safety Insurance since 1986. Mr. Mauldin has been president of Midwest Materials Co. in Springfield, Missouri, since 1975, which is engaged in insulation and cold storage contracting. Mr. Mauldin has 35 years experience in the construction business.

Jerome D. Weaver has served as a director of American Insurance Group since 2001. Mr. Weaver has been chief executive officer of Specialty Systems, Inc. in Indianapolis, Indiana, since 1996, which is engaged in general construction and asbestos abatement. He has been employed by Specialty Systems, Inc. since 1989 and has 13 years experience in the construction business.

Thomas W. Mueller has served as a director of American Safety Insurance since 1986. Mr. Mueller has been vice president of Cardinal Industrial Insulation Co., Inc. in Louisville, Kentucky, since 1975, which is engaged in industrial insulation and asbestos and sound abatement. Mr. Mueller has 26 years experience in the construction business.

Board of Directors

American Safety Insurance’s Board of Directors consists of seven directors and is divided into three groups, each of whom serves a three-year term. Messrs. Birdwell and Mueller serve as directors until the 2003 annual meeting of shareholders. Messrs. Mauldin, Treadway and Weaver serve as directors until the 2004 annual meeting of shareholders. Messrs. Brueggen and Crim serve as directors until the 2005 annual meeting of shareholders.

The Board of Directors has established four standing committees: the audit committee, the compensation committee, the executive committee and the finance committee.

The audit committee is composed of non-employee directors and reviews the scope of American Safety Insurance’s audit, recommends to the Board of Directors the engagement of independent accountants, and reviews such accountants’ reports. The current members of the audit committee are Messrs. Birdwell, Brueggen and Weaver.

The compensation committee recommends to the Board of Directors matters regarding executive compensation and stock options. The current members of the compensation committee are Messrs. Brueggen, Mueller and Treadway.

The executive committee exercises the general power and authority of the Board of Directors between meetings of the Board of Directors. The executive committee also has responsibility for recommending the nomination of directors to the Board, which then acts as a whole on such recommendation. The current members of the executive committee are Messrs. Birdwell, Brueggen, Crim, Mueller (alternate member) and Treadway.

The finance committee is responsible for recommending portfolio allocations to the Board of Directors, approving our guidelines which provide standards to ensure portfolio liquidity and safety, approving investment managers and custodians for portfolio assets, and considering other matters regarding our financial affairs. The current members of the finance committee are Messrs. Birdwell, Brueggen and Mauldin.

Compensation of Directors

Pursuant to American Safety Insurance’s Directors Stock Plan, non-employee directors are awarded an annual “retainer award” in the form of common shares of American Safety Insurance having a fair market value of $15,000. The retainer award shares are granted to the directors who are serving as directors immediately after each annual general meeting of shareholders and the fair market value of the common shares is determined as of that date. The retainer award shares vest as of the day immediately preceding the next annual general meeting of shareholders following the date of grant.

Non-employee directors are also paid $500 per day for attendance at each meeting of the Board of Directors or each meeting of a committee of the Board of Directors on which they serve. Directors are also reimbursed for their reasonable travel expenses in connection with their service as directors.

Executive Compensation

The following table sets forth information regarding the annual compensation paid to our Chief Executive Officer and the three other executive officers who received a combined salary and bonus in excess of $100,000 (the “Named Executive Officers”) for services rendered in all capacities to us during the years indicated:

Summary Compensation Table

	Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary and Bonus	Securities Underlying Options Granted	All Other Compensation (1)
Lloyd A. Fox	2001	$392,820	0	$5,100
Chief Executive Officer	2000	392,820	0	5,250
and President	1999	392,820	0	3,928

Stephen R. Crim	2001	131,000	0	3,930
Executive Vice President	2000	184,333	23,000	5,250
	1999	146,000	35,000	4,380

Joseph D. Scollo, Jr.	2001	266,000	0	5,100
Senior Vice President—	2000	208,278	7,000	5,250
Operations	1999	181,000	10,000	453

Steven B. Mathis	2001	170,750	0	4,192
Chief Financial Officer	2000	138,500	7,000	4,155
	1999	107,667	7,500	3,230

(1)	Represents amounts accrued for contributions by American Safety Insurance with respect to its 401(k) plan.

Stock Option Plan

American Safety Insurance maintains the 1998 Incentive Stock Option Plan, as amended (the “Incentive Plan”), which is intended to further the interests of American Safety Insurance and its shareholders by attracting, retaining and motivating officers, employees, consultants and advisors to participate in the long-term development of American Safety Insurance through ownership of common shares. The Incentive Plan provides for the grant of stock options, which may be either non-qualified stock options or incentive stock options for tax purposes.

The Incentive Plan is administered by the compensation committee of our Board of Directors. The compensation committee is authorized to determine the terms and conditions of all option grants, subject to the limitations set forth in the Incentive Plan. In accordance with the terms of the Incentive Plan, the option price per share shall not be less than the fair market value of the common shares on the date of grant and the term of any options granted may be no longer than ten years, and there may or may not be a vesting period before any recipient may exercise any such options. The rights of recipients receiving these stock options generally vest equally over three years, beginning with the first anniversary date of grant, and expire ten years from the date of grant.

Stock Option Grants, Exercises and Year-End Values

During 2001, none of the Named Executive Officers identified in the Summary Compensation Table above received grants of stock options. The following table sets forth information regarding an individual grant of stock options made during 2001 to Frederick C. Treadway, the Chairman of the Board of Directors of American Safety Insurance, who entered into a five year employment agreement in January 2001 to become president of American Safety Insurance’s subsidiary, Rivermar Contracting Company, in connection with construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida.

	Number of Securities Underlying Options Granted	Percent of Total Options granted to Employees in 2001	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name					5%	10%
Frederick C. Treadway	300,000	100%	$6.00	1/16/11	1,132,010	2,868,736

(1) The dollar amounts calculated represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the option. These calculations are based on rules promulgated by the Securities and Exchange Commission.

The following table sets forth information regarding options exercised in 2001 and the number and value of exercised and unexercised stock options held as of December 31, 2001 by the Named Executive Officers identified in the Summary Compensation Table above.

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Year-End			Value of Unexercised In-the-Money Options at Year-End (2)
			Exercisable		Unexercisable	Exercisable	Unexercisable
Lloyd A. Fox	0	$0	301,090	(3)	0	$149,183	$0
Stephen R. Crim	0	0	56,000		27,000	22,080	44,160
Joseph D. Scollo, Jr.	0	0	19,000		8,000	6,720	13,440
Steven B. Mathis	0	0	14,833		7,167	6,720	13,440

(1)	The dollar value was calculated determining the difference between the fair market value of the underlying securities on the date of exercise and the exercise price of the options.
(2)	The dollar value was calculated determining the difference between the fair market value of the underlying securities at December 31, 2001 ($8.88 per share) and the exercise price of the options.
(3)	Includes options granted to Intersure Reinsurance Company, over which Mr. Fox exercises sole investment and voting power.

Employment Agreements

Lloyd A. Fox, Chief Executive Officer and President of American Safety Insurance, entered into a five year employment agreement with American Safety Insurance in March 1997, which provides for an annual base salary of $375,000, annual discretionary bonus, and other customary executive benefits including stock options and health insurance. Mr. Fox’s compensation is determined pursuant to the principles noted above, and specific consideration is given to Mr. Fox’s responsibilities and experience in the insurance industry and his contributions to American Safety Insurance’s operating results. Mr. Fox plans to leave American Safety Insurance at the expiration of his employment agreement on December 31, 2002.

Frederick C. Treadway, the Chairman of the Board of Directors of American Safety Insurance, entered into a five year employment agreement in January 2001 to become president of American Safety Insurance’s subsidiary, Rivermar Contracting Company, in connection with construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida, which provides for an annual salary of $100,000, the grant of non-incentive stock options for 300,000 shares which are immediately exercisable and other customary executive benefits.

Stephen R. Crim, Executive Vice President of American Safety Insurance and President of American Safety Insurance’s United States insurance and Bermuda reinsurance operations, entered into a three year employment agreement with the Company in January 2002, which provides for an annual base salary of $275,000 in 2002, $300,000 in 2003 and $325,000 in 2004, an annual discretionary bonus and other customary executive benefits including stock options and health insurance. Mr. Crim’s compensation is determined pursuant to the principles noted above, and specific consideration is given to Mr. Crim’s responsibilities and experience in the insurance industry and his contributions to American Safety Insurance’s operating results.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Five of the members of our Board of Directors are also directors of American Safety RRG, a non-subsidiary affiliate, which is managed by ASI Services, American Safety Insurance’s principal U.S. program development, underwriting and administrative services subsidiary, on a fee-for-service basis. American Safety RRG is a stock captive insurance company licensed in Vermont and is authorized to write liability insurance in all 50 states as a result of the Liability Risk Retention Act. The directors of American Safety RRG are elected annually by its shareholder/insureds. American Safety Insurance has derived the following percentage of its revenue from American Safety RRG: approximately 6.0% ($1.4 million) in 1999, 14.5% ($5.2 million) in 2000, 6.8% ($6.9 million) in 2001 and $8.3% ($5.5 million) through June 30, 2002.

In 1995, American Safety Insurance entered into a retrocessional excess of loss reinsurance treaty (for policy limits in excess of reinsurance obtained from other unaffiliated reinsurers) with Intersure Reinsurance Company, which is owned by Lloyd A. Fox, the Chief Executive Officer and President of American Safety Insurance. The treaty covers certain asbestos liability and environmental remediation liability insurance policies in force, written or renewed by American Safety RRG or American Safety Casualty Insurance Company, a subsidiary, for which American Safety Insurance acts as a reinsurer. We paid reinsurance premiums to Intersure Reinsurance Company of $100,000 in 1999, $200,000 in 2000, $487,071 in 2001 and $333,428 as of June 30, 2002. It is anticipated that this treaty will not be renewed after December 31, 2002. In 1999, we made a loan to Intersure Reinsurance Company in the principal amount of $1,530,000 to purchase from us for $1,700,000, a residential property in Atlanta, Georgia, whereby we made a profit of $54,000. The loan had a maturity date of June 28, 2000 and was repaid in February 2000. The loan was secured by the residential property. In October 2000, we sold Harbour Consulting, Ltd., a subsidiary which owned a residential property in Cabo San Lucas, Mexico, to Intersure Reinsurance Company for a purchase price of $850,000, whereby we made a profit of $24,231. In May 2001, we repurchased Harbour Consulting, Ltd. from Intersure Reinsurance Company for a purchase price of $850,000, plus reimbursement to the seller of approximately $54,000 of interest and expenses incurred by the seller since October 2000.

In 1996, we entered into a retrocessional excess of loss reinsurance treaty (for policy limits in excess of reinsurance obtained from other unaffiliated reinsurers) with Omega Reinsurance Company, which is owned by Stephen R. Crim, the Executive Vice President and a director of American Safety Insurance. The treaty covers certain asbestos liability and environmental remediation liability insurance policies in force, written or renewed by American Safety RRG or American Safety Casualty Insurance Company for which we act as a reinsurer. We paid reinsurance premiums to Omega Reinsurance Company of $106,000 in 1999, $102,875 in 2000, $100,000 in 2001 and $94,000 as of June 30, 2002. Effective April 1, 2002, this treaty was replaced by unaffiliated reinsurers and is in run-off.

        ASI Services, our principal U.S. program development, underwriting and administrative services subsidiary, leases approximately 23,500 square feet of office space in Atlanta, Georgia, from a landlord, which is owned in part by Messrs. Crim, Hood, Mathis, Mueller, Scollo and Treadway, all of whom are directors or officers of American Safety Insurance. Previously, until August 2002, the building owners included Messrs. Birdwell, Fox, Mueller, Treadway and Walsh, all of whom were directors or officers of American Safety Insurance, but did not include Messrs. Crim, Hood, Mathis and Scollo. The lease, which expires on March 1, 2007, provides for a base annual rent plus an annual increase based on the consumer price index, with such increase not less than 4% per annum. ASI Services paid rent to the landlord of $272,279 in 1999, $333,873 in 2000, $343,255 in 2001 and $218,453 as of June 30, 2002.

In 1999, we had a loan outstanding to Frederick C. Treadway, chairman of American Safety Insurance and Treadway Corporation, in the principal amount of $280,000 with a maturity date of October 17, 1999. This loan was repaid in May 1999. The loan was secured by Mr. Treadway’s personal guaranty and a pledge of American Safety Insurance’s common shares owned by Mr. Treadway.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the common shares of American Safety Insurance owned as of September 23, 2002 (i) by each person who beneficially owns more than 5% of the common shares, (ii) by each of our directors, (iii) by each of our Named Executive Officers identified in the Summary Compensation Table above and (iv) by all directors and executive officers of American Safety Insurance as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

Name of Beneficial Owner	Number of Shares(1)	Percentage Ownership
Frederick C. Treadway(2)	1,178,103	23.3%
Lloyd A. Fox(3)	570,648	11.4
David V. Brueggen(4)	289,866	6.1
William O. Mauldin, Jr.(5)	228,820	4.8
Cody W. Birdwell(6)	199,246	4.1
Thomas W. Mueller(7)	185,491	3.9
Jerome D. Weaver(8)	513	*
Stephen R. Crim(9)	160,248	3.3
Joseph D. Scollo, Jr.(10)	26,672	*
Steven B. Mathis(11)	20,917	*

All directors and executive officers as a group (10 persons)	2,860,524	52.8%

*	Represents less than 1%

(1)	Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding stock options that are exercisable within 60 days of July 31, 2002.

(2)
Includes 690,727 shares held of record by Treadway Associates, L.P. and 300,000 shares subject to immediately exercisable stock options issued pursuant to an employment agreement with American Safety Insurance’s subsidiary, Rivermar Contracting Company. Mr. Treadway is Chairman of the Board of Directors of American Safety Insurance, and his address is 8945 Antioch Way, Las Vegas, Nevada 89117.

(3)
Includes 175,923 shares held of record by Intersure Reinsurance Company, 250,000 shares subject to immediately exercisable stock options, and 41,920 shares owned by his spouse as to which Mr. Fox disclaims beneficial ownership. Mr. Fox is the Chief Executive Officer and President of American Safety Insurance, and his address is 1845 The Exchange, Atlanta, Georgia 30339.

(4)
Includes 286,863 shares held of record by Vertecs Corporation, 2,003 shares owned by his spouse and children, as to which Mr. Brueggen disclaims beneficial ownership, and 1,000 shares owned jointly with his spouse. Mr. Brueggen is a director of American Safety Insurance, and his address is 1959 Anson Drive, Melrose Park, Illinois 60160.

(5)	Includes 215,354 shares held of record by A.R.I. Incorporated. Mr. Mauldin is a director of American Safety Insurance.

(6)	Includes 98,250 shares of record held by The Cody Birdwell Family Limited Partnership. Mr. Birdwell is a director of American Safety Insurance.

(7)
Includes shares held of record by The Mark C. Mueller Trust for which Mr. Thomas W. Mueller is the sole trustee. Mark C. Mueller is a brother of Thomas W. Mueller. Excludes 182,745 shares held of record by The Thomas W. Mueller Trust for which Mark C. Mueller is the sole trustee and 151,960 shares held of record by Market Street Realty Trust, for which Thomas W. Mueller is one of three trustees and as to which Thomas W. Mueller disclaims beneficial ownership. Thomas W. Mueller is a director of American Safety Insurance.

(8)	Includes 3 shares held by record by his spouse as to which Mr. Weaver disclaims beneficial ownership.

(9)
Includes 83,340 shares held of record by Omega Reinsurance Company, 144 shares held of record as custodian for a child, and 75,334 shares subject to immediately exercisable stock options. Mr. Crim is Executive Vice President and a director of American Safety Insurance.

(10)	Includes 24,667 shares subject to immediately exercisable stock options. Mr. Scollo is Senior Vice President—Operations of American Safety Insurance.

(11)	Includes 19,667 shares subject to immediately exercisable stock options. Mr. Mathis is Chief Financial Officer of American Safety Insurance.

DESCRIPTION OF THE PREFERRED SECURITIES

Pursuant to the terms of the Amended and Restated Trust Agreement, to be entered into by and among American Safety Holdings, as depositor, Deutsche Bank Trust Company Americas, as property trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee, the Trust will issue the preferred securities and the common securities. The Amended and Restated Trust Agreement is referred to in this prospectus as the “Trust Agreement.” The preferred securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances with respect to distributions (as described below) and amounts payable on redemption or liquidation over the common securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the preferred securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions of terms contained in the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to in this prospectus, these defined terms are incorporated herein by reference into this prospectus. Before investing in the preferred securities, you should read the Trust Agreement, which is filed as an exhibit to the registration statement, of which this prospectus is a part.

General

The preferred securities will be limited to an aggregate liquidation amount $15 million (which amount may be increased by up to $2.25 million if the underwriters choose to exercise their over-allotment option). See “Underwriting.” The preferred securities will rank equal, and payments will be made on the preferred securities on a pro rata basis, with the common securities except as described under “—Subordination of Common Securities.” The debentures will be registered in the name of the Trust and held by the property trustee in trust for the benefit of the holders of the preferred securities and common securities. The debenture guarantee will be an irrevocable and unconditional guarantee on a subordinated basis by American Safety Insurance with respect to the debentures. See “Description of the Debenture Guarantee.” The preferred securities guarantee will be a guarantee on a subordinated basis by American Safety Insurance with respect to the preferred securities but it will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the Trust does not have funds on hand available to make these payments. See “Description of the Preferred Securities Guarantee.” In such event, the remedy of a holder of preferred securities is to direct the property trustee to enforce its rights under the Indenture and the debenture guarantee. In addition, a holder of preferred securities may institute a legal proceeding directly against American Safety Holdings and/or American Safety Insurance under the debenture guarantee, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder on or after the due dates specified in the debentures. The above mechanisms and obligations, together with our obligations under the debenture guarantee, the preferred securities guarantee and the expense and liability agreement, constitute a full and unconditional guarantee by American Safety Insurance of payments due on the preferred securities. See “—Voting Rights; Amendment of Trust Agreement” below.

Distributions

As used in this prospectus, the term “distributions” mean amounts payable in respect of the common and preferred securities. The preferred securities represent preferred undivided beneficial interests in the assets of the Trust. As a holder of preferred securities, you will receive distributions on each preferred security in the amount of $            annually, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, to record holders of the preferred securities at the close of business on the 15th day of March, June, September and December. Each date on which distributions are payable is called a distribution date.

Distributions on the preferred securities will be cumulative. Distributions will accumulate from         , 2002. The first distribution date for the preferred securities will be December 31, 2002. The amount of distributions payable for any period less than a full distribution period will be computed on the basis of the actual number of days elapsed in a partial month in that period. Distributions payable for each full distribution period will be computed by dividing the annual rate by four. If any date on which distributions are payable on the preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day that is a business day, with the same force and effect as if made on the date such payment was originally payable. As used in this prospectus, the term “business day” means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the State of Georgia or in the City of New York, New York are authorized or required by law or executive order to remain closed or (c) a day on which the property trustee’s Corporate Trust Office or the Delaware trustee’s Corporate Trust Office or the debenture trustee’s Corporate Trust Office is closed for business. If any date on which a distribution is otherwise payable on the preferred securities is not a business day, then the payment of such distribution shall be made on the next succeeding day that is a business day (without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, payment of such distributions shall be made on the immediately preceding business day, in either case with the same force and effect as if made on the date on which such payment was originally payable.

So long as no Debenture Event of Default has occurred and is continuing, American Safety Holdings has the right under the Indenture to defer the payment of interest on the debentures at any time or from time to time for an extension period, provided that no extension period may extend beyond the stated maturity of the debentures. As a consequence of any such deferral, quarterly distributions on the preferred securities by the Trust will be deferred during that extension period. Deferred distributions to which you are entitled will accumulate additional distributions at the rate of         % per annum, compounded quarterly from the relevant payment date for such distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. Additional distributions payable for each full distribution period will be computed by dividing the annual rate by four. The term “distributions” as used in this prospectus includes any additional distributions. During any extension period, American Safety Insurance may not:

(1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

(2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equal in all respects with or junior in interest to the debentures.

However, during an extension period, American Safety Insurance may undertake (1) or (2) above in connection with:

(a)    repurchases, redemptions or other acquisitions of shares of our capital stock related to any employment contract, benefit plan or other similar arrangement, a dividend reinvestment or stockholder stock purchase plan or the issuance of our capital stock or similar security as consideration in an acquisition transaction entered into prior to the applicable extension period,

(b)    an exchange or conversion of any class or series of our capital stock for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock,

(c)    the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or

(d)    any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

Prior to the termination of any extension period, American Safety Holdings may further defer the payment of interest. However, the extension period may not exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, American Safety Holdings may elect to begin a new extension period. No interest shall be due and payable during an extension period, except at the end of that extension period. American Safety Holdings must give the holders of the preferred securities and the Trustees notice of its election of an extension period at least one business day prior to the earlier of:

(1)    the date the distributions on the preferred securities would have been payable but for the election to begin the extension period, or

(2)    the date the property trustee is required to give notice to you of the record date or the date distributions are payable, but in any event not less than one business day prior to the record date.

The property trustee will give notice of American Safety Holdings’ election to begin a new extension period to you. Subject to the foregoing, there is no limitation on the number of times that American Safety Holdings may elect to begin an extension period. See “Description of the Debentures—Option to Extend Interest Payment Period” and “Material Federal Income Tax Consequences—Treatment of Interest and Original Issue Discount.”

American Safety Holdings currently does not intend to exercise its right to defer payments of interest by extending the interest payment period on the debentures.

The funds of the Trust available for distribution to you will be limited to payments under the debentures in which the Trust will invest the proceeds from the issuance and sale of the preferred securities. See “Description of the Debentures.” If American Safety Holdings does not make payments on the debentures and, under such circumstances, we do not make required payments under the debenture guarantee, the Trust will not have funds available to pay distributions or other amounts payable on the preferred securities. The payments on the debentures are guaranteed by American Safety Insurance irrevocably and unconditionally as set forth in this prospectus under “Description of the Debenture Guarantee.” The payment of distributions and other amounts payable on the preferred securities is guaranteed by American Safety Insurance on a limited basis as set forth in this prospectus under “Description of the Preferred Securities Guarantee.”

Redemption

American Safety Holdings may redeem your preferred securities, in whole or in part, upon repayment of the debentures at maturity or their earlier redemption. Upon the repayment or redemption of the debentures, the proceeds from any repayment or redemption will be applied by the property trustee to redeem a like amount of the trust securities. The property trustee will provide not less than 30 nor more than 60 days notice of any repayment or redemption. The redemption price paid will be equal to the aggregate liquidation amount of the preferred securities plus accumulated but unpaid distributions on the preferred securities up to the date of redemption and the related amount of the premium, if any, paid by American Safety Holdings upon the concurrent redemption of the debentures. See “Description of the Debentures—Redemption.” If less than all of the debentures are to be repaid or redeemed on a redemption date, then the proceeds from that partial repayment or redemption will be allocated to the redemption of the preferred securities and the common securities. The amount of premium, if any, paid by American Safety Holdings upon the redemption of all or any part of the debentures will be allocated to the redemption of the preferred securities and the common securities on a pro rata basis.

American Safety Holdings has the right to redeem the debentures:

(1)    on or after             , 2007, in whole at any time or in part from time to time, or

(2)    in whole, but not in part, at any time within 180 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, as defined below. See “—Liquidation Distribution Upon Dissolution.”

A redemption of the debentures would cause a mandatory redemption of a like amount of the preferred securities and common securities at the redemption price. As used in this prospectus, the term “like amount” means:

(1)    with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the common securities and to the preferred securities based upon the relative liquidation amounts of such classes, and

(2)    with respect to a distribution of debentures to holders of trust securities in connection with a dissolution or liquidati on of the Trust, debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such debentures are distributed.

American Safety Holdings has the right to redeem the debentures in whole, but not in part, and cause a mandatory redemption of the common and preferred securities in whole, but not in part, at the redemption price within 180 days following the occurrence of a Tax Event or an Investment Company Event. In the event a Tax Event or an Investment Company Event occurs and American Safety Holdings does not redeem the debentures or liquidate the Trust as described below under “—Liquidation Distribution Upon Dissolution,” the preferred securities will remain outstanding and additional distributions may be payable on the debentures.

“Tax Event” means the receipt by the administrators, American Safety Insurance or American Safety Holdings of an opinion of counsel experienced in such matters (which may be counsel to us or American Safety Holdings) to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities, there is more than an insubstantial risk that:

(1)    the Trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the debentures,

(2)    interest payable by American Safety Holdings on the debentures is not, or within 90 days of the delivery of the opinion, will not be, deductible by a member of our consolidated tax group, in whole or in part, for United States federal income tax purposes,

(3)    the deduction of interest payable by American Safety Holdings on the debentures will be deferred or suspended for United States federal income tax purposes and the net present value of the benefits of such tax deductions will be materially reduced, or

(4)    the Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Investment Company Event” means the receipt by the administrators, American Safety Insurance or American Safety Holdings of an opinion of counsel experienced in such matters (which may be counsel to us or American Safety Holdings) to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the preferred securities.

If a Tax Event described in paragraphs (1) or (3) of the definition of Tax Event above has occurred and is continuing and the Trust is the holder of all the debentures, American Safety Holdings will pay additional sums, if any, on the debentures. The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding preferred securities and common securities of the Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

Redemption Procedures

If American Safety Holdings chooses to redeem the preferred securities, it will redeem your preferred securities at the redemption price with the applicable proceeds from the redemption of the debentures. We will redeem preferred securities and pay the redemption price only to the extent that the Trust has funds on hand available for the payment of the redemption price. See “—Subordination of the Common Securities.”

        If the Trust gives a notice of redemption in respect of the preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, for securities held in book-entry form, deposit irrevocably with The Depository Trust Company, or DTC, funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities. If the preferred securities are not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities upon surrender of their certificates evidencing the preferred securities.

Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption will be payable to the holders of the preferred securities on the relevant record dates for the related distribution dates. If notice of redemption is given and funds are deposited as required, then upon the date of the deposit, all of your rights with respect to your preferred securities so called for redemption will cease. However, you will have the right to receive the redemption price, excluding interest.

If any date fixed for redemption of preferred securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day which is a business day. If any date on which a distribution is otherwise payable on the preferred securities is not a business day, then the payment of such distribution shall be made on the next succeeding day that is a business day (without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, payment of such distributions shall be made on the immediately preceding business day, in either case with the same force and effect as if made on the date on which such payment was originally payable. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Preferred Securities Guarantee,” distributions on the preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Trust for the preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law, we and our affiliates may, at any time and from time to time, purchase outstanding preferred securities by tender, in the open market or by private agreement, and may resell such securities.

If less than all the preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of these classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding preferred securities not previously called for redemption. The property trustee will promptly notify the securities registrar for the trust securities in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of preferred securities to be redeemed at its address appearing on the securities register for the trust securities. Unless American Safety Holdings defaults in payment of the redemption price on the debentures, on and after the redemption date, interest will cease to accrue on the debentures or portions thereof (and, unless payment of the redemption price in respect of the preferred securities is withheld or refused and not paid either by the Trust, American Safety Holdings or American Safety Insurance pursuant to the preferred securities guarantee, distributions will cease to accumulate on the preferred securities or portions thereof) called for redemption.

Subordination of the Common Securities

Payment of distributions on, and the redemption price of, and the liquidation distribution, as described below in respect of, the preferred securities and common securities, as applicable, will be made pro rata based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a Debenture Event of Default has occurred and is continuing, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, may be made unless:

(1)    payment in full in cash of all accumulated and unpaid distributions on all the outstanding preferred securities for all distribution periods terminating on or prior to the distribution or redemption date, will have been made or provided for, or

(2)    in the case of payment of the redemption price, the full amount of the redemption price on all the outstanding preferred securities then called for redemption, will have been made or provided for, and

(3)    all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

In the case of any Event of Default, as defined below, resulting from a Debenture Event of Default, American Safety Holdings will be deemed to have waived any right to act with respect to any Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to the preferred securities have been cured, waived or otherwise eliminated. See “—Events of Default; Notice” and “Description of the Debentures—Debenture Events of Default.” Until all such Events of Default under the Trust Agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on American Safety Holdings’ behalf, as the holder of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

The amount payable on the preferred securities in the event of any liquidation of the Trust is $10 per preferred security plus accumulated and unpaid distributions, subject to certain exceptions, which may be in the form of a distribution of a like amount in debentures.

American Safety Holdings will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the Trust.

Pursuant to the Trust Agreement, the Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

(1)    certain events of bankruptcy, dissolution or liquidation of American Safety Insurance, American Safety Holdings or the holder of the common securities,

(2)    the distribution of a like amount of the debentures to the holders of the trust securities, if the holders of common securities have given written direction to the property trustee to dissolve the Trust, which direction is optional and wholly within the discretion of the holders of common securities,

(3)    the redemption of all the preferred securities in connection with the redemption of all the debentures as described under “—Redemption,” or

(4)    the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

If dissolution of the Trust occurs as described in paragraphs (1), (2) or (4) above, the Trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible. The property trustee, after satisfaction of liabilities to creditors of the Trust, will distribute a like amount of the debentures to the holders of trust securities. However, if distribution is not practical or occurs pursuant to paragraph (3) above, you and the other holders of trust securities will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, a liquidation distribution equal to the aggregate liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its preferred securities shall be paid on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of the preferred securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by American Safety Holdings to pay any amounts in respect of the debentures when due, the preferred securities shall have a priority over the common securities. See “—Subordination of Common Securities.”

After the liquidation date fixed for any distribution of debentures, the preferred securities will no longer be deemed to be outstanding, DTC or its nominee, as the registered holder of preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution with respect to preferred securities held by DTC or its nominee, and any certificates representing the preferred securities not held by DTC or its nominee will be deemed to represent the debentures having a principal amount equal to the stated liquidation amount of the preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the preferred securities until such certificates are presented to the security registrar for the trust securities for transfer or reissuance.

If American Safety Holdings does not redeem the debentures prior to maturity and the Trust is not liquidated and the debentures are not distributed to holders of the preferred securities, the preferred securities will remain outstanding until the repayment of the debentures and the distribution of the liquidation distribution to the holders of the preferred securities.

We and American Safety Holdings can make no assurance as to the market prices for the preferred securities or the debentures that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the preferred securities that you may purchase, or the debentures that you may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the preferred securities offered by this prospectus.

Events of Default; Notice

Any one of the following events constitutes an “Event of Default” under the Trust Agreement with respect to the preferred securities:

(1)    the occurrence of a Debenture Event of Default (see “Description of the Debentures—Debenture Events of Default”); or

(2)    default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days; or

(3)    default by the Trust in the payment of any redemption price of any trust security when it becomes due and payable; or

(4)    default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of that default or breach for a period of 60 days after there has been given to the trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied; or

(5)    the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee if a successor property trustee has not been appointed within 90 days.

Within twenty business days after the occurrence of any Event of Default relating to the payment of principal or interest with respect to the debentures actually known to the property trustee and within ninety business days after the occurrence of any other Event of Default actually known to the property trustee, the property trustee will transmit notice of such Event of Default to the holders of trust securities and the administrators, unless such Event of Default has been cured or waived. American Safety Holdings, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

If a Debenture Event of Default has occurred and is continuing as a result of any failure by American Safety Holdings to pay any amounts in respect of the debentures when due, the preferred securities will have a preference over the common securities with respect to payments of any amounts in respect of the preferred securities as described above. See “—Subordination of Common Securities,” “—Liquidation Distribution Upon Dissolution” and “Description of the Debentures—Debenture Events of Default.”

Removal Of Trustees; Appointment Of Successors

The holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities may remove a trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If a trustee is removed by the holders of the outstanding preferred securities, a successor trustee may be appointed by the holders of at least 25% in liquidation amount of the outstanding preferred securities. If a trustee resigns, we will appoint its successor. If a trustee fails to appoint a successor, the holders of at least 25% in liquidation amount of the outstanding preferred securities may appoint a successor. If a successor has not been appointed by the holders, any holder of preferred securities or common securities or the other trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50 million. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Trustees

Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of the trustee under the Trust Agreement, provided the entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Trust may, at the request of the holders of the common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as:

(1)    such successor entity either (a) expressly assumes all the obligations of the Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities have the same priority as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise,

(2)    a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the debentures,

(3)    the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities or any successor securities to be downgraded by any nationally recognized statistical rating organization, if then rated,

(4)    the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any successor securities in any material respect,

(5)    the successor entity has a purpose substantially identical to that of the Trust,

(6)    prior to any merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received an opinion from independent counsel experienced in these matters to the effect that (a) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect and (b) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and

(7)    American Safety Holdings or any permitted successor or assignee owns all the common securities of the successor entity and we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided in “—Removal of Trustees; Appointment of Successors” and “Description of the Preferred Securities Guarantee—Amendments and Assignment” and as otherwise required by law and the Trust Agreement, you will have no voting rights.

The Trust Agreement may be amended from time to time by the holders of a majority of the common securities, the administrators and the property trustee, without your consent:

(1)    to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any amendment does not adversely affect in any material respect the interests of any holder of trust securities, or

(2)    to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act, and any amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of trust securities.

The Trust Agreement may be amended by the holders of a majority of the common securities, the administrators and the property trustee with:

(1)    the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding preferred securities, and

(2)    receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s not being taxable as a corporation for United States federal income tax purposes or the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities affected thereby, the Trust Agreement may not be amended to:

(1)    change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

(2)    restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any debentures are held by the Trust, the property trustee may not:

(1)    direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the property trustee with respect to the debentures,

(2)    waive any past default that is waiveable under Section 5.13 of the Indenture,

(3)    exercise any right to rescind or annul a declaration that the debentures shall be due and payable, or

(4)    consent to any amendment, modification or termination of the Indenture or the debentures, where any consent shall be required, without, in each case, obtaining the requisite prior approval of the holders of the outstanding preferred securities.

The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify each holder of preferred securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the preferred securities, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the Trust will not be taxable as a corporation for United States federal income tax purposes on account of the action.

Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of preferred securities in the manner set forth in the Trust Agreement.

No vote or consent of the holders of preferred securities will be required to redeem and cancel preferred securities in accordance with the Trust Agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any of our affiliates or any trustees, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

We have agreed to pay all debts and other obligations, except with respect to the preferred securities, and all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust, and to pay any and all taxes and all costs and expenses with respect thereto, other than United States withholding taxes, to which the Trust might become subject. The foregoing obligations of American Safety Insurance are for the benefit of, and shall be enforceable by, any person to whom any debts, obligations, costs, expenses and taxes are owed whether or not the creditor has received notice thereof. Any creditor may enforce these obligations directly against us, and we have irrevocably waived any right or remedy to require that any creditor take any action against the Trust or any other person before proceeding against us. We have also agreed in the Indenture to execute any additional agreements as may be necessary or desirable to give full effect to the foregoing.

Book-Entry, Delivery And Form

The preferred securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. as DTC’s nominee. Unless and until it is exchangeable, in whole or in part, for the preferred securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee (“Participants”) or persons that may hold interests through Participants. We expect that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants’ accounts with their respective principal amounts of the preferred securities represented by such global security. Ownership of beneficial interests in this global security will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by DTC and on the records of Participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

So long as DTC, or its nominee, is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the preferred securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder of preferred securities under the Indenture. We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interests to take that action, and the Participants would authorize beneficial owners owning through the Participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the preferred securities are being redeemed, we understand that it is DTC’s existing practice to determine by lot the amount of the interest of each Participant to be redeemed.

Distributions on the preferred securities registered in the name of DTC or its nominee will be made to DTC or its nominee, Cede & Co., as the case may be, as the registered owner of the global security representing the preferred securities. None of American

Safety Insurance, American Safety Holdings, the trustees, the administrators, any paying agent or any other agent of American Safety Insurance, American Safety Holdings or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. Disbursements of distributions to Participants shall be the responsibility of DTC. DTC’s practice is to credit Participants’ accounts on a payable date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, American Safety Insurance, American Safety Holdings, the trustees, the paying agent or any other agent of American Safety Insurance or American Safety Holdings, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as securities depository with respect to the preferred securities at any time by giving reasonable notice to us or the trustees. If DTC notifies us that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by us within 90 days after receiving the notice or becoming aware that DTC is no longer so registered, we will issue the preferred securities in definitive form upon registration of transfer of, or in exchange for, such global security. In addition, we may at any time and in our sole discretion determine not to have the preferred securities represented by one or more global securities and, in such event, will issue preferred securities in definitive form in exchange for all of the global securities representing such preferred securities.

DTC has advised us and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (such as the underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

Same-Day Settlement and Payment

Settlement for the preferred securities will be made by the underwriters in immediately available funds.

Secondary trading in preferred securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the preferred securities will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in the preferred securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the preferred securities.

Payment and Paying Agency

Payments on the preferred securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates or, if the preferred securities are not held by DTC, the payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the trust securities. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the administrators) to act as paying agent.

Registrar and Transfer Agent

The property trustee will act as registrar and transfer agent for the preferred securities.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the Trust only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only those duties as are specifically set forth in the Trust Agreement and, after an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the action.

Miscellaneous

The administrators and the property trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

•	the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	the Trust will not be taxable as a corporation for United States federal income tax purposes; and

•	the debentures will be treated as indebtedness of American Safety Holdings for United States federal income tax purposes.

In this connection, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

As a holder of preferred securities, you will have no preemptive or similar rights.

The Trust may not borrow money, issue debt or mortgage or pledge any of its assets.

Governing Law

The Trust Agreement and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware; provided that the immunities and standard of care of the property trustee shall be governed by New York law.

DESCRIPTION OF THE DEBENTURES

The debentures are to be issued under the Indenture between American Safety Insurance, American Safety Holdings and Deutsche Bank Trust Company Americas, the debenture trustee. This summary of certain terms and provisions of the debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture. Whenever particular defined terms of the Indenture are referred to in this prospectus, those defined terms are incorporated by reference in this prospectus. You should read the Indenture which has been filed as an exhibit to the registration statement, of which this prospectus is a part.

General

Concurrently with the issuance of the preferred securities, the Trust will invest the proceeds of the issuance, together with the consideration paid by American Safety Holdings for the common securities, in the debentures issued by American Safety Holdings. The debentures will bear interest, accruing from         , 2002, at the annual rate of        % of the principal amount thereof, payable quarterly in arrears on

March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2002, to the person in whose name each debenture is registered at the close of business on the 15th day of March, June, September or December next preceding the interest payment date. It is anticipated that, until the liquidation, if any, of the Trust, each debenture will be registered in the name of the Trust and held by the property trustee in trust for the benefit of the holders of the trust securities.

The amount of interest payable for any period less than a full interest period will be computed on the basis of the actual days elapsed in a partial month in that period. The amount of interest payable for any full interest period will be computed by dividing the annual rate by four. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at an annual rate of        %, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the annual rate by four. The term “interest” as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional sums (as defined in “—Additional Sums” below), as applicable.

The debentures will mature on         , 2032, subject to any adjustment or shortening of the maturity date (the “stated maturity”). The maturity adjustment represents the right of American Safety Holdings to shorten the maturity date once at any time to any date not earlier than         , 2007. In the event American Safety Holdings elects to shorten the stated maturity of the debentures, it will give no less than 90 days notice to the registered holders of the debentures, the debenture trustee and the Trust. The property trustee must give notice to the holders of the trust securities of the shortening of the stated maturity at least 30 but not more than 60 days before that date.

The debentures will be unsecured and will rank junior and be subordinate in right of payment to all senior indebtedness of American Safety Holdings and American Safety Insurance. The debentures will not be subject to a sinking fund. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by us or American Safety Holdings, including senior indebtedness, whether under the Indenture or any existing or other indenture that we may enter into in the future or otherwise. See “—Subordination.”

Option To Extend Interest Payment Period

So long as no Debenture Event of Default, as described below, has occurred and is continuing, American Safety Holdings has the right at any time during the term of the debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each extension period, provided that no extension period may extend beyond the stated maturity of the debentures. During any extension period, American Safety Holdings will have the right to make partial payments of interest on any interest payment date.

At the end of such extension period, American Safety Holdings must pay all interest then accrued and unpaid, together with interest at the annual rate of         %, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law. The amount of additional interest payable for any full interest period will be computed by dividing the annual rate by four. During an extension period, interest will continue to accrue and holders of debentures, or holders of preferred securities while outstanding, will be required to accrue interest income for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences—Treatment of Interest and Original Issue Discount.”

During any extension period, American Safety Insurance shall not:

(1)    declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, nor

(2)    make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by it that rank equal to in all respects with or junior in interest to the debentures or the debenture guarantee.

However, during an extension period, American Safety Insurance may undertake (1) or (2) above in connection with:

(a)    repurchases, redemptions or other acquisitions of shares of its capital stock related to any employment contract, benefit plan or other similar arrangement, a dividend reinvestment or stockholder stock purchase plan or the issuance of its capital stock or similar security as consideration in an acquisition transaction entered into prior to the applicable extension period,

(b)    an exchange or conversion of any class or series of its capital stock for any class or series of its capital stock or of any class or series of its indebtedness for any class or series of its capital stock,

(c)    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or

(d)    any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

Prior to the termination of any extension period, American Safety Holdings may further defer the payment of interest. However, the extension period may not exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the debentures. Upon the termination of any such extension period and the payment of all amounts then due, American Safety Holdings may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at the end thereof. American Safety Holdings must give the trustees notice of its election of such extension period at least one business day prior to the earlier of:

(1)    the date the distributions on the preferred securities would have been payable but for the election to begin the extension period, or

(2)    the date the property trustee is required to give notice to holders of the preferred securities of the record date or the date the distributions are payable, but in any event not less than one business day prior to the record date.

The property trustee will give notice of American Safety Holdings’ election to begin a new extension period to the holders of the preferred securities. There is no limitation on the number of times that American Safety Holdings may elect to begin an extension period.

Redemption

The debentures are redeemable prior to maturity at our option (a) on or after            , 2007, in whole at any time or in part from time to time, or (b) in whole, but not in part, at any time within 180 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event at the redemption price described below. The proceeds of any such redemption will be used by the Trust to redeem the preferred securities. See “Description of the Preferred Securities—Redemption.”

The redemption price for the debentures is the outstanding principal amount of the debentures plus accrued interest, including any additional interest or any additional sums, to but excluding, the date fixed for redemption.

Additional Sums

American Safety Holdings has covenanted in the Indenture that, if and for so long as (a) the Trust is the holder of all of the debentures and (b) the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, American Safety Holdings will pay as additional sums on the debentures as may be required so that the distributions payable by the Trust will not be reduced as a result of any additional taxes, duties or other governmental charges. See “Description of the Preferred Securities—Redemption.”

Registration, Denomination and Transfer

The debentures will initially be registered in the name of the Trust. If the debentures are distributed to holders of preferred securities, it is anticipated that the depositary arrangements for the debentures will be substantially identical to those in effect for the preferred securities. See “Description of the Preferred Securities—Book-Entry, Delivery and Form.”

Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days of receipt of notice from DTC to such effect, American Safety Holdings will cause the debentures to be issued in definitive form.

Payments on debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the debentures, as described under “Description of the Preferred Securities—Book-Entry, Delivery and Form.” If the debentures are issued in certificated form, principal and interest will be payable, the transfer of the debentures will be registrable, and the debentures will be exchangeable for debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the debenture trustee in New York, New York or at the offices of any paying agent or transfer agent appointed by American Safety Holdings, provided that payment of interest may be made at American Safety Holdings’ option by check mailed to the address of the persons entitled to such payments. However, a holder of $1 million or more in aggregate principal amount of debentures may receive any payments of interest, other than interest payable at the stated maturity, by wire transfer of immediately available funds upon written request to the debenture trustee not later than 15 calendar days prior to the date on which the interest is payable.

Debentures will be exchangeable for other debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

Debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the securities registrar appointed under the Indenture or at the office of any transfer agent designated by American Safety Holdings for that purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. We will appoint the debenture trustee as securities registrar under the Indenture. We may at any time designate additional transfer agents with respect to the debentures.

In the event of any redemption, neither American Safety Holdings nor the debenture trustee will be required to:

(1)    issue, register the transfer of or exchange debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or

(2)    transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion thereof not to be redeemed.

Any monies deposited with the debenture trustee or any paying agent, or then held by American Safety Holdings in trust, for the payment of the principal, premium or interest on any debenture and remaining unclaimed for two years after the principal, premium or interest has become due and payable shall, at American Safety Holdings’ request, be repaid to American Safety Holdings and the holder of such debenture shall thereafter look, as a general unsecured creditor, only to us for payment thereof.

Restrictions on Certain Payments; Certain Covenants of American Safety Insurance and American Safety Holdings

If any of the following conditions exist:

(1)    there has occurred any event:

(a)    of which American Safety Insurance or American Safety Holdings has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default, and

(b)    that American Safety Insurance or American Safety Holdings has not taken reasonable steps to cure,

(2)    if the debentures are held by the Trust, American Safety Insurance is in default with respect to its payment of any obligations under the preferred securities guarantee, or

(3)     American Safety Holdings has given notice of its election of an extension period as provided in the Indenture and has not rescinded that notice, or the extension period, or any extension thereof, is continuing,

American Safety Insurance has covenanted that it will not:

(1)    declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, or

(2)    make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of American Safety Insurance that rank equal in all respects with or junior in interest to the debentures.

However, American Safety Insurance may undertake (1) or (2) above in connection with:

(a)    repurchases, redemptions or other acquisitions of shares of its capital stock related to any employment contract, benefit plan or other similar arrangement, a dividend reinvestment or stockholder stock purchase plan or the issuance of its capital stock or similar security as consideration in an acquisition transaction entered into prior to the applicable extension period or other event referred to below,

(b)    an exchange or conversion of any class or series of its capital stock for any class or series of its capital stock or of any class or series of its indebtedness for any class or series of its capital stock,

(c)    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or

(d)    any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

American Safety Holdings has also covenanted in the Indenture:

(1)    to continue to hold, directly or indirectly, 100% of the common securities, provided that certain successors that are permitted pursuant to the Indenture may succeed to its ownership of the common securities,

(2)    as holder of the common securities, not to voluntarily terminate, windup or liquidate the Trust, other than

(a)    in connection with a distribution of debentures to the holders of the preferred securities in liquidation of the Trust, or

(b)    in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and

(3)    to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Modification of the Indenture

From time to time, we, American Safety Holdings and the debenture trustee may, without the consent of any of the holders of the outstanding debentures, amend, waive or supplement the provisions of the Indenture to:

(1)    evidence succession of another corporation or association to us and the assumption by the person of the obligations of American Safety Holdings under the debentures,

(2)    add further covenants, restrictions or conditions for the protection of holders of the debentures,

(3)    cure ambiguities or correct the debentures in the case of defects or inconsistencies in the provisions thereof, so long as any cure or correction does not adversely affect the interest of the holders of the debentures in any material respect,

(4)    change the terms of the debentures to facilitate the issuance of the debentures in certificated or other definitive form,

(5)    evidence or provide for the appointment of a successor debenture trustee, or

(6)    qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act.

The Indenture contains provisions permitting us, American Safety Holdings and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the debentures, to modify the Indenture in a manner affecting the rights of the holders of the debentures, except that no modification may, without the consent of the holder of each outstanding debenture so affected,

(1)    change the stated maturity of the debentures,

(2)    reduce the principal amount of the debentures,

(3)    reduce the rate of interest on the debentures or any premium payable upon the redemption of the debentures,

(4)    change the place of payment where, or the currency in which, any amount is payable or impair the right to institute suit for the enforcement of any debenture, or

(5)    reduce the percentage of principal amount of debentures, the holders of which are required to consent to any such modification of the Indenture.

Furthermore, so long as any of the preferred securities remain outstanding, no modification may be made that adversely affects the holders of the preferred securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding preferred securities unless and until the principal or premium, if any, on the debentures and all accrued and unpaid interest on the preferred securities have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

The Indenture provides that any one or more of the following described events with respect to the debentures that has occurred and is continuing constitutes an “Event of Default” with respect to the debentures:

(1)    failure to pay any interest on the debentures when due and continuance of such default for a period of 30 days, except any due date deferral in the case of an extension period;

(2)    failure to pay any principal of or premium, if any, on the debentures when due whether at the stated maturity or otherwise;

(3)    failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding debentures; or

(4)    either American Safety Insurance or American Safety Holdings consents to the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to all or substantially all of its property.

For purposes of the Trust Agreement and this prospectus, each Event of Default under the Indenture is referred to as a “Debenture Event of Default.” As described in “Description of the Preferred Securities—Events of Default; Notice,” the occurrence of a Debenture Event of Default will also constitute an Event of Default with regard to the trust securities.

The holders of at least a majority in aggregate principal amount of outstanding debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate principal amount of outstanding debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the debenture trustee or the holders of debentures fail to make that declaration, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities will have that right.

However, the holders of a majority in aggregate principal amount of outstanding debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. Should the holders of debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the outstanding preferred securities will have such right.

The holders of at least a majority in aggregate principal amount of the outstanding debentures affected by a default may, on behalf of the holders of all the debentures, waive any past default, except:

(1)    a default in the payment of principal, premium or interest, except a default that has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee, or

(2)    a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debenture affected. See “—Modification of Indenture.”

We are required to file annually with the debenture trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the Indenture.

If a Debenture Event of Default occurs and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures.

Enforcement of Certain Rights By Holders of Preferred Securities

If a Debenture Event of Default has occurred and is continuing and the event is attributable to the failure of American Safety Holdings to pay any amounts payable in respect of the debentures on the date the amounts are otherwise payable and, under such circumstances, we have not made required payments under the debenture guarantee, a registered holder of preferred securities may institute a direct action against us and/or American Safety Holdings for enforcement of payment to the holder of an amount equal to the amount payable in respect of debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder. We and American Safety Holdings may not amend the Indenture to remove the right of a preferred security holder to bring a direct action without the prior written consent of the holders of all the preferred securities. We and American Safety Holdings will have the right under the Indenture to set-off any payment made to the holder of preferred securities in connection with a direct action.

The holders of the preferred securities are not able to exercise directly any remedies available to the holders of the debentures except under the circumstances described in the preceding paragraph. See “Description of the Preferred Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into us or convey, transfer or lease their properties and assets substantially as an entirety to us, unless:

(1)    we consolidate with or merges into another person or conveys or transfers our properties and assets substantially as an entirety to any person,

(2)    the successor person is organized under the laws of the United States or any state or the District of Columbia,

(3)    the successor Person expressly assumes our obligations in respect of the debentures;

(4)    immediately after giving effect to the transaction, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and

(5)    certain other conditions as prescribed in the Indenture are satisfied.

The provisions of the Indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving us or American Safety Holdings that may adversely affect holders of the debentures.

Satisfaction and Discharge

The Indenture provides that when, among other things, all debentures not previously delivered to the debenture trustee for cancellation:

(1)    have become due and payable,

(2)    will become due and payable at the stated maturity within one year, and

(3)     American Safety Holdings deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to American Safety Holdings’ obligations to pay all other sums due pursuant to the Indenture and to provide the officers’ certificates and opinions of counsel described in the Indenture), and American Safety Holdings will be deemed to have satisfied and discharged the Indenture.

Subordination

The debentures will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all senior indebtedness, as defined below, of American Safety Insurance and American Safety Holdings. If either we or American Safety Holdings defaults in the payment of any principal, premium or interest, if any, or any other amount payable on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior indebtedness has been paid, no direct or indirect payment may be made or agreed to be made on the debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the debentures.

As used in this prospectus, “senior indebtedness” means, whether recourse is to all or a portion of the assets of any person and whether or not contingent:

(1)    every obligation of such person for money borrowed;

(2)    every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(3)    every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

(4)    every obligation of such person issued or assumed as the deferred purchase price of property or services, except trade accounts payable or accrued liabilities arising in the ordinary course of business;

(5)    every capital lease obligation of such person;

(6)    every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

(7)    every obligation of the type referred to in paragraphs (1) through (6) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

The term “senior indebtedness” does not include:

(1)    any obligations which, by their terms, are expressly stated to rank equal in right of payment with, or to not be superior in right of payment to, the debentures,

(2)    any senior indebtedness of such person which when incurred and without respect to any election under the United States Bankruptcy Code was without recourse to such person,

(3)    any indebtedness of such person to any of its subsidiaries,

(4)    indebtedness to any executive officer or director of such person, or

(5)    any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with such person that is a financing entity of such person in connection with the issuance of the financing entity of securities that are similar to the preferred securities.

In the event of:

(1)    certain events of bankruptcy, dissolution or liquidation of American Safety Holdings,

(2)    any proceeding for the liquidation, dissolution or other winding up of American Safety Holdings, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

(3)    any assignment by American Safety Holdings for the benefit of creditors, or

(4)    any other marshalling of the assets of American Safety Holdings,

all senior indebtedness, including any interest thereon accruing after the commencement of any such proceedings, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the debentures.

After payment in full of all sums owing with respect to senior indebtedness, the holders of the debentures, together with the holders of any obligations of American Safety Holdings ranking on a parity with the debentures, will be entitled to be paid from the remaining assets of such person the amounts at the time due and owing on the debentures and any other parity obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of such person ranking junior to the debentures and any other parity obligations. If any payment or distribution on account of the debentures of any character or any security, whether in cash, securities or other property is received by any holder of any debentures in contravention of any of the terms hereof and before all the senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full. By reason of the subordination, in the event of the insolvency of such person, holders of senior indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than the other creditors of such person. The subordination will not prevent the occurrence of any Event of Default in respect of the debentures.

The Indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us or American Safety Holdings. We and American Safety Holdings may reasonably expect from time to time to incur additional indebtedness constituting senior indebtedness.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of a default by us and American Safety Holdings in performance of our respective obligations under the Indenture, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities that might be incurred by such action. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Debenture Guarantee

Pursuant to the Indenture, American Safety Insurance will irrevocably and unconditionally guarantee the debentures as described under “Description of the Debenture Guarantee.”

Governing Law

The Indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

The preferred securities guarantee will be executed and delivered by us concurrently with the issuance of preferred securities by the Trust for the benefit of the holders from time to time of the preferred securities. Deutsche Bank Trust Company Americas will act as guarantee trustee under the preferred securities guarantee. This summary of certain provisions of the preferred securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the preferred securities guarantee. You should read the preferred securities guarantee which has been filed as an exhibit to the registration statement, of which this prospectus is a part. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the preferred securities.

General

American Safety Insurance will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth in the preferred securities guarantee and described in this prospectus, the guarantee payments, as defined below, to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Trust, will be subject to the preferred securities guarantee:

(1)    any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the Trust has funds on hand available therefore at such time,

(2)    the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption, to the extent that the Trust has funds on hand available therefore at such time, and

(3)    upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the junior subordinated debentures are distributed to holders of the preferred securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions to the date of payment, to the extent that the Trust has funds legally and immediately available therefore and (b) the amount of assets of the Trust remaining available for distribution to holders of the preferred securities on liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the preferred securities or by causing the Trust to pay such amounts to such holders.

The preferred securities guarantee will be an irrevocable guarantee of payment on a subordinated basis of the Trust’s obligations under the preferred securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

If American Safety Holdings does not make payments on the debentures held by the Trust, the Trust will not be able to pay any amounts payable in respect of the preferred securities and will not have funds legally available for that payment.

Status of the Preferred Securities Guarantee

The preferred securities guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity). The preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities. The preferred securities guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Trust or distribution to the holders of the preferred securities of the debentures.

American Safety Insurance and American Safety Holdings have, through the preferred securities guarantee, the debenture guarantee, the Trust Agreement, the debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Trust’s obligations under the preferred securities on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations in respect of the preferred securities. See “Relationship Among the Preferred Securities, the Debentures, the Preferred Securities Guarantee and the Debenture Guarantee.”

Subordination

The preferred securities guarantee constitutes an unsecured obligation of American Safety Insurance and will rank subordinate and junior in right of payment to all senior indebtedness of American Safety Holdings and American Safety Insurance. The preferred securities guarantee does not limit the incurrence or issuance of other secured or unsecured debt of American Safety Insurance, including senior indebtedness, whether under the Indenture, or any other indenture that we may enter into in the future or otherwise.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the preferred securities (in which case no consent will be required), the preferred securities guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding preferred securities. The manner of obtaining any such approval of holders will be as set forth under “Description of the Preferred Securities—Voting Rights; Amendment of Trust Agreement.” All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assigns, receivers, trustees and representatives of American Safety Insurance and will inure to the benefit of the holders of the preferred securities then outstanding.

Events of Default; Rights of Holders of Preferred Securities

An event of default under the preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations thereunder, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days.

The holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any registered holder of preferred securities may institute a legal proceeding directly against us to enforce their rights under the preferred securities guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity. The holders of a majority in aggregate liquidation amount of preferred securities may, by vote, on behalf of the holders of all of the preferred securities, waive any past event of default and its consequences.

American Safety Insurance, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by American Safety Insurance in performance of the preferred securities guarantee, undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee and, after the occurrence of an event of default with respect to the preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of the preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

Termination of the Preferred Securities Guarantee

The preferred securities guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the preferred securities, upon full payment of the amounts payable with respect to the preferred securities upon liquidation of the Trust or upon distribution of the debentures to the holders of the preferred securities in exchange for all of the preferred securities.

The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid with respect to the preferred securities or with respect to the preferred securities guarantee.

Governing Law

The preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense and Liabilities Agreement

Pursuant to an expense and liabilities agreement that we entered into under the Trust Agreement, we irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of the preferred securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the preferred securities or other similar interests, as the case may be.

DESCRIPTION OF THE DEBENTURE GUARANTEE

Pursuant to the Indenture, we will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the debentures when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The debenture guarantee will constitute an unsecured obligation of American Safety Insurance and will rank subordinate and junior to the current and future senior indebtedness of American Safety Holdings and American Safety Insurance. As of June 30, 2002, our senior indebtedness aggregated approximately $248,000,000. Since American Safety Insurance is a holding company, the right of American Safety Insurance and, hence, the right of creditors of American Safety Insurance (including the holders of the debentures) to participate in any distribution of the assets of any of our subsidiaries, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

RELATIONSHIP AMONG THE PREFERRED SECURITIES,
THE DEBENTURES, THE PREFERRED SECURITIES GUARANTEE
AND THE DEBENTURE GUARANTEE

Full and Unconditional Guarantee

Payments of distributions (to the extent funds therefore are legally and immediately available) and other amounts due on the preferred securities (to the extent funds therefore are legally and immediately available) are irrevocably guaranteed, on a subordinated basis, by American Safety Insurance as and to the extent set forth under “Description of the Preferred Securities Guarantee.” Payments on the debentures are irrevocably and unconditionally guaranteed, on a subordinated basis, by American Safety Insurance as and to the extent set forth under “Description of the Debenture Guarantee.” Taken together, American Safety Holdings’ and, where applicable, American Safety Insurance’s obligations under the debentures, the Indenture, the Trust Agreement, the debenture guarantee and the preferred securities guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations in respect of the preferred securities. If and to the extent that American Safety Holdings does not make payments on the debentures and, under such circumstances, we do not make payments as required under the debenture guarantee, the Trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities. The preferred securities guarantee does not cover payment of amounts payable with respect to the preferred securities when the Trust does not have sufficient funds to pay these amounts. In that case, the remedy of a holder of the preferred securities is to institute a legal proceeding directly against American Safety Holdings for enforcement of payment of its obligations under the debentures having a principal amount equal to the liquidation amount of the preferred securities held by the holder and/or a legal proceeding directly against us for enforcement of payment of our obligations under the debenture guarantee with respect to a principal amount of debentures equal to the liquidation amount of the preferred securities held by the holder.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the debentures, these payments will be sufficient to cover distributions and other payments due on the preferred securities and common securities, primarily because:

(1)    the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

(2)    the interest rate and interest and other payment dates on the debentures will match the distribution rate, distribution dates and other payment dates for the preferred securities;

(3)    we will pay for any and all costs, expenses and liabilities of the Trust except the Trust’s obligations to holders of the trust securities, pursuant to the expense and liabilities agreement; and

(4)    the Trust Agreement further provides, among other things, that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

Notwithstanding anything to the contrary in the Indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have made, or are concurrently on the date of such payment making, a payment under the preferred securities guarantee.

Enforcement Rights of Holders of Preferred Securities

If American Safety Holdings fails to make interest or other payments on the debentures when due (taking into account any deferral period), the Trust Agreement provides a mechanism whereby the holders of the preferred securities may appoint a substitute property trustee. Such holders may also direct the property trustee to enforce its rights under the debentures and the debenture guarantee, including proceeding directly against American Safety Holdings to enforce the debentures and against us to enforce the debenture guarantee. If the property trustee fails to enforce its rights under the debentures or the debenture guarantee, to the fullest extent permitted by applicable law, any holder of preferred securities may institute a legal proceeding directly against American Safety Holdings to enforce the property trustee’s rights under the debentures and/or against us to enforce the holder’s rights under the debenture guarantee without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, a holder of preferred securities may institute a legal proceeding directly against us and/or American Safety Holdings, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder on or after the due dates specified in the debentures.

If we fail to make payments under the preferred securities guarantee, the preferred securities guarantee provides a mechanism whereby the holders of the preferred securities may direct the guarantee trustee to enforce its rights thereunder. In addition, any holder of preferred securities may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity. See “Description of the Preferred Securities Guarantee.”

A default or event of default under any senior indebtedness of American Safety Insurance would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, senior indebtedness of American Safety Insurance, the subordination provisions of the Indenture and the debenture guarantee provide that no payments may be made in respect of the debentures until such senior indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the debentures would constitute and Event of Default under the Indenture except that failure to make interest payments on the debentures will not be an Event of Default during a deferral period; provided, however, that any deferral period may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the debentures. See “Description of the Debentures—Subordination.”

Limited Purpose of the Trust

The preferred securities represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing its preferred securities and common securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of a preferred security and a holder of a debenture is that a holder of a debenture is entitled to receive from American Safety Holdings payments on debentures held or from American Safety Insurance payments under the debenture guarantee, while a holder of preferred securities is entitled to receive distributions or other amounts distributable with respect to the preferred securities from the Trust or from American Safety Insurance under the preferred securities guarantee only if, and to the extent, the Trust has funds available for the payment of such distributions.

Full and Unconditional Guarantee

The debenture guarantee, the preferred securities guarantee, the Indenture, the debentures, the Trust Agreement and the expense and liabilities agreement, as described herein, constitute a full and unconditional guarantee by American Safety Insurance and American Safety Holdings of the payments due on the preferred securities.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, other than any dissolution involving the distribution of the debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the preferred securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See “Description of the Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of American Safety Insurance or American Safety Holdings, the property trustee, as holder of the debentures and acting on the Trust’s behalf, would be a subordinated creditor of American Safety Holdings, subordinated and junior in right of payment to all senior indebtedness as set forth in the Indenture. The property trustee, on the Trust’s behalf, however, will be entitled to receive payment in full of all amounts payable with respect to the debentures before American Safety Insurance, as the sole stockholder of American Safety Holdings, receives payments or distributions, although not before creditors of American Safety Insurance that hold senior indebtedness under the terms of the Indenture. Since we are the guarantor under the preferred securities guarantee and have agreed under the Indenture to pay for all costs, expenses and liabilities of the Trust (other than the Trust’s obligations to the holders of the trust securities) pursuant to the expense and liabilities agreement, the positions of a holder of the preferred securities and a holder of the debentures relative to other creditors and to stockholders of American Safety Insurance in the event of our liquidation or bankruptcy are expected to be substantially the same.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion contains a summary of the opinion of Troutman Sanders LLP in its capacity as tax counsel to us, American Safety Holdings and the Trust (“Tax Counsel”) with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities. Tax Counsel’s opinion is qualified by assumptions and limitations set forth in this summary and its opinion. Unless otherwise stated, this summary and Tax Counsel’s opinion deal only with the preferred securities held as capital assets by Holders (as defined herein) who purchase the preferred Securities in this offering. The tax treatment of a Holder may vary depending on its particular situation. This summary does not deal with special classes of Holders, such as foreign persons, dealers in securities or currencies, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, tax exempt organizations, persons holding Preferred Securities as part of a straddle or as part of a hedging or conversion transaction or other integrated investment, or persons whose functional currency is not the United States dollar. Further, it does not include any description of alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to the preferred securities. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the tax regulations thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change (possibly on a retroactive basis). The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the ownership and disposition of the preferred securities may differ from the treatment described below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. In addition, the IRS is not precluded from asserting a contrary position. This summary does not consider the effect of any applicable foreign, state, local or other tax laws.

As used herein, the term “Holder” means a beneficial owner of preferred securities, that is for United States federal income tax purposes: (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is subject to federal income taxation regardless of its source, or (iv) a trust which is subject to the primary supervision of a United States court and of which one or more United States persons have the authority to control all substantial decisions.

Prospective investors are advised to consult their tax advisors as to the tax consequences of the ownership and disposition of the preferred securities, in light of their particular circumstances, under Federal, income and estate tax laws and any applicable state, local, foreign and other tax laws or tax treaties, including the effects of possible future changes in such laws.

Treatment of the Trust and Preferred Securities for Federal Income Tax Purposes

The Trust will be treated as a “grantor trust” and not as an association taxable as a corporation for federal income tax purposes. Thus, for federal income tax purposes, each Holder will be treated as the beneficial owner of a pro rata undivided interest in the debentures and, consequently, will be required to include in income the Holder’s pro rata share of the entire income from the debentures, whether or not any cash is actually distributed to the Holder. Each Holder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from any original issue discount (“OID”), must be taken into account under the accrual method of accounting even if the Holder otherwise would use the cash method of accounting. See “—Treatment of Interest and Original Issue Discount” below.

Treatment of Interest and Original Issue Discount

Except as set forth below, stated interest on a debenture will generally be taxable to a Holder as ordinary income at the time it is paid or accrued in accordance with the Holder’s own method of tax accounting.

The terms of the debentures permit American Safety Holdings to defer the payment of interest on the debentures at any time and from time to time by extending the interest payment period for up to 20 consecutive quarterly periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the stated maturity date of the debentures.

Under the applicable tax regulations, a remote contingency that stated interest will not be timely paid is ignored in determining whether a debt instrument is issued with OID. While the law is not entirely clear, American Safety Holdings believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the regulations because the exercise of the option would prevent American Safety Holdings and American Safety Insurance from paying dividends or making any payment or distribution on any class of stock or debt securities of American Safety Holdings or American Safety Insurance. As a result, the OID rules should not generally apply to debentures (unless and until the option is exercised) and each Holder should include in gross income such Holder’s allocable share of interest in the debentures in accordance with such Holder’s method of tax accounting. It should be noted that these regulations have not yet been directly addressed in any rulings or other interpretations by the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretations described herein.

If American Safety Holdings exercises its option to defer payments of interest, the debentures would, at that time, be treated as issued with OID. A Holder would be required to accrue and include in taxable income on an economic accrual basis the remaining interest payments on the debentures over the remaining term. The OID rules would require a Holder to accrue this income regardless of the Holder’s method of accounting and even during interest deferral periods.

The amount a Holder would include in taxable income would be determined on the basis of a constant yield method over the remaining term of the debentures and the actual receipt of future payments of stated interest on the debentures would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferred interest period would be approximately equal to the amount of the cash payment due at the end of such period. Any OID included in income would increase a Holder’s adjusted tax basis in their preferred securities, and a Holder’s actual receipt of cash would reduce such Holder’s basis in the preferred securities.

Market Discount and Premium

A Holder who acquires a preferred security for an amount that is less than the liquidation amount at maturity will be treated as acquiring such preferred security with “market discount.”

The applicable tax regulations may require such a holder to include the market discount associated with a preferred security in income ratably over the remainder of the term of the debenture. In addition, a disposition of a preferred security with market discount may cause some of the gain to be treated as ordinary income. Carrying costs in connection with a preferred security with market discount may also be restricted. Accordingly, Holders who acquire preferred securities with market discount should consult with their advisors as to the tax consequences of the ownership and disposition of such preferred securities.

A Holder who acquires a preferred security for an amount that is greater than its redemption price will be treated as acquiring such preferred security at a “premium.” The applicable tax regulations may permit such a Holder to elect to amortize such premium on a constant yield basis over the remaining term of the preferred security. If no such election is made, the premium will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the preferred security. If American Safety Holdings exercises its option to defer payments of stated interest on the debentures, a Holder that has acquired a preferred security at a premium may generally apply such premium to reduce the amount of OID otherwise required to be included in income. Holders who acquire preferred securities at a premium should consult with their advisors as to the tax consequences of the ownership and disposition of such preferred securities.

Corporate Holders

Corporate Holders of preferred securities will not be entitled to a dividends-received deduction for any income from the preferred securities.

Sale of Preferred Securities

Upon the sale, retirement (including redemption) or other taxable disposition of all or part of a preferred security, a Holder thereof will recognize gain or loss equal to the difference between the amount realized on such sale, retirement or other disposition and such Holder’s adjusted tax basis in the preferred security or part thereof. If the Holder disposes of a preferred security prior to the occurrence of an extension period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the Holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the preferred security. Assuming the preferred securities are held as capital assets, any recognized gain or loss will be a capital gain or loss. The capital gain or loss generally will be a long-term capital gain or loss if the preferred securities have been held by the Holder for more than one year at the time of sale, retirement or other disposition. A Holder’s adjusted tax basis in a preferred security acquired by purchase will equal the cost of such preferred security to Holder, increased by the amount of any related accrued OID and market discount included in taxable income by the Holder and reduced by any prior payments on the debenture distributed on the preferred security.

Receipt of Debentures upon Liquidation of the Trust

As described under “Description of the Preferred Securities—Redemption” debentures may be distributed to Holders in exchange for the preferred securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder and each Holder would receive an aggregate tax basis in the Holder’s debentures equal to the Holder’s aggregate tax basis in its preferred securities. A Holder’s holding period with respect to the debentures so received in liquidation of the Trust would include the period for which the preferred securities were held by such Holder.

Application of United States Taxation to our Bermuda-Based Operations

American Safety Insurance and our reinsurance subsidiary, American Safety Reinsurance, are foreign corporations. Foreign corporations generally are not subject to United States taxation. If these corporations were determined to be subject to United States taxation, our operating results could be materially adversely affected. A foreign corporation will be subject to United States taxation if, among other things, its income is treated as “effectively connected” with a United States trade or business. Neither the Code nor the regulations thereunder fully define the term “trade or business within the United States,” but case law provides that profit-oriented activities in the United States, whether carried on by a foreign corporation directly or through agents, will subject the corporation to United States taxation if these activities are regular, substantial, and continuous. We consider that neither we nor American Safety Reinsurance have the level of regular, substantial and continuous activities necessary to be deemed engaged in a trade or business within the United States and, accordingly, we do not expect either corporation to be subject to United States income taxation.

Information Reporting and Backup Withholding

Interest accrued during the year with respect to the debentures, and any gross proceeds received by the Trust from the retirement or the redemption of the debentures, will be reported annually to the holders of record of the preferred securities and to the IRS. The Trust currently intends to deliver such reports to holders of record not later January 31 following each calendar year. It is anticipated that persons who hold preferred securities as nominees for beneficial owners will report the required tax information to beneficial owners on Form 1099.

Payments made on, and proceeds from the sale of preferred securities, and any debentures distributed by the Trust may be subject to backup withholding. Backup withholding may apply if a Holder:

•	fails to furnish a social security or other taxpayer identification number (“TIN”) in the manner required by the applicable tax regulations;

•	furnishes an incorrect TIN;

•	fails to properly report payments of interest or dividends; or

•	fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the Holder is not subject to backup withholding,

Any amount withheld from a payment to a Holder under the backup withholding rules is allowable as a refundable credit against the Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. Under recently enacted legislation, the backup withholding rate for the remainder of year 2002 and for 2003 is 30%, and will be 29% for years 2004 and 2005, and 28% for the years 2006 through 2010. Some Holders are not subject to backup withholding, including corporations and foreign persons who have certified their foreign status on properly executed IRS forms or have otherwise established an exemption.

We urge Holders to consult with their tax advisors as to their ability to qualify for an exemption from backup withholding and the procedure for obtaining an exemption from backup withholding. In addition, we urge foreign Holders to consult with their tax advisors as to whether they are subject to other withholding rules because of their foreign status, whether they qualify for a full or partial exemption from such withholding and the procedure for obtaining such an exemption.

The foregoing discussion is general information and should not be deemed to be tax advice. Accordingly, we urge each holder to consult a tax advisor as to the particular tax consequences to such holder of the ownership and disposition of preferred securities, including the applicability and effect of any foreign, state or local tax laws and any recent or prospective changes in applicable tax laws.

CERTAIN ERISA CONSIDERATIONS

American Safety Insurance and certain of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a “disqualified person” within the meaning of Section 4975 of the Code with respect to certain employee benefit plans and individual retirement accounts (“Plans”) that are subject to ERISA and/or Section 4975 of the Code. The purchase of the preferred securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA and/or the prohibited transaction provisions of Section 4975(e)(1) of the Code and with respect to which we, or any of our affiliates is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the preferred securities are acquired pursuant to and in accordance with an applicable exemption. Any Plan proposing to acquire any preferred securities should consult with its counsel.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement dated             , 2002, among American Safety Insurance, American Safety Holdings, the Trust and the underwriters named in the underwriting agreement, for whom Advest, Inc. and Ferris, Baker Watts,

Incorporated are acting as representatives, the Trust has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from the Trust, the following aggregate liquidation amount of preferred securities at the public offering price:

Underwriter:	Liquidated Amount of Preferred Securities:
Advest, Inc
Ferris, Baker Watts, Incorporated

Total	$15,000,000

We expect the preferred securities will be ready for delivery in book-entry form only through DTC on or about            , 2002.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will purchase all of the preferred securities offered hereby if any of the preferred securities are purchased.

We have been advised by the representatives that the underwriters propose to offer the preferred securities to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.      per preferred security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.     per preferred security to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the underwriters.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to an additional $2,225,000 aggregate liquidation amount of the preferred securities at the public offering price. To the extent that the underwriters exercise this option, we will be obligated, pursuant to the option, to sell these preferred securities to the underwriters. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the preferred securities offered by this prospectus. If purchased, the underwriters will offer the additional preferred securities on the same terms as those on which the $15,000,000 aggregate liquidation amount of the preferred securities are being offered. We have further agreed not to otherwise sell any securities substantially similar to the preferred securities during the 180 day period following the completion of the sale of the preferred securities.

In connection with the offering of the preferred securities, the underwriters and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission’s Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the preferred securities. These transactions may include over-allotment transactions in which the underwriters create a short position for their own account by selling more preferred securities than they are committed to purchase from the Trust. In such a case, to cover all or part of the short position, the underwriters may exercise the over-allotment option described above or may purchase preferred securities in the open market following completion of the initial offering of the preferred securities. The underwriters also may engage in stabilizing transactions in which they bid for, and purchase, shares of the preferred securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the preferred securities. The underwriters also may reclaim any selling concessions allowed to an underwriter or dealer if the underwriters repurchase shares distributed by that underwriter or dealer. Any of the foregoing transactions may result in the maintenance of a price for the preferred securities at a level above that which might otherwise prevail in the open market. Neither American Safety Insurance nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the preferred securities. The underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

In view of the fact that the proceeds from the sale of the preferred securities will be used to purchase the debentures issued by us, the underwriting agreement provides that we will pay as compensation for the underwriter’s arranging the investment therein of these proceeds. The following table shows the amounts we will pay the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option:

Paid by Us
	No Exercise	Full Exercise
Per security	$	$
Total

Because the National Association of Securities Dealers, Inc. is expected to view the preferred securities as interests in a direct participation program, the offering of the preferred securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD’s Conduct Rules.

We will file an application to have the preferred securities approved for listing on the New York Stock Exchange. However, we cannot guarantee that an active trading market for the preferred securities will develop or continue or that the market price of the preferred securities will not decline below the price to the public set forth on the cover page of this prospectus. If this application is approved, trading in the preferred securities is expected to commence within a 30-day period after the initial delivery of the preferred securities.

American Safety Insurance, American Safety Holdings and the Trust have each agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters may in the future perform various services for us, including investment banking services, for which they may receive customary fees for such services.

TRANSFER AGENT

Deutsche Bank Trust Company Americas, New York, will act as registrar and transfer agent for the preferred securities.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of American Safety Holdings and the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to American Safety Holdings and the Trust. The validity of the debentures, the debenture guarantee, the preferred securities guarantee and certain matters relating thereto will be passed upon on behalf of American Safety Insurance and American Safety Holdings by Troutman Sanders LLP, Atlanta, Georgia, and, with regard to Bermuda law, by Conyers, Dill & Pearman, Hamilton, Bermuda. Troutman Sanders LLP will also pass upon certain matters relating to United States federal income tax consequences. Certain legal matters will be passed upon for the Underwriters by Arnold & Porter, Washington, D.C.

EXPERTS

The consolidated financial statements including schedules incorporated by reference of American Safety Insurance as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 have been included herein and in the registration statement in reliance upon the reports of KPMG, independent accountants, appearing elsewhere herein and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 filed by American Safety Insurance and the Trust with the SEC relating to the preferred securities registered under this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed by us and the Trust with the SEC. The registration statement, the exhibits and schedules provide additional information about us, the Trust and the preferred securities. The registration statement, exhibits and schedules are also available at the SEC’s public reference rooms or through its EDGAR database on the internet.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available for inspection and copying, upon payment of a fee set by the SEC, at the public reference room of the SEC in

Washington, D.C. (450 Fifth Street, N.W., 20549). The SEC may be contacted at 1-800-732-0330 for more information on the public reference room. Our filings are also available to the public on the internet through the SEC’s EDGAR database at the SEC’s web site at http://www.sec.gov. You may also find our SEC filings and other relevant information about us at our web site at http://www.americansafetygroup.com.

There are not separate financial statements of the Trust in the prospectus because:

•	the Trust is a subsidiary of American Safety Insurance and we file consolidated financial information under the Securities Exchange Act of 1934.

•	the Trust does not have any independent operations other than issuing the preferred and common securities and purchasing American Safety Holdings’ debentures.

•	the Trust’s only material assets will be American Safety Holdings’ debentures when issued.

•
our combined obligations under the debentures, the preferred securities guarantee, the debenture guarantee, the trust agreement and the indenture have the effect of providing a full and unconditional guarantee of the Trust’s obligation under its preferred securities. See “Description of the Preferred Securities,” “Description of the Debentures,” “Description of the Preferred Securities Guarantee,” “Description of the Debenture Guarantee” and “Relationship Among the Preferred Securities, the Debentures, the Preferred Securities Guarantee and the Debenture Guarantee.”

ENFORCEMENTS OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS AND OTHERS MATTERS

We are a specialty insurance holding company organized under the laws of Bermuda, and some of our officers and directors are or will be residents of various jurisdictions outside of the United States. In addition, some of our assets and the assets of such officers and directors are or may be located in jurisdictions outside of the United States. However, we presently have only one officer residing in a jurisdiction outside of the United States. Therefore, it ordinarily could be difficult for investors to effect service of process within the United States on us or any of such officers and directors who reside outside of the United States, and it may not be possible to enforce court judgments obtained in the United States against us or such officers and directors based on the civil liability provisions of the federal and state securities law of the United States in Bermuda or in countries other than the United States where we currently, and may in the future, have assets.

Notwithstanding the foregoing, we have agreed that we may be served with process with respect to actions against us arising out of violations of United States federal securities laws in any federal or state court in the United States relating to the transactions covered by this prospectus by serving American Safety Insurance Services, Inc., 1845 The Exchange, Atlanta, Georgia 30339, telephone (770) 916-1908, its United States agent appointed for that purpose. Nevertheless, it may be difficult for you to effect service of process within the United States upon any directors, officers and experts who reside outside the United States or to enforce in the United States judgments of U.S. courts obtained in actions against us or any directors and officers, as well as experts named in this document, who reside outside the United States.

        We have been advised by Conyers, Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of the United States courts obtained in actions against such persons or us predicated upon the civil liability provisions of the United States federal securities laws and (2) original actions brought in Bermuda against any persons or us predicated solely upon United States federal securities laws. We have also been advised by Conyers, Dill & Pearman that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on the United States federal or state securities laws, would not automatically be enforceable in Bermuda. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under United States federal securities law, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

REPORT OF KPMG, INDEPENDENT AUDITORS

The Board of Directors
American Safety Insurance Group, Ltd.:

We have audited the consolidated financial statements of American Safety Insurance Group, Ltd. and subsidiaries as listing in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Safety Insurance Group, Ltd. and subsidiaries as of December 31, 2000 and 2001, and the results of their operations and their cash flow for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

KPMG

Hamilton, Bermuda
March 20, 2002

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2000 and 2001

Assets	2000	2001
Investments:
Securities available for sale, at fair value:
Fixed maturities	$45,985,656	$61,836,101
Common stock	162,322	—
Investment in real estate	23,946,305	37,662,600
Short-term investments	15,312,377	21,742,272

Total investments	85,406,660	121,240,973
Cash	3,784,102	1,302,842
Restricted Cash	6,117,682	9,010,489
Accrued investment income	1,543,675	2,424,551
Notes receivable—other	8,878,018	8,081,899
Premiums receivable	33,344,382	25,783,225
Ceded unearned premium	22,190,095	19,161,319
Reinsurance recoverable	27,929,794	87,173,021
Funds on deposit	298,000	312,717
Due from affiliate	985,320	1,108,520
Income tax recoverable	160,333	1,614,940
Deferred income taxes	7,383,191	7,415,033
Deferred acquisition costs	3,039,144	5,781,810
Property, plant and equipment	935,743	2,046,332
Prepaid items	1,755,191	1,480,078
Goodwill	1,553,863	1,466,629
Other assets	1,992,923	1,857,239

Total assets	$207,298,116	$297,261,617

Liabilities and Shareholders’ Equity
Liabilities:
Unpaid losses and loss adjustment expenses	50,508,627	121,423,039
Unearned premiums	41,953,354	53,205,500
Reinsurance on paid losses and loss adjustment expenses	928,865	2,081,845
Ceded premiums payable	24,311,656	14,224,460
Due to affiliate:
Ceded premiums payable	567,786	—
Reinsurance on paid losses and loss adjustment expenses	229,790	—
Escrow deposits	6,200,182	11,718,824
Accounts payable and accrued expenses	6,384,429	13,459,422
Funds held	4,861,472	1,433,648
Loan payable	11,435,221	16,403,135
Collateral held	1,544,839	821,302
Deferred Revenue	—	2,185,104
Unearned loan fees	568,750	325,000

Total liabilities	149,494,971	237,281,279

Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.01 par value; authorized 15,000,000 shares; issued and outstanding at December 31, 2000, 6,281,386 shares, and at December 31, 2001, 6,287,266 shares	62,814	62,873
Additional paid-in capital	35,148,577	35,206,614
Retained earnings	29,262,582	33,416,851
Accumulated other comprehensive income, net	428,085	834,974
Treasury stock, 1,267,200 shares at December 31, 2000, and 1,589,239 shares at December 31, 2001	(7,098,913)	(9,540,974)

Total shareholders’ equity	57,803,145	59,980,338

Total liabilities and shareholders’ equity	$207,298,116	$297,261,617

See accompanying notes to consolidated financial statements.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

Consolidated Statement of Earnings
Years ended December 31, 1999, 2000 and 2001

	1999	2000	2001
Revenues:
Direct premiums earned	$6,625,018	$35,602,221	$119,120,688
Assumed premiums earned:
Affiliate	3,449,178	5,760,586	10,964,521
Nonaffiliates	8,065,737	12,715,642	16,679,635

Total assumed premiums earned	11,514,915	18,476,228	27,644,156

Ceded premiums earned
Affiliate	3,972,686	4,468,674	7,005,328
Nonaffiliates	2,042,216	22,805,125	74,972,700

Total ceded premiums earned	6,014,902	27,273,799	81,978,028

Net premiums earned	12,125,031	26,804,650	64,786,816

Net investment income	2,877,771	2,605,218	3,649,985
Interest on notes receivable	2,614,572	1,531,183	766,937
Brokerage commission income	1,389,242	3,291,605	2,410,810
Management fees from affiliate	1,386,108	1,424,986	1,496,068
Net realized gains (losses)	173,605	(517,857)	652,230
Real estate income	—	—	27,561,004
Other income	920,926	938,570	1,026,067

Total revenues	21,487,255	36,078,355	102,349,917

Expenses:
Losses and loss adjustment expenses incurred	6,896,423	18,506,290	43,986,019
Acquisition expenses	893,737	3,792,040	12,248,342
Payroll and related expenses	5,032,382	7,561,311	8,238,355
Real estate expenses		542,444	25,125,848
Other expenses	2,661,723	4,654,307	6,835,780
Expenses due to recession	—	3,541,848	600,000

Total expenses	15,484,265	38,598,240	97,034,344

Earnings (loss) before income taxes	6,002,990	(2,519,885)	5,315,573
Income taxes (benefit)	82,722	(1,156,728)	1,161,304

Net earnings (loss)	$5,920,268	$(1,363,157)	$4,154,269

Net earnings (loss) per share:
Basic	$0.99	$(0.25)	$0.87

Diluted	$0.98	$(0.25)	$0.84

Average number of shares outstanding:
Basic	6,006,605	5,496,106	4,797,371

Diluted	6,032,364	5,497,434	4,933,167

See accompanying notes to consolidated financial statements.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

Consolidated Statements of Shareholders’ Equity
Years ended December 31, 1999, 2000 and 2001

	1999	2000	2001
Common stock—number of shares
Balance at beginning of period	6,074,770	6,077,750	6,281,386
Issuance of common shares	2,980	203,636	5,880

Balance at end of period	6,077,750	6,281,386	6,287,266

Common stock:
Balance at beginning of period	$60,747	$60,777	$62,814
Issuance of common shares	30	2,037	59

Balance at end of period	60,777	62,814	62,873

Additional paid-in capital:
Balance at beginning of period	33,809,141	33,810,387	35,148,577
Issuance of common shares	1,246	1,338,190	58,037

Balance at end of period	33,810,387	35,148,577	35,206,614

Retained earnings:
Balance at beginning of period	24,705,471	30,625,739	29,262,582
Net earnings (loss)	5,920,268	(1,363,157)	4,154,269

Balance at end of period	30,625,739	29,262,582	33,416,851

Accumulated other comprehensive income:
Balance at beginning of period	693,934	(1,288,804)	428,085
Unrealized gain (loss) during the period (net of deferred tax benefit (expense) of $180,514, $(240,095) and $(152,279) respectively)	(1,982,738)	1,716,889	406,889

Balance at end of period	(1,288,804)	428,085	834,974

Treasury Stock:
Balance at beginning of period	—	(2,169,339)	(7,098,913)
Shares purchased, 300,000 shares in 1999, 967,200 shares in 2000 and 322,039 shares in 2001	(2,169,339)	(4,929,574)	(2,442,061)

Balance at end of period	(2,169,339)	(7,098,913)	(9,540,974)

Total shareholders’ equity	$61,038,760	$57,803,145	$59,980,338

See accompanying notes to consolidated financial statements.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

Consolidated Statements of Cash Flow
Years ended December 31, 1999, 2000 and 2001

	1999	2000	2001
Cash flow from operating activities:
Net earnings (loss)	$5,920,268	$(1,363,157)	$4,154,269
Adjustments to reconcile net earnings to net cash provided by operating activities:
Realized losses (gains) on sale of investments	(173,605)	517,857	(652,230)
Amortization of deferred acquisition costs, net	(334,906)	(2,764,443)	(2,742,666)
Accretion of loan discount	(510,636)	—	—
Change in:
Accrued investment income	(1,321,926)	1,239,988	(880,876)
Premiums receivable	(6,400,977)	(21,104,838)	7,561,157
Commissions receivable	16,621	5,948	—
Reinsurance recoverable and ceded unearned premiums	(6,034,994)	(39,953,983)	(55,061,471)
Unearned loan fees	—	568,750	(243,750)
Due from affiliate	(1,420,674)	1,103,428	(123,200)
Prepaid items	(261,950)	(1,317,597)	275,113
Funds held	(357,509)	4,503,963	(3,427,824)
Funds deposited	353,407	55,407	(14,717)
Collateral held	1,208,976	335,863	(723,537)
Income taxes	(70,127)	(993,235)	(1,486,449)
Unpaid losses and loss adjustment expenses	5,712,763	30,095,391	70,914,412
Unearned premiums	5,264,831	32,793,955	11,252,146
Liability for deductible fees held	(529,053)	—	—
Ceded premiums payable	2,356,146	17,572,588	(10,087,196)
Due to affiliate	1,461,476	(917,829)	(797,576)
Accounts payable and accrued expenses	(794,531)	4,490,959	7,074,993
Deferred Revenue	—	—	2,185,104
Other, net	1,427,631	(503,562)	905,758

Net cash provided by operating activities	5,511,231	24,365,453	28,081,460

Cash flow from investing activities:
Purchases of fixed maturities	(9,775,786)	(15,549,384)	(54,172,603)
Purchase of common stocks	(1,305,656)	(5,908,304)	(2,905,977)
Proceeds from maturity and redemption of fixed maturities	7,732,263	868,191	530,323
Proceeds from sales of fixed maturities	4,034,887	16,358,289	38,168,205
Proceeds from sales of common stock	4,467,664	5,771,377	3,068,210
Purchase of Trafalgar Insurance Company, net cash of acquired company	—	(7,050,877)	—
Proceeds from notes receivable—related parties	—	1,530,000	—
Increase in short-term investments	(4,463,471)	(8,562,586)	(6,429,895)
Repayment (advance) in notes receivable—other	(3,967,511)	(2,572,754)	796,119
Advance in notes receivable—related parties	(1,420,000)	—	—
Increase in investment in real estate	(1,842,983)	(12,796,382)	(13,716,295)
Sales (purchase) of fixed assets, net	(1,112,553)	298,551	(1,110,589)

Net cash used in investing activities	(7,653,146)	(27,613,879)	(35,772,502)

Cash flow from financing activities:
Proceeds from sale of common stock	1,276	17,227	58,094
Purchase of treasury stock	(2,169,339)	(4,929,574)	(2,442,061)
Proceeds of loan payable	—	11,435,221	4,967,914
(Deposits) Withdrawals from Restricted Cash	—	(6,117,682)	(2,892,807)
Proceeds from escrow deposits	—	6,200,182	5,518,642

Net cash provided by (used in) financing activities	$(2,168,063)	$6,605,374	$5,209,782

Net increase (decrease) in cash	(4,309,978)	3,356,948	(2,481,260)
Cash at beginning of period	4,737,132	427,154	3,784,102

Cash at end of period	$427,154	$3,784,102	$1,302,842

Non Cash Items: Operating activities:
Change in accrued interest income	980,120	—	—
Recoverable due to rescission in other assets	—	(1,323,000)	—
Change in prepaid items	—	(170,000)	—
Investing activities:
Decrease in notes receivable—other	9,162,777	4,950,000	—
Purchase of real estate	(10,142,897)	(4,950,000)	—
Financing activities:
Issuance of common stock	—	1,323,000	—
Notes receivable related parties	—	170,000	—

Net noncash adjustment	—	—	—

Supplemental disclosure of cash flow information:
Income taxes paid (recovered)	$(217,427)	$114,572	$2,800,000

Interest paid	$—	$—	$1,265,874

See accompanying notes to consolidated financial statements.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Earnings
Years ended December 31, 1999, 2000 and 2001

	1999	2000	2001
Net earnings (loss)	$5,920,268	$(1,363,157)	$4,154,269
Other comprehensive earnings (loss) before income taxes:
Unrealized gains (losses) on securities available for sale	(2,043,609)	1,414,896	1,315,686
Reclassification adjustment for realized gains (losses) included in net earnings	119,643	(542,088)	756,512

Total other comprehensive earnings (loss) before taxes	(2,163,252)	1,956,984	559,174
Income tax expense (benefit) related to items of comprehensive income	(180,514)	240,095	152,285

Other comprehensive earnings (loss) net of income taxes	(1,982,738)	1,716,889	406,889

Total comprehensive earnings	$3,937,530	$353,732	$4,561,158

See accompanying notes to consolidated financial statements.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements of American Safety Insurance Group, Ltd. (“American Safety”) and its subsidiaries (collectively, the “Company”) are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, based on the best information available, in recording transactions resulting from business operations. The balance sheet amounts that involve a greater extent of accounting estimates and actuarial determinations subject to future changes are the Company’s liabilities for unpaid losses and loss adjustment expenses. As additional information becomes available (or actual amounts are determinable), the recorded estimates may be revised and reflected in operating results. While management believes that the liability for unpaid losses and loss adjustment expenses is adequate to cover the ultimate liability, such estimates may be more or less than the amounts actually paid when claims are settled.

(b)	Description of Common Stock—Voting and Ownership Rights

The authorized share capital of the Company is 20 million shares, consisting of 15 million common shares, par value $.01 per share (“Common Shares”), and 5 million preferred shares, par value $.01 per share (“Preferred Shares”). The Common Shares are validly issued, fully paid, and non-assessable. There are no provisions of Bermuda law or the Company’s Bye-Laws which impose any limitations on the rights of shareholders to hold or vote Common Shares by reason of such shareholders not being residents of Bermuda. Holders of Common Shares are entitled to receive dividends ratably when and as declared by the Board of Directors out of funds legally available therefor.

Each holder of Common Shares is entitled to one vote per share on all matters submitted to a vote of the Company’s shareholders, subject to the 9.5% voting limitation described below. All matters, including the election of directors, voted upon at any duly held shareholders meeting shall be authorized by a majority of the votes cast at the meeting by shareholders represented in person or by proxy, except (i) approval of a merger, consolidation or amalgamation; (ii) the sale, lease, or exchange of all or substantially all of the assets of the Company; and (iii) amendment of certain provisions of the Bye-Laws, which each require the approval of at least 66 2/3% of the outstanding voting shares (in addition to any regulatory or court approvals). The Common Shares have noncumulative voting rights, which means that the holders of a majority of the Common Shares may elect all of the directors of the Company and, in such event, the holders of the remaining shares will not be able to elect any directors.

The Bye-Laws contain certain provisions that limit the voting rights that may be exercised by certain holders of Common Shares. The Bye-Laws provide that each holder of Common Shares is entitled to one vote per share on all matters submitted to a vote of the Company’s shareholders, except that if, and so long as, the Controlled Shares (as defined below) of any person constitute 9.5% or more of the issued and outstanding Common Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of 9.5%, other than the voting rights of Frederick C. Treadway or Treadway Associates, L.P., affiliates of a founding shareholder of the Company.

“Controlled Shares” mean (i) all shares of the Company directly, indirectly, or constructively owned by any person and (ii) all shares of the Company directly, indirectly, or beneficially owned by such person within the meaning of Section 13(d) of the Exchange Act (including any shares owned by a group of persons, as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d)(6) of the Exchange Act). Under these provisions, if, and so long as, any person directly, indirectly, or constructively owns Controlled Shares having more than 9.5% of the total number of votes exercisable in respect of all shares of voting stock of the Company, the voting rights attributable to such shares will be limited, in the aggregate, to 9.5% of the total number of votes.

No holder of Common Shares of the Company shall, by reason only of such holder, have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

(c)	Principles of Consolidation

The consolidated financial statements include the accounts of American Safety Insurance Group, Ltd., a Bermuda company, American Safety Reinsurance, Ltd. (“American Safety Re”) formed in January 1998 to serve as the successor for the reinsurance business of American Safety, as a 100%-owned licensed Bermuda insurance company, and American Safety Holdings Corp. (“American Safety Holdings”), formed in July 1999 to serve as a 100%-owned insurance and financial services holding company.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

American Safety Holdings in turn wholly owns American Safety Casualty Insurance Company (“American Safety Casualty”), a property and casualty insurance company, American Safety Insurance Services, Inc. (“ASI Services”), an insurance management and brokerage company, Ponce Lighthouse Properties, Inc. (“Ponce”), the development company of the Harbour Village project, and Rivermar Contracting Company (“Rivermar”), the general contractor of the Harbour Village project. American Safety Casualty wholly owns American Safety Indemnity Company, a property and casualty excess and surplus lines insurance company. ASI Services wholly owns the following subsidiaries: Sureco Bond Services, Inc. (“Sureco”), a bonding agency; Environmental Claims Services, Inc. (“ECSI”),a claims consulting firm; American Safety Financial Corp., a financial services subsidiary; and American Safety Purchasing Group, Inc., which acts as a purchasing group for the placement of business with American Safety Casualty. All significant intercompany balances have been eliminated in consolidation.

(d)	Business Environment

The following is a description of certain risks facing the Company and its subsidiaries:

Legal/Regulatory Risk is the risk that changes in the legal or regulatory environment in which an insurer operates will create additional expenses not anticipated by the insurer in pricing its products and beyond those recorded in the financial statements. That is, regulatory initiatives designed to reduce insurer profits or otherwise affecting the industry in which the insurer operates, new legal theories or insurance company insolvencies through guaranty fund assessments, may create costs for the insurer beyond those recorded in the financial statements. The Company attempts to mitigate this risk by actively writing insurance business in several states, thereby spreading this risk over a large geographic area.

Potential Risk of United States Taxation of Bermuda Operations.    Under current Bermuda law, American Safety is not required to pay any taxes in Bermuda on either income or capital gains. American Safety has received an undertaking from the Minister of Finance in Bermuda that will exempt American Safety from taxation until the year 2016 in the event of any such taxes being imposed. Whether a foreign corporation is engaged in a United States trade or business or is carrying on an insurance business in the United States depends upon the level of activities conducted in the United States. If the activities of a foreign company are “continuous, regular, and considerable,” the foreign company will be deemed to be engaged in a United States trade or business. Due to the fact that American Safety will continue to maintain an office in Bermuda and American Safety and American Safety Re’s sole business is reinsuring contracts via treaty reinsurance agreements, which are all signed outside of the United States, American Safety does not consider itself to be engaged in a trade or business in the United States and, accordingly, does not expect to be subject to United States income taxes. This position is consistent with the position taken by various other entities that have similar operational structures as American Safety.

However, because the Internal Revenue Code of 1986, as amended, the Treasury Regulations and court decisions do not definitively identify activities that constitute being engaged in a United States trade or business, and because of the factual nature of the determination, there can be no assurance that the Internal Revenue Service will not contend that American Safety or its Bermuda insurance subsidiary are engaged in a United States trade or business. In general, if American Safety or its Bermuda insurance subsidiary are considered to be engaged in a United States trade or business, it would be subject to (i) United States Federal income tax on its taxable income that is effectively connected with a United States trade or business at graduated rates and (ii) the 30 percent branch profits tax on its effectively connected earnings and profits deemed repatriated from the United States. Certain subsidiaries of American Safety are, however subject to U.S. Federal and state income tax, as they are domiciled and conduct business in the United States.

Credit Risk is the risk that issuers of securities owned by the insurer or secured notes receivable will default or that other parties, including reinsurers that have obligations to the insurer, will not pay or perform. The Company attempts to mitigate this risk by adhering to a conservative investment strategy, by obtaining sufficient collateral for secured note obligations and by maintaining sound reinsurance, credit and collection policies.

Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer’s investments. The Company attempts to mitigate this risk by attempting to match the maturities of its assets with the expected payouts of its liabilities.

(e)	Investments

Fixed maturity securities for which the Company has the positive intent and ability to hold to maturity are classified as “held to maturity” and are reported at amortized cost. Fixed maturity and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as “trading” and are reported at fair value, with unrealized gains and losses included in

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

earnings. Fixed maturity and equity securities not classified as either held to maturity or trading are classified as “available for sale” and are reported at fair value, with unrealized gains and losses (net of deferred taxes) charged or credited as a component of accumulated other comprehensive income.

While it is the Company’s intent to hold fixed maturity securities until the foreseeable future or until maturity, it may sell such securities in response to, among other things, market conditions, liquidity needs, or interest rate fluctuations. At December 31, 2000 and 2001, the Company considered all of its fixed maturity and equity securities as available for sale.

Investment income is recorded as earned on the accrual basis and includes amortization of premiums and accretion of discounts using the interest method. Realized gains or losses on disposal of investments are determined on a specific identification basis and are included in revenues. Investments in real estate are carried at the lower of cost or market plus capitalized development costs.

The Company owns no on-balance sheet or off-balance sheet derivative instruments.

(f)	Notes Receivable

Notes receivable represent indebtedness under various secured lending arrangements with related and unrelated parties. Interest income, loan fees, and deferred loan costs are recognized on an effective yield basis over the life of the loan. The allowance for possible loan losses has been determined based on those losses management considers probable at each reporting date. At December 31, 1999, 2000 and 2001, no allowance was deemed necessary by Company management.

The Company ceases the accrual of interest on loans when any payment is past due. Additionally, the Company assesses loan impairment by comparing the carrying value of such loan, including accrued but unpaid interest at the valuation date to the fair market value of collateral held with respect to such loan. Any shortage of fair value over carrying value is first recognized by reversing interest income recognized for the year of impairment and then recognizing any further loss against the allowance for loan losses.

(g)	Recognition of Premium Income

General liability premiums are primarily assumed from American Safety Risk Retention Group, Inc. (“American Safety RRG”), a non-subsidiary affiliate. General liability premiums are estimated based upon the annual revenues of the underlying insureds. Additional or return premiums are recognized for differences between provisional premiums billed and estimated ultimate general liability premiums due. General liability, surety, commercial auto, other commercial lines and workers’ compensation premiums are recorded ratably over the policy period with unearned premium calculated on a pro rata basis over the lives of the underlying coverages.

(h)	Brokerage Commission Income

Brokerage commissions on business produced by Sureco and ASI Services are recognized when the related insurance policies are written. Commissions are refundable upon early termination of a policy. A provision is made for expected adjustments relating to policy cancellations that can be reasonably estimated in accordance with Statement of Financial Accounting Standards (SFAS) 5—Accounting for Contingencies. For ASI Services produced business which remains in the consolidated group, any commissions recognized are eliminated in consolidation or otherwise recognized in revenue consistent with the recognition of premiums earned.

(i)	Management Fees from Affiliate

The program management agreement between American Safety RRG and ASI Services provided for payment of a monthly program management fee, a managing general agency commission and producing agent commissions. The level of program management fees are designed to reimburse the Company for the allocable share of expenses incurred in managing the American Safety RRG program. The fees are earned as expenses are incurred.

(j)	Deferred Policy Acquisition Costs

The costs of acquiring business, primarily commissions and underwriting expenses, are deferred (to the extent they are recoverable from future premium income) and amortized to earnings in relation to the amount of premiums earned. If necessary, investment income is considered in the determination of the recoverability of deferred policy acquisition costs. Deferred revenue results when reinsurance ceding commissions received exceed the related deferred acquisition costs for direct and assumed business.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

An analysis of deferred policy acquisition costs (deferred revenue) follows:

	Years ended December 31,
	1999	2000	2001
Balance, beginning of period	$(60,205)	$274,701	$3,039,144
Acquisition costs deferred	1,499,496	7,479,745	15,294,666
Amortized during the period	(1,164,590)	(4,715,302)	(12,552,000)

Balance, end of period	$274,701	$3,039,144	$5,781,810

(k)	Unpaid Losses and Loss Adjustment Expenses

The Company provides a liability for unpaid losses and loss adjustment expenses based upon aggregate case estimates for reported claims and estimates for incurred but not reported losses. Because of the length of time required for the ultimate liability for losses and loss adjustment expenses to be determined for certain lines of business underwritten, the Company has limited experience upon which to base an estimate of the ultimate liability. For this business, management has established loss and loss adjustment expense reserves based on an independent actuarial valuation that it believes is reasonable and representative of anticipated ultimate experience. Beginning in 1996, the Company’s actuarial consultant refined the estimation process for the determination of ultimate loss and loss adjustment expense to begin to recognize differences between the Company’s reporting and settlement patterns and industry patterns as sufficient Company specific data (10 years of Company specific actuarial data) was then available. This method (Bornhuetter-Ferguson) entails developing an initial expected loss ratio based upon gross ultimate losses from prior accident years, estimating the portion of ultimate losses expected to be reported and unreported, and adding the actual reported losses to the expected unreported losses to derive the indicated ultimate losses. However, the net amounts that will ultimately be paid to settle the liability may be more or less than the estimated amounts provided.

(l)	Income Taxes

For subsidiaries subject to taxation, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(m)	Reinsurance

Reinsurance contracts do not relieve the Company from its obligation to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk to minimize its exposure to significant losses from reinsurer insolvencies. Reinsurance recoverables on unpaid losses and prepaid reinsurance represent amounts recoverable from reinsurers for unpaid losses and unearned ceded reinsurance premiums, respectively.

(n)	Goodwill

On April 2, 1993, American Safety Casualty exchanged 8% of its common shares for 100% of the common stock of ASI Services, which shares were subsequently re-acquired by the Company. The goodwill created from this transaction is being amortized ratably over 20 years. In March 2000, American Safety Holdings Corp. purchased 100% of the common stock of Trafalgar Insurance Company and renamed it American Safety Indemnity Company. The goodwill created from this transaction is being amortized ratably over 20 years. Accumulated amortization was $193,582 at December 31, 2000 and $280,816 at December 31, 2001. See paragraph (1)(p) below for additional information.

(o)	Net Earnings Per Share

Basic earnings (loss) per share and diluted earnings (loss) per share are computed by dividing net earnings (loss) by the weighted average number of shares outstanding for the period (basic EPS) plus dilutive shares subject to stock options (diluted EPS).

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Earnings (loss) per share are as follows:

	1999	2000	2001
Weighted average shares outstanding	6,006,605	5,496,106	4,797,371
Shares attributable to stock options	25,759	1,328	135,796

Weighted average common and common equivalents	6,032,364	5,497,434	4,933,167

Earnings (loss) per share:
Basic	$0.99	$(0.25)	$0.87
Diluted	$0.98	$(0.25)	$0.84

(p)	Revenue Recognition of Real Estate

The Company recognizes revenue from the sale of real estate when the title to each individual unit or boat slip passes to the purchaser under the full accrual method. When the title passes, the Company uses a percentage of completion method, based on actual costs to total estimated costs (including allocated common costs) to recognize revenue. The difference between total sales price and the revenue recognized is set up as deferred revenue and is recognized as the additional costs of each building are incurred.

(q)	Capitalizing Costs on Real Estate

The Company capitalizes the following costs with respect to real estate: project costs, including acquisition, design and planning costs, construction costs, taxes, insurance, amenities, interest and indirect costs.

(r)	Reclassifications

Certain items in the prior periods’ financial statements have been reclassified to conform with the 2001 presentation.

(s)	Stock Based Compensation

The Company grants stock options to executive officers and employees. The exercise price of the option is always equal to or greater than the fair market value of the Company’s common stock on the date of grant. The Company accounts for the stock option grants in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and accordingly, does not recognize any compensation expense for the stock option grants.

(t)	Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended, is effective for years beginning after June 15, 2000. The standard requires that all derivatives be recorded as an asset or liability, at estimated fair value, regardless of the purpose or intent for holding the derivative. If a derivative is not utilized as a hedge, all gains or losses from the change in the derivative’s estimated fair value are recognized in earnings. The gains or losses from the change in estimated fair value of certain derivatives utilized as hedges are recognized in earnings or other comprehensive income depending on the type of hedge relationship. The adoption of SFAS No. 133, as amended, did not have an impact on the Company’s consolidated financial position and results of operations.

In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, a replacement of FASB Statement No. 125. SFAS No. 140 revises the standards of accounting for securitization and other transfers of financial assets and collateral and requires certain disclosures not previously required under SFAS No. 125. This statement is effective for all transfers and servicing of financial assets and liabilities occurring after March 31, 2001. For recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral, it is effective for fiscal years ended after December 15, 2000. The adoption of SFAS No. 140 did not have a material impact on the Company’s consolidated financial position and results of operation.

In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

Statement 141 will require upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

As of the date of adoption, the Company expects to have unamortized goodwill in the amount of $1.5 million, which will be subject to the transition provisions of Statement 141 and 142. Amortization expense related to goodwill was $87,234 and $69,869 for the year ended December 31, 2001 and the year ended December 31, 2000, respectively.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During 2001, the FASB also issued Statements No. 143 and 144 dealing with impairment and disposition of long-lived assets. The adoption of SFAS No. 143 and No. 144 is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

(2)	Investments

Net investment income is summarized as follows:

	Years ended December 31,
	1999	2000	2001
Fixed maturities	$2,499,362	$2,183,392	$3,282,285
Equity securities	1,507	48,760	16,803
Short-term investments and cash	422,173	460,777	526,903

	2,873,042	2,692,929	3,825,991
Less investment expenses	(4,729)	87,711	176,006

Net investment income	$2,877,771	$2,605,218	$3,649,985

Realized and unrealized gains and losses were as follows:

	Years ended December 31,
	1999	2000	2001
Realized gains:
Fixed maturities	$16,608	$37,757	$974,604
Equity securities	124,637	—	—
Real estate	53,962	24,231	—

Total gains	195,207	61,988	974,604

Realized losses:
Fixed maturities	(17,171)	(573,884)	(218,092)
Equity securities	(4,431)	(5,961)	—
Real estate	—	—	—

Total losses	(21,062)	(579,845)	(322,374)

Net realized gains (losses)	$173,605	$(517,857)	$652,230

Changes in unrealized gains (losses):
Fixed maturities	$(2,144,359)	$1,951,504	$559,172
Equity securities	(18,893)	5,480	—

Net unrealized gains (losses)	$(2,163,252)	$1,956,984	$559,172

At December 31, 2000 and 2001, the Company did not hold fixed-maturity securities which individually exceeded 10% of shareholders’ equity, except U.S. government and government agency securities.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The amortized cost and estimated fair values of investments at December 31, 2000 and 2001 are as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimates fair value
December 31, 2000:
Securities available for sale:
Fixed maturities:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$30,952,452	$615,498	$112,524	$31,455,426
Obligations of states and political subdivisions	6,083,661	190,974	—	6,274,635
Corporate securities	6,799,319	17,688	153,243	6,663,764
Mortgage-backed securities	1,562,888	31,997	3,054	1,591,831

Total fixed maturities	45,398,320	856,157	268,821	45,985,656
Equity investments—common stocks	162,322	—	—	162,322

Total	$45,560,642	$856,157	$268,821	$46,147,978

December 31, 2001:
Securities available for sale:
Fixed maturities:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$28,618,104	$1,091,312	$101,892	$29,607,524
Obligations of states and political subdivisions
Corporate securities	24,157,207	380,283	146,968	24,390,522
Mortgage-backed securities	7,914,282	3,956	80,183	7,838,055

Total fixed maturities	60,689,593	1,475,551	329,043	61,836,101
Equity investments—common stocks	—	—	—	—

Total	$60,689,593	$1,475,551	$329,043	$61,836,101

The amortized cost and estimated fair values of fixed maturities at December 31, 2001, by contractual maturity are shown below. Expected maturities may differ from contractual maturities as certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalty.

	Amortized cost	Estimated fair value
Due in one year or less	$549,755	$563,408
Due after one year through five years	22,933,293	23,882,645
Due after five years through ten years	21,758,766	21,934,318
Due after ten years	7,533,497	7,617,675
Mortgage-backed securities	7,914,282	7,838,055

Total	$60,689,593	$61,836,101

Bonds with an amortized cost of $12,648,910 and $14,199,157 were on deposit with insurance regulatory authorities at December 31, 2000 and 2001 in accordance with statutory requirements.

(3)	Investment in Real Estate

The Company’s investment in real estate is comprised of 173 acres of property in Ponce Inlet, Florida that was acquired in foreclosure during April 1999. At the date of foreclosure the Company evaluated the carrying value of its investment in real estate by comparing the fair value of the foreclosed collateral to the book value of the underlying loan and accrued interest. As the book value of the loan and accrued interest was less than the fair value of the collateral, no loss was recognized on foreclosure and the book balance of the loan and accrued interest became the basis of the real estate.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Throughout 1999, it was the Company’s intent to sell the property known as Harbour Village Golf and Yacht Club (“Harbour Village”) and the Company negotiated with a potential purchaser who was interested in developing the property. During the negotiation period, the Company agreed to manage the property development on the potential purchaser’s behalf.

On February 17, 2000 the Company was informed that the potential purchaser was unable to secure acceptable construction financing terms and requested an extension of time to seek other financing. The Company denied the potential purchaser’s request and is developing the property for its own account.

During 1999, the Company recognized $360,000 in property management fees for the management of the property during the due diligence period on behalf of the potential purchaser and applied $140,000 in nonrefundable earnest monies against the carrying value of its investment in real estate.

As of December 31, 2000 and 2001, the investment in real estate for the Harbour Village project is broken down as follows (in thousands):

	2000	2001
Land	$6,149	$4,360
Capitalized overhead, interest and taxes	3,886	3,925
Work in process	8,961	28,328

Total	$18,996	$36,613

In October 2000, the Company refinanced several secured notes receivable into one secured note receivable and the Company took title to several parcels of land as partial payment of the notes receivable. The repayment value given to the borrower was $4.27 million and the Company was paid a fee of $650,000.

At December 31, 2000 and 2001, the Company was holding $6.1 million and $9.0 million, respectively, of escrowed cash deposits from the purchasers of units at Harbour Village. This money will stay in the escrow until the units are closed and title has transferred to the purchaser. At that point, the Company will be entitled to take those funds out of escrow.

(4)    Notes Receivable

As of December 31, 2001, notes receivable consists of two notes which are secured by real and personal property and various corporate and personal guarantees. These notes bear interest rates at 12% and are payable on various dates. These notes are currently in default.

The recorded investment in notes receivable, which meet the definition of impaired loans at December 31, 2000 and 2001 were  -0- and $8,081,899, respectively. The Company did not maintain an allowance for loan losses, as it believes that the value of collateral held is sufficient to preclude any losses. The weighted average recorded investment in impaired notes receivable as of December 31, 2000 and 2001 were -0- and $2,494,294, respectively. Interest income recognized on impaired notes receivable during the twelve months ended December 31, 2000 and 2001 were $0 and $0, respectively.

(5)    Financial Instruments

The carrying amounts for short-term investments, cash, premiums receivable, commissions receivable, accrued investment income, liability for deductible fees held, ceded premiums payable, funds held, collateral held and accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

Estimated fair values for fixed maturities were provided by outside consultants using market quotations, prices provided by market makers or estimates of fair values obtained from yield data relating to investment securities with similar characteristics.

The estimated fair values for equity securities were determined by using market quotations on the principal public exchange markets for which such securities are traded.

Of the two notes receivable at December 31, 2000 and 2001, all have fair values which approximate market values, and have maturity dates in 2002.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(6)    Reinsurance

General Liability

The Company has excess of loss reinsurance treaties with Berkley Insurance Company, QBE Reinsurance Corporation, Partner Reinsurance Company US, Hartford Fire Insurance Company, Trenwick America Reinsurance Corporation, Alea London, Ltd., Terra Nova Insurance Company and Lloyds of London (the “Reinsurers”) for the Company’s general liability lines of business. These treaties provide $9.75 million excess $250,000 to the Company.

Workers’ Compensation

The Company assumes workers’ compensation business from Legion Insurance Company (“Legion”). This business is produced by ASI Services, which bills and collects the premiums on behalf of Legion and remits net of its agent’s commissions. Legion then deducts its expenses for the program as well as 10% of the premium to deposit in its loss fund. The balance of the premium is ceded to American Safety Casualty. Legion uses the 10% loss fund to pay claims, and when this fund is extinguished, Legion cedes the losses to American Safety Casualty. American Safety Casualty has a 50% quota share arrangement between itself and American Reinsurance, Ltd. Pursuant to the arrangement with Legion Insurance Company, the Company’s exposure is limited to $250,000 per occurrence and a 70% aggregate stop-loss ratio percentage.

During 2000, American Safety Casualty began direct writing the workers’ compensation business that had been previously written by Legion. The reinsurance structure described above is also utilized by American Safety Casualty except the 10% loss fund is not applicable to business directly written by American Safety Casualty. Effective January 2001, Legion terminated new and renewal writings under the program.

The Company has excess of loss treaties with Berkley Insurance Company, QBE Reinsurance Company U.S., Partners Reinsurance Company U.S., Hartford Fire Insurance Company, Trenwick America Reinsurance Corporation, Lloyd’s of London, American Healthcare Indemnity Company, and Transatlantic Reinsurance Company for the Company’s workers’ compensation line of business. These treaties provide $49.75 million excess $250,000 to the Company.

Surety

The Company has an excess of loss reinsurance treaty with Berkley Insurance Company for the Company’s surety line of business. The treaties provide per bond and per principal reinsurance of $750,000 excess $250,000. American Safety Casualty also has a 50% quota share arrangement between itself and American Safety Reinsurance, Ltd. Effective January 1, 2002, the Company has no reinsurance for its surety line of business and has substantially reduced writing contract surety business.

Excess and Surplus

Effective January 1, 2001, the Company entered into an excess of loss reinsurance treaty with Folksamerica Reinsurance Company, QBE Reinsurance Corporation, Partner Reinsurance Company and Trenwick America Reinsurance Corporation to reinsure the Company’s excess and surplus risks. The treaty provides $650,000 excess $350,000 of coverage to the Company.

Commercial Lines

Effective January 1, 2000, the Company entered into various reinsurance treaties to limit its commercial lines exposure. A liability treaty with Signet Star Reinsurance Company provides $900,000 excess of $100,000. Three property treaties provide $400,000 excess $100,000 and $500,000 excess $500,000 and $2 million excess $1 million of coverage to the Company on a 100% basis. Two property catastrophe treaties provide $500,000 excess $500,000 and $2.5 million excess $1 million of coverage to the Company.

Program Business

The Company’s program business division buys various forms of reinsurance on both a quota share basis as well as an excess of loss basis. These treaties cover the majority of risks written by the Company in this division. Where appropriate, collateral is obtained from the reinsurers to secure their obligations.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The approximate effect of reinsurance on the financial statement accounts listed below is as follows:

	Years ended December 31,
	1999	2000	2001
	(In thousands)
Written premiums:
Direct	$10,820	$64,227	$131,253
Assumed	12,585	22,646	26,764
Ceded	(8,864)	(44,873)	(78,949)

Net	$14,541	$42,000	$79,068

Earned premiums:
Direct	$6,625	$35,602	$119,121
Assumed	11,515	18,477	27,644
Ceded	(6,015)	(27,274)	(81,978)

Net	$12,125	$26,805	$64,787

Losses and loss adjustment expenses incurred:
Direct	$4,800	$29,291	$111,700
Assumed	6,045	13,739	18,115
Ceded	(3,949)	(24,524)	(85,829)

Net	$6,896	$18,506	$43,986

Unpaid loss and loss adjustment expenses:
Direct	$5,638	$28,431	$97,756
Assumed	14,775	22,077	23,667
Ceded	(6,065)	(27,930)	(77,583)

Net	$14,348	$22,578	$43,840

From 1992 through 2001, Berkley Insurance Company (“Berkley”), formerly known as Signet Star Reinsurance Company, acted as a major reinsurer under treaties relating to several lines of insurance business of the Company. Berkley is a subsidiary of W.R. Berkley Corp. (NYSE: BER). During the nine year relationship, the Company paid or credited Berkley for reinsurance premiums of over $23.5 million. Berkley unconditionally accepted these reinsurance premiums for the nine years through May 2001 before disputing its obligations under several reinsurance treaties in November 2001. Since the beginning of this reinsurance relationship, Berkley has paid only $5.8 million in reinsurance benefits for claims on behalf of the Company.

The Company and Berkley have been parties to at least 19 treaties during the nine year reinsurance relationship. Eight of these reinsurance treaties are at issue in this dispute relating to business classified as casualty, workers’ compensation, surety business, automobile liability, general liability, and excess and surplus lines casualty business.

The Company first notified Berkley in August 2001 that reinsurance payments were required for claims reinsured under the treaties. However, Berkley had not informed the Company of its repudiation until November 2001. As a result of adverse loss experience to the reinsurer for certain lines of business, Berkley has stopped reimbursing the Company for amounts due under such treaties. The Company held two meetings with Berkley where they requested the Company retroactively consider taking a greater portion of the losses than is required under the treaties. On April 5, 2002, the Company demanded arbitration.

In the arbitration proceeding Berkley has set forth a number of reasons supporting their actions including (1) alleged breach of duty by a Berkley employee, (2) alleged unusual treaty provisions, (3) lack of awareness of the type and amount of business being written by the Company and (4) the amount of surety premium written exceeded the original estimate; and Berkley is seeking reformation, rescission and partial rescission of the treaties in dispute.

The Company believes that Berkley’s position lacks merit, and in any event, their reasons do not constitute defenses to their obligations under the treaties. Rather, the Company believes Berkley is merely seeking to delay payment and thereby pressure the Company into compromising its claims for reinsurance payments under the treaties.

The Company has not established a reserve for this reinsurance recoverables dispute as the Company does not believe a probable loss will occur nor is any potential loss estimatable. The Company has consulted with its outside auditors with respect to applicability of the Statement of Accounting Standards No. 5—Accounting for Contingencies in this matter. If any of these factors change in the future, the Company will establish a reserve at that time.

(7)	Income Taxes

Total income tax expense (benefit) for the years ended December 31, 1999, 2000 and 2001 were allocated as follows:

	1999	2000	2001
Tax expense (benefit) attributable to:
Income (loss) from continuing operations	$82,722	$(1,156,728)	$1,161,304
Unrealized gain (losses) on securities available for sale	(180,514)	240,095	152,279

Total	$(97,792)	$(916,633)	$1,313,583

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

U.S. Federal and state income tax expense (benefit) from continuing operations consists of the following components:

	Current	Deferred	Total
December 31, 1999	$272,484	$(189,762)	$82,722
December 31, 2000	(106,588)	(1,050,140)	(1,156,728)
December 31, 2001	1,345,427	(184,123)	1,161,304

The state income tax (benefit) components aggregated $93,627, $(43,357) and $55,698 for the years ended December 31, 1999, 2000, and 2001, respectively. Income tax expense for the years ended December 31, 1999, 2000, and 2001 differed from the amount computed by applying the U.S. Federal income tax rate of 34% to earnings before Federal income taxes as a result of the following:

	1999	2000	2001
Expected income tax expense (benefit)	$2,041,017	$(856,761)	$1,807,295
Foreign earned income not subject to direct taxation	(2,028,352)	(169,124)	(614,882)
Tax-exempt interest	(77,895)	(151,738)	(15,654)
State taxes and other	147,952	20,895	(15,455)

	$82,722	$(1,156,728)	$1,161,304

Deferred income taxes are based upon temporary differences between the financial statement and tax bases of assets and liabilities. The following deferred taxes are recorded:

	December 31,
	2000	2001
Deferred tax assets:
Loss reserve discounting	$1,075,061	$2,336,868
Unearned premium reserves	1,209,162	2,128,862
Net operating loss carry forward	398,597	—
Difference between tax and GAAP basis of Harbour Village project	5,839,919	5,118,563

Gross deferred tax assets	8,522,739	9,584,293

Deferred tax liabilities:
Deferred acquisition costs	978,785	1,855,958
Unrealized gain on securities	159,251	311,530
Other	1,512	1,772

Gross deferred tax liabilities	1,139,548	2,169,260

Net deferred tax asset	$7,383,191	$7,415,033

A valuation allowance has not been established as the Company believes it is more likely than not that the deferred tax asset will be realized.

(8)	Insurance Accounting

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles which vary in certain respects, for the Company, American Safety Casualty and American Safety Indemnity, from statutory accounting practices prescribed or permitted by regulatory authorities. Statutory accounting practices includes state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (the “NAIC”). In its March 1998 meeting, the NAIC membership adopted the Codification of Statutory Accounting Principles Project (the “Codification”) as the NAIC-supported basis of accounting. The Codification was approved with a provision allowing for commissioner discretion in determining appropriate statutory accounting for insurers. Accordingly, such discretion will continue to allow prescribed or permitted accounting practices that may differ from state to state.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The implementation date of Codification for the Company is January 1, 2001. The Company evaluated the impact of adopting Codification on statutory capital and surplus at January 1, 2001 and determined that statutory capital and surplus increased by $803,935 due to the recognition of a deferred tax asset for statutory reporting.

The Bermuda Insurance Act of 1978 and related regulations (the “Act”) requires the Company to meet a minimum solvency margin. Statutory capital and surplus as of December 31, 1999, 2000 and 2001 were $61,038,760, $57,709,998 and $60,066,839, respectively, and the amounts required to be maintained by the Company were $2,355,558, $3,179,716 and $3,610,139, respectively. In addition, a minimum liquidity ratio must be maintained whereby relevant assets, as defined by the Act, must exceed 75% of relevant liabilities. Once these requirements have been met, there is no restriction on the retained earnings available for distribution.

As reported in American Safety Casualty’s 2001 annual statement, the statutory capital and surplus of American Safety Casualty approximated $24,600,583. The maximum amount of dividends which can be paid, without prior written approval of the Commissioner of Insurance of the State of Delaware, is limited to the greater of 10% of surplus as regards policyholders or net income, excluding realized capital gains, of the preceding year. Accordingly, American Safety Casualty can pay dividends in 2002 of approximately $2,460,058.

The National Association of Insurance Commissioners (the “NAIC”) has established risk-based capital (“RBC”) requirements to help state regulators monitor the financial strength and stability of property and casualty insurers by identifying those companies that may be inadequately capitalized. Under the NAIC’s requirements, each insurer must maintain its total capital above a calculated threshold or take corrective measures to achieve the threshold. The threshold of adequate capital is based on a formula that takes into account the amount of risk each company faces on its products and investments. The RBC formula takes into consideration four major areas of risk: (i) asset risk which primarily focuses on the quality of investments; (ii) insurance risk which encompasses coverage-related issues and anticipated frequency and severity of losses when pricing and designing insurance coverages; (iii) interest rate risk which involves asset/liability matching issues; and (iv) other business risks.

American Safety Casualty and American Safety Indemnity have calculated their RBC level and have determined that their capital and surplus is in excess of threshold requirements.

(9)	Loans Payable

Acquisition and Development Loan

In July 2000, the Company, through its subsidiary, Ponce Lighthouse Properties, Inc., initially closed a $37,900,000 acquisition, development and construction loan facility with a commercial bank for the Harbour Village Golf and Yacht Club project. As of December 31, 2000, the Company had outstanding borrowings of $11,021,976. The loan facility was increased in July 21, 2001 and through December 31, 2001, the Company had outstanding borrowings of $15,290,265. Interest only is due monthly until July 19, 2002, at which time all outstanding principal and interest is due. Partial repayments are required as residential condominium units and boat slips are sold. The loan bears interest at a variable rate equal to 30 day LIBOR plus 2.25%, adjusted monthly. The loan is secured by a first mortgage on the real estate and a first priority security interest in all contracts for the sale of condominium units and boat slips, as well as all personal property used in the project. Both the Company and American Safety Holdings Corp., a subsidiary, have provided partial loan guarantees. The Company has also provided a $1,928,932 letter of credit as additional security.

Finance of Insurance Premiums

The Company through its subsidiary, Ponce Lighthouse Properties, Inc., financed various insurance premiums in connection with the Harbour Village project. The premium financing loan is unsecured and bear interest at a rate of 8.5%. The outstanding balance at December 31, 2001 was $43,433. The outstanding principal of $43,433 is due in 2002.

Maturities of Loans Payable

Loans payable mature as follows: $15,333,698 in 2002.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interest Cost

The Company capitalizes interest as a component of cost during the development and construction period. In 2001, the Company incurred $1,232,860 in interest cost, all of which was capitalized.

(10)	Related Party and Affiliate Transactions

The Company has entered into reinsurance agreements with two companies, Intersure Reinsurance Company (“Intersure Re”) and Omega Reinsurance Company (“Omega Re”), each of which is owned and controlled, respectively, by a senior officer of the Company, in order to provide limits of coverage on terms not readily available in the commercial reinsurance market. Reinsurance premiums ceded and earned aggregated $206,000, $308,875 and $587,071 for the years ended December 31, 1999, 2000 and 2001, respectively. Intersure Re has exercised a previously granted option to purchase common shares of American Safety at an option price approximating fair value at the date of the grants. See Note (14).

ASI Services, American Safety’s underwriting and administrative services subsidiary, leases office space from an entity which is owned by certain directors and shareholders of the Company. The lease commenced on March 1, 2001 and expires on February 28, 2006. The Company pays base annual rent of $343,255 plus an annual increase based on the consumer price index of at least 4%.

The following tables reconcile the income statement effects to the Company from American Safety RRG:

	Years ended December 31,
	1999	2000	2001
	(In thousands)

Assumed premiums from American Safety RPG	$3,449	$5,761	$10,964
Ceded premiums to American Safety RRG	3,973	4,469	7,005

Net premiums earned	(524)	1,292	3,959
Management fee	1,386	1,424	1,496
Loss control fees	75	—	—
Brokerage commission income	1,080	2,515	1,490

Total revenues	$2,017	$5,231	$6,945

Loss and loss adjustment expense incurred	$181	$535	$2,392

For the years ended December 31, 1999, 2000 and 2001, ASI Services and ECSI received fees from American Safety RRG for risk management, claims administration and other management services. ASI Services also recognized brokerage commission income from American Safety RRG.

The following table shows the balance sheet effects to the Company from American Safety RRG:

	December 31,
Assets	1999	2000	2001
Due from affiliate	$2,088,748	$985,320	$1,108,520
Liabilities
Unpaid loss and Loss adjustment expenses	6,541,918	5,902,643	8,821,395
Unearned premiums	2,114,813	1,508,781	4,238,931
Ceded premiums payable	1,636,207	567,786	—
Reinsurance payable on paid loss and Loss adjustment expenses	79,198	229,790	—

(11)	Segment Information

Factors used to identify the Company’s reportable segments:

The Company’s United States and Bermuda operating segments were identified by management as separate operating segments based upon the regulatory environments of each of these countries. Significant differences exist under United States and Bermuda law

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

concerning the regulation of insurance entities, including differences in: types of permissible investments, minimum capital requirements, solvency monitoring, pricing, corporate taxation, etc.

Products and services from each reportable segment:

The Company is a specialty insurance holding company which, through its United States and Bermuda operating segments, develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market for environmental remediation risks, employee leasing and staffing industry risks, and other specialty risks. The Company has demonstrated expertise in developing specialty insurance coverages and custom designed risk management programs not generally available in the standard insurance market.

The Company is the owner/developer of the Harbour Village project in Ponce Inlet, Florida, as discussed in Note 3, and this item is reflected in the segment United States-Real Estate.

The United States operating segment’s specialty insurance programs include insurance and reinsurance for general, pollution and professional liability, workers’ compensation, surety, as well as custom designed risk management programs for contractors, consultants and other business and property owners who are involved with environmental remediation, general construction and other specialty risks.

Through its United States brokerage and management services subsidiaries, the Company also provides specialized insurance program development, underwriting, risk and reinsurance placement, program management, brokerage, loss control, claims administration and marketing services. The Company also insures and places risks through two United States insurance subsidiaries, as well as its non-subsidiary risk retention group affiliate and other unaffiliated insurance companies.

Through its Bermuda operating segment, the Company places and reinsures a portion of the risks underwritten directly by its United States segment, its risk retention group affiliate and other insurers.

Information about segment profit or loss and assets

	December 31,
	1999	2000	2001
	(In thousands)
United States—Insurance
Net premiums earned—All other	$9,626	$24,413	$62,855
Net premiums earned—Intersegment	(4,082)	(8,501)	(13,288)
Net investment income and interest on notes receivable	807	1,955	2,882
Other income	4,061	3,804	5,331
Total revenues	10,412	21,671	57,780
Interest expense	—	—	183
Depreciation and amortization expense	126	21,671	301
Equity in net earnings of subsidiaries	437 *	—	—
Income taxes	83	240	332
Segment earnings (loss)	(45)	(816)	735
Significant noncash items other than depreciation and amortization	—	—	—
Property, plant and equipment	393	702	840
Total investments	31,508	56,032	70,607
Total assets	48,316	155,821	233,879
Total policy and contract liabilities	23,042	87,149	170,374
Total liabilities	38,782	127,480	204,516

*	Represents earnings during 1999 prior to transfer of American Safety Casualty from Bermuda segment to the U.S. segment in August 1999

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31,
	1999	2000	2001
	(In thousands)
United States—Real Estate
Net premiums earned—All other	$—	$—	$—
Net premiums earned—Intersegment	—	—	—
Net investment income and interest on notes receivable	—	—	—
Real estate income	—	—	27,561
Other income	—	1	5
Total revenues	—	1	27,566
Interest expense	—	—	—
Depreciation and amortization expense	—	44	—
Equity in net earnings of subsidiaries	—	—	—
Income taxes (benefit)	—	(184)	830
Segment earnings (loss)	—	(357)	1,611
Significant noncash items other than depreciation and amortization	—	—	—
Property, plant and equipment	—	234	368
Total investments	—	24,836	36,612
Total assets	—	28,975	46,925
Total policy and contract liabilities	—	—	—
Total liabilities	—	19,658	35,987
Bermuda
Net premiums earned—All other	2,499	2,392	1,932
Net premiums earned—Intersegment	4,082	8,501	13,288
Net investment income and interest on notes receivable	4,686	2,181	1,535
Other income	327	491	418
Total revenues	11,594	13,565	17,173
Interest expense	—	—	—
Depreciation and amortization expense	12	16	11
Equity in net earnings (loss) of subsidiaries	391	(1,861)	2,346
Income taxes	—	—	—
Segment earnings	5,965	497	1,808
Significant noncash items other than depreciation and amortization	—	—	—
Property, plant and equipment	841	—	839
Total investments	53,676	58,200	65,497
Total assets	93,022	85,486	95,100
Total policy and contract liabilities	12,262	16,501	16,368
Total liabilities	15,979	17,520	23,944
Intersegment Eliminations
Net premiums earned—All other	—	—	—
Net premiums earned—Intersegment	—	—	—
Net investment income and interest on notes receivable	—	—	—
Other income	(519)	841	(169)
Total revenues	(519)	841	(169)
Interest expense	—	—	(150)
Depreciation and amortization expense	—	—	—
Equity in net earnings (loss) of subsidiaries	(828)	1,861	(2,346)
Income taxes	—	—	—
Segment earnings	—	—	—
Significant noncash items other than depreciation and amortization	—	—	—
Property, plant and equipment	—	—	—
Total investments	(25,536)	(47,821)	(51,476)
Total assets	(37,321)	(62,984)	(78,642)
Total policy and contract liabilities	(5,732)	(11,188)	(12,113)
Total liabilities	(11,784)	(15,163)	(27,166)
Total
Net premiums earned—All other	12,125	26,805	64,787
Net premiums earned—Intersegment	—	—	—
Net investment income and interest on notes receivable	5,493	4,136	4,417
Other income	3,869	5,137	5,585
Total revenues	21,487	36,078	102,350
Interest expense	—	—	33
Depreciation and amortization expense	138	300	312
Equity in net earnings of subsidiaries	—	—	—
Income taxes (benefit)	83	(1,157)	1,162
Net earnings (loss)	5,920	(1,363)	4,154
Significant noncash items other than depreciation and amortization	—	—	—
Property, plant and equipment	1,234	936	2,047
Total investments	59,648	91,247	121,240
Total assets	104,017	207,298	297,262
Total policy and contract liabilities	29,572	92,462	174,629
Total liabilities	42,977	149,495	237,281

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(12)	Commitments and Contingencies

At December 31, 2000 and 2001, the Company had aggregate outstanding irrevocable letters of credit which had not been drawn amounting to $1,000,000 in favor of the Vermont Department of Banking, Insurance, Securities and Health Care Administration. Investments in the amount of $1,000,000 have been pledged as collateral to the issuing bank.

(13)    Liability for Unpaid Loss and Loss Adjustment Expenses

Activity in the liability for unpaid claims and claim adjustment expenses is summarized as follows:

	Years ended December 31,
	1999	2000	2001
	(In thousands)

Unpaid loss and loss adjustment expenses, January 1	$14,701	$20,413	$50,509
Reinsurance recoverable on unpaid losses and loss adjustment expenses at end of period	1,841	6,064	27,189

Net unpaid loss and loss adjustment expense, January 1	12,860	14,348	23,320

Incurred related to:
Current year	7,449	17,356	42,469
Prior years	(553)	1,150	1,517

Total incurred	6,896	18,506	43,986

Paid related to:
Current year	1,707	4,291	12,952
Prior years	3,701	5,243	10,514

Total paid	5,408	9,534	23,466

Net unpaid losses and loss adjustment expenses at end of period	14,348	23,320	43,840
Reinsurance recoverable on unpaid losses and loss adjustment expenses at end of period	6,065	27,189	77,583

Unpaid loss and loss adjustment end expenses at of period	20,413	50,509	121,423

The negative claims development in 2000 and 2001 is attributable to the Company’s surety and commercial lines. The negative claims development commencing in 2000 from our contract surety line was a result of a rapid expansion of construction activity in the growing U.S. economy in the 1990’s, coupled with a shortage of construction labor, followed by a significant downturn in the economy in early 2000-2001, which resulted in a substantial number of contractor defaults. The negative claims development from our commercial lines resulted primarily from several large property losses during the period. Management continually attempts to improve its loss estimation process by refining its ability to analyze loss development patterns, claims payments and other information, but many reasons remain for potential adverse development of estimated ultimate liabilities. For example, the uncertainties inherent in the loss estimation process have become increasingly subject to changes in legal trends. In recent years, this trend has expanded the liability of insureds, established new liabilities and reinterpreted contracts to provide unanticipated coverage long after the related policies were written. Such changes from past experience significantly affect the ability of insurers to estimate liabilities for unpaid losses and related expenses.

Management recognizes the higher variability associated with certain exposures and books of business and considers this factor when establishing liabilities for losses. Management currently believes the Company’s gross and net liabilities are adequate.

The net liabilities for losses and loss adjustment expenses maintained by the Company’s insurance subsidiaries are equal under both statutory and generally accepted accounting principles.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(14)	Stock Options

The Company does not recognize compensation costs for options issued to employees since the exercise price is always equal to or greater than the current price on the date of grant. The following table shows the stock option activity for the Company during 1999, 2000 and 2001.

	Option shares	Weighted average exercise price
Outstanding at December 31, 1998	451,181	$9.86
1999 activity:
Granted	106,500	9.50
Canceled	(15,250)	—

Outstanding at December 31, 1999	542,431	$9.78

2000 activity:
Granted	99,650	6.00
Canceled	(17,891)	—

Outstanding at December 31, 2000	624,190	$9.20

2001 activity:
Granted	328,724	6.00
Canceled	(15,341)	—

Outstanding at December 31, 2001	937,573	$8.13

Of the 937,573 outstanding options at December 31, 2001, 834,718 were exercisable.

Of the 624,190 outstanding options at December 31, 2000, 361,140 were exercisable.

Of the 542,431 outstanding options at December 31, 1999, 232,348 were exercisable.

The remainder of the options vest evenly over a three year period.

The following table summarizes information about stock options outstanding at December 31, 2001:

Options Outstanding				Options exercisable
Range of exercise price	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Grant Year	Number exercisable	Weighted average exercise price
$5.96	51,090	0.18	$5.96	1997	51,090	$5.96
7.08	65,500	5.75	7.08	1997	65,500	7.08
11.00	320,000	6.13	11.00	1998	320,000	11.00
9.50	93,400	7.13	9.50	1999	62,267	9.50
6.00	107,583	8.17	6.00	2000	35,861	6.00
6.00	300,000	9.04	6.00	2001	300,000	6.00

$5.96-11.00	937,573	7.04	$8.13		834,718	$8.26

Had compensation cost for the Company’s stock options granted in 1999, 2000 and 2001 been determined using the fair-value-based method as described in SFAS No. 123, the Company’s net earnings (loss) and earnings (loss) per share would approximate the pro forma amounts indicated below:

	December 31, 1999	December 31, 2000	December 31, 2001
	(In thousands, except per share amounts)
Net earning (loss):
As reported	$5,920	(1,363)	$4,154
Effect of stock options	736	886	2,210

Pro forma net earnings (loss)	$5,184	(2,249)	$1,944

Net earnings (loss) per share:
As reported	$.98	(.25)	$.84
Effect of stock options	.12	(.16)	.45

Pro forma net earnings (loss) per share	$.86	(.41)	$.39

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of each option granted during 1999, 2000 and 2001 was estimated on the date of grant using the Black-Scholes multiple option approach with the following assumptions: dividend yield of 0.0%; expected volatility of 37.87%, 51.08% and 44.33% in 1999, 2000 and 2001, respectively; risk-free interest rate of 5.40%; and expected life from the vesting dates ranging from 0.50 years to 10.00 years.

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. The Company expects to grant additional awards in future years. The Company granted options in 1999, 2000 and 2001 at an amount deemed to be fair market value at the date of grant.

(15) Acquisitions

On March 24, 2000, the Company purchased Trafalgar Insurance Company, an Oklahoma licensed insurance company, which has authority to operate as an excess and surplus lines insurance company in 34 states and the District of Columbia. Trafalgar Insurance Company’s stock was acquired from Houston Casualty Company for a purchase price of $16.3 million cash, and Trafalgar had, at closing, cash of $9.3 million and investments of $5.7 million creating $1.3 million of goodwill. The net cash outlay for this acquisition was $7.0 million. Prior to closing, Trafalgar entered into a bulk assumption reinsurance agreement with Houston Casualty, under which Houston Casualty assumed all of Trafalgar’s prior and existing insurance business. Trafalgar has been renamed American Safety Indemnity Company.

On January 6, 2000, the Company acquired (i) the stock of L&W Holdings, Inc. and its wholly-owned subsidiary, RCA Syndicate #1, Ltd., an Illinois licensed insurance insurer operating on the INEX (formerly the Illinois Insurance Exchange), (ii) the stock of Principal Management, Inc., an insurance program development and management company headquartered in Okemos, Michigan, and in a related transaction, the Company also acquired (iii) the stock of Pegasus Insurance, a Cayman Islands licensed insurance insurer. The transactions were structured as stock acquisitions, with the purchase price paid by the Company consisting of $3,500,000 plus 200,000 American Safety common shares and earnout provisions for up to an additional 254,000 American Safety common shares over a five-year period. Of the purchase price, $1,000,000 of cash and 109,086 shares of stock are held in escrow to secure the obligations of the sellers. The Company also obtained a security interest in a real estate condominium in the Cayman Islands with an estimated value of $600,000 to secure the obligations of the sellers. On April 21, 2000, the Company filed a lawsuit to rescind these acquisitions based upon the sellers’ misrepresentations as to the business affairs and financial condition of the acquired companies, and recognized an expense, net of recoverables, of $3.5 million in 2000 and $600,000 in 2001 for such rescission. The expenses recognized during 2000 were attributable to amounts that were expended during the acquisition, net of anticipated recoverables for escrowed cash and stock, as well as the anticipated sale proceeds from the pledged condominium in the Cayman Islands. The expenses recognized during 2001 relate to a legal development in the case involving the condominium, in which the Company determined that it was probable that it would not fully recover the amounts originally estimated. The sellers’ misrepresentations as to the business affairs and financial condition of the acquired companies, and the under-reserving for claims, relate only to the operations of the acquired companies. The lawsuit is in the final stages of pre-trial discovery.

(16) Litigation

The Company is a defendant in various litigation matters considered to be in the normal course of or related to its business. While the outcome of these matters cannot be estimated with certainty, it is the opinion of management (after consultation with legal counsel) that the resolution of such litigation will not have a material adverse effect on the Company’s financial statements.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(17)    Consolidating Information

The following schedules provide consolidating detail for the Company and its subsidiaries:

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Balance Sheet
12/31/2000

Assets
Investment in subsidiary	$47,821,141	$34,809,546	$—	$(82,630,687)	$—
Fixed maturities	4,033,000	36,301	41,916,355	—	45,985,656
Common stock	—	—	162,322	—	162,322
Investment in real estate	—	—	23,946,305	—	23,946,305
Cash	152,642	175,774	3,455,686	—	3,784,102
Restricted cash	—	—	6,117,682	—	6,117,682
Short term investments	—	—	15,312,377	—	15,312,377
Secured notes receivable	4,494,987	—	6,883,031	(2,500,000)	8,878,018
Accrued investment income	317,739	112	1,225,824	—	1,543,675

Total investments and cash	56,819,509	35,021,733	99,019,582	(85,130,687)	105,730,137
Premium receivable	1,445,846	—	34,398,894	(2,500,358)	33,344,382
Due from affiliate	1,871,331	163,502	—	(1,049,513)	985,320
Reinsurance recoverable	793,603	—	59,289,167	(9,962,881)	50,126,389
Income taxes recoverable	—	—	927,186	(766,853)	160,333
Deferred income taxes	—	—	6,984,594	398,597	7,383,191
Other assets	1,107,343	1,937,167	9,286,916	(2,756,562)	9,568,364

Total Assets	$62,037,632	$37,122,402	$209,906,339	$(101,768,257)	$207,298,116

Liabilities and Shareholders’ Equity
Unpaid losses and loss adjustment expenses	$4,188,174	$—	$52,846,036	$(6,525,583)	$50,508,627
Unearned premium	—	—	46,616,124	(4,662,770)	41,953,354
Ceded premiums payable	108,433	—	25,303,775	(1,100,552)	24,311,656
Assumed loss and LAE payable	(121,352)	—	1,050,217	—	928,865
Deferred revenue	—	—		—	—
Due to affiliate	47,179	—	6,298,889	(5,548,492)	797,576
Loan payable	—	—	11,435,221	—	11,435,221
Escrow deposits	—	—	6,200,182	—	6,200,182
Income taxes payable	—	(536,314)	904,570	(368,256)	—
Accounts payable and accrued expenses	12,053	—	14,279,354	(931,917)	13,359,490

Total Liabilities	4,234,487	(536,314)	164,934,368	(19,137,570)	149,494,971
Common stock	62,814	500	3,621,500	(3,622,000)	62,814
Additional paid in capital	35,148,577	38,818,852	43,677,069	(82,495,921)	35,148,577
Accumulated other comprehensive earnings (loss), net	428,085	308,787	298,670	(607,457)	428,085
Retained earnings	29,262,582	(1,469,423)	(2,625,268)	4,094,691	29,262,582
Treasury stock	(7,098,913)	—	—		(7,098,913)

Total Shareholders’ Equity	57,803,145	37,658,716	44,971,971	(82,630,687)	57,803,145
Total Liabilities and Shareholders’ Equity	$62,037,632	$37,122,402	$209,907,339	$(101,768,257)	$207,298,116

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Balance Sheet
12/31/2001
Assets
Investment in subsidiary	$51,376,103	$38,704,393	$—	$(90,080,496)	$—
Fixed maturities	4,297,570	—	57,538,531		61,836,101
Common stock	—	—	100,000	(100,000)	—
Investment in real estate	—	—	37,662,600		37,662,600
Cash	14,737	296,712	991,393		1,302,842
Restricted cash	—	—	9,010,489		9,010,489
Short term investments	201,742	—	21,540,530		21,742,272
Secured notes receivable	2,500,000	—	8,081,899	(2,500,000)	8,081,899
Accrued investment income	456,181	—	2,318,370	(350,000)	2,424,551

Total investments and cash	58,846,333	39,001,105	137,243,812	(93,030,496)	142,060,754
Premium receivable	1,434,586	—	31,576,824	(7,228,185)	25,783,225
Due from affiliate	1,304,302	859,945	—	(1,055,727)	1,108,520
Reinsurance recoverable	577,000	—	124,115,361	(18,358,021)	106,334,346
Income taxes recoverable	—	1,208,703	406,237	—	1,614,940
Deferred income taxes	—	—	7,415,033		7,415,033
Other assets	1,056,421	1,267,704	11,260,800	(640,120)	12,944,805

Total Assets	$63,218,642	$42,337,457	$312,018,067	$(120,312,549)	$297,261,617

Liabilities and Shareholders’ Equity

Unpaid losses and loss adjustment expenses (LAE)	$1,964,279	$—	$129,136,148	$(9,677,388)	$121,423,039
Unearned premium	—	—	55,640,711	(2,435,211)	53,205,500
Ceded premiums payable	992,803	—	27,059,259	(13,827,602)	14,224,460
Assumed loss and LAE payable	—	—	1,925,739	(1,925,739)	—
Deferred revenue	—	—	2,185,104		2,185,104
Due to affiliate	—	—	3,456,121	(3,456,121)	—
Loan payable	—	1,006,000	15,397,135		16,403,135
Escrow deposits	—	—	11,718,824		11,718,824
Income taxes payable	—	—	—	—	—
Accounts payable and accrued expenses	181,222	1,031,000	15,718,987	1,190,008	18,121,217

Total Liabilities	3,138,304	2,037,000	262,238,028	(30,132,053)	237,281,279
Common stock	162,873	500	3,621,500	(3,722,000)	62,873
Additional paid in capital	35,206,612	38,818,852	34,023,383	(72,842,235)	35,206,612
Accumulated other comprehensive earnings (loss), net	834,974	604,736	598,894	(1,203,630)	834,974
Retained earnings	33,416,853	876,369	11,536,262	(12,412,631)	33,416,853
Treasury stock	(9,540,974)				(9,540,974)

Total Shareholders’ Equity	60,080,338	40,300,457	49,780,039	(90,180,496)	59,980,338
Total Liabilities and Shareholders’ Equity	$63,218,642	$42,337,457	$312,018,067	$(120,312,549)	$297,261,617

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Earnings
12/31/1999

Direct and assumed premiums earned	$563,543	$—	$23,503,367	$(4,379,157)	$19,687,753
Ceded premiums earned	(23,487)	—	(10,370,572)	4,379,157	(6,014,902)

Net premiums earned	540,056	—	13,132,795	—	13,672,851
Investment income	1,989,252	—	888,519		2,877,771
Interest on notes receivable	1,170,484	—	1,494,088		2,664,572
Brokerage commission income	—	—	2,860,604	(1,753,107)	1,107,497
Management fees from related party	—	—	938,587	(216,742)	721,845
Realized gains (losses) on investments	134,316	—	39,289		173,605
Real estate income	—	—	—		—
Other income	142,495	—	778,431	(50,000)	870,926

Total revenues	3,976,603	—	20,132,313	(2,019,849)	22,089,067

Losses and LAE incurred	141,869	—	6,754,554		6,896,423
Acquisition expenses	37,959	—	3,874,960	(1,753,107)	2,159,812
Real estate expenses	—	—	—		—
Payroll and related expenses	—	—	5,032,382		5,032,382
Other expenses	589,888	—	1,674,314	(266,742)	1,997,460
Expense due to rescission	—	—	—		—

Total expenses	769,716	—	17,336,210	(2,019,849)	16,086,077

Earnings (loss) before equity in earnings in subsidiary	3,206,887	—	2,796,103	—	6,002,990
Equity in net earnings (loss) of subsidiary	2,713,381	319,156	(1,002,479)	(2,030,058)	—

Earnings (loss) before income taxes	5,920,268	319,156	1,793,624	(2,030,058)	6,002,990
Income taxes	—	—	82,722		82,722

Net earnings (loss)	$5,920,268	$319,156	$1,710,902	$(2,030,058)	$5,920,268

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Earnings
12/31/2000

Direct and assumed premiums earned	$18,300	$—	$64,224,924	$(10,164,775)	$54,078,449
Ceded premiums earned	15,038	—	(35,759,924)	8,471,087	(27,273,799)

Net premiums earned	33,338	—	28,465,000	(1,693,688)	26,804,650
Investment income	339,055	183,758	2,082,405		2,605,218
Interest on notes receivable	951,784	—	579,399		1,531,183
Brokerage commission income	—	—	4,853,969	(1,562,364)	3,291,605
Management fees from related party	—	—	2,301,831	(876,845)	1,424,986
Realized gains (losses) on investments	(131,212)	(80,396)	(306,249)		(517,857)
Real estate income	—	—	—		—
Other income	270,180	—	818,390	(150,000)	938,570

Total revenues	1,463,145	103,362	38,794,745	(4,282,897)	36,078,355

Losses and LAE incurred	50,234	—	18,456,056		18,506,290
Acquisition expenses	(3,700)	—	7,051,791	(3,256,051)	3,792,040
Real estate expenses	—	—	—	542,444	542,444
Payroll and related expenses	—	—	7,561,311		7,561,311
Other expenses	491,492	203,411	5,528,694	(1,569,290)	4,654,307
Expense due to rescission	1,567,305	1,477,347	497,195		3,541,847

Total expenses	2,105,331	1,680,758	39,095,047	(4,282,896)	38,598,240

Earnings (loss) before equity in earnings in subsidiary	(642,186)	(1,577,396)	(300,302)	(1)	(2,519,885)
Equity in net earnings (loss) of subsidiary	(720,971)	(816,273)	—	1,537,244	—

Earnings (loss) before income taxes	(1,363,157)	(2,393,669)	(300,302)	1,537,243	(2,519,885)
Income taxes	—	(533,090)	(623,638)		(1,156,728)

Net earnings (loss)	$(1,363,157)	$(1,860,579)	$323,336	$1,537,243	$(1,363,157)

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Earnings
12/31/2001
Direct and assumed premiums earned	$(156,789)	$—	$160,130,297	$(13,208,664)	$146,764,844
Ceded premiums earned	79,415	—	(95,266,107)	13,208,664	(81,978,028)

Net premiums earned	(77,374)	—	64,864,190	—	64,786,816
Investment income	227,807	754	3,421,454		3,650,015
Interest on notes receivable	103,814	—	663,093		766,907
Brokerage commission income	—	—	6,402,536	(3,991,726)	2,410,810
Management fees from related party	—	—	2,954,795	(1,458,727)	1,496,068
Realized gains (losses) on investments	—	—	652,230		652,230
Real estate income	—	—	27,561,004		27,561,004
Other income	211,175	—	964,892	(150,000)	1,026,067

Total revenues	465,422	754	107,484,194	(5,600,453)	102,349,917

Losses and LAE incurred	(1,001,970)	—	44,987,989		43,986,019
Acquisition expenses	—	—	16,240,068	(3,991,726)	12,248,342
Real estate expenses	—	—	25,125,848		25,125,848
Payroll and related expenses	—	—	8,214,460		8,214,460
Other expenses	567,861	1,253,012	6,647,529	(1,608,727)	6,859,675
Expense due to rescission	—	600,000	—		600,000

Total expenses	(434,109)	1,853,012	101,215,894	(5,600,453)	97,034,344

Earnings (loss) before equity in earnings in subsidiary	899,531	(1,852,258)	6,268,300	—	5,315,573
Equity in net earnings (loss) of subsidiary	3,254,738	3,588,896	—	(6,843,634)	—

Earnings (loss) before income taxes	4,154,269	1,736,638	6,268,300	(6,843,634)	5,315,573
Income taxes	—	(609,153)	1,770,457		1,161,304

Net earnings (loss)	$4,154,269	$2,345,791	$4,497,843	$(6,843,634)	$4,154,269

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Cash Flow Statement
12/31/1999

Net cash provided (used) in operating activities	(1,479,638)	(500)	5,278,946	1,712,423	5,511,231

Cash flow from investing activities:
Decrease (increase) in investments	3,179,743	—	(8,007,913)	(1,712,423)	(6,540,593)
Investment in subsidiary	(500)	(9,296,618)	—	9,297,118	—
Sales (purchases) of fixed assets, net	(841,701)	—	(270,852)		(1,112,553)

Net cash provided (used) by investing activities	2,337,542	(9,296,618)	(8,278,765)	7,584,695	(7,653,146)

Cash Flow from financing activities:
Proceeds from sale of common stock	1,276	—			1,276
Proceeds (repayment) of loans payable	—	—	—		—
Proceeds from escrow deposits			—		—
Restricted cash			—		—
Receipt of funds from parent		9,297,118	—	(9,297,118)	—
Purchase of treasury stock	(2,169,339)	—			(2,169,339)

Net cash provided (used) by financing activities	(2,168,063)	9,297,118	—	(9,297,118)	(2,168,063)

Net increase (decrease) in cash	(1,310,159)	—	(2,999,819)	—	(4,309,978)

Cash at beginning of year	1,820,578	—	2,916,554	—	4,737,132
Cash at end of year	510,419	—	(83,265)	—	427,154

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Cash Flow Statement
12/31/2000
Net cash provided (used) in operating activities	(3,341,295)	(3,680,901)	31,387,649	—	24,365,453
Cash flow from investing activities:
Decrease (increase) in investments	10,954,164	428,598	(54,847,375)	15,552,183	(27,912,430)
Investment in subsidiary	(3,900,000)	(26,094,157)	(3,331,371)	33,325,528	—
Sales (purchases) of fixed assets, net	841,701	—	(543,150)		298,551

Net cash provided (used) by investing activities	7,895,865	(25,665,559)	(58,721,896)	48,877,711	(27,613,879)
Cash Flow from financing activities:
Proceeds from sale of common stock	17,227	—			17,227
Proceeds (repayment) of loans payable	—	—	11,435,221		11,435,221
Proceeds from escrow deposits			6,200,182		6,200,182
Restricted cash			(6,117,682)		(6,117,682)
Receipt of funds from parent		29,522,234	19,355,477	(48,877,711)	—
Purchase of treasury stock	(4,929,574)	—			(4,929,574)

Net cash provided (used) by financing activities	(4,912,347)	29,522,234	30,873,198	(48,877,711)	6,605,374
Net increase (decrease) in cash	(357,777)	175,774	3,538,951	—	3,356,948
Cash at beginning of year	510,419	—	(83,265)		427,154
Cash at end of year	152,642	175,774	3,455,686	—	3,784,102

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Cash Flow Statement
12/31/2001

Net cash provided (used) in operating activities	408,981	(921,362)	28,593,841	—	28,081,460

Cash flow from investing activities:
Decrease (increase) in investments	1,837,081	36,301	(36,535,295)	—	(34,661,913)
Investment in subsidiary	—	—			—
Sales (purchases) of fixed assets, net	—	—	(1,110,589)		(1,110,589)

Net cash provided (used) by investing activities	1,837,081	36,301	(37,645,884)	—	(35,772,502)

Cash Flow from financing activities:
Proceeds from sale of common stock	58,094	—			58,094
Proceeds (repayment) of loans payable	—	1,006,000	3,961,914		4,967,914
Proceeds from escrow deposits			5,518,642		5,518,642
Restricted cash			(2,892,807)		(2,892,807)
Purchase of treasury stock	(2,442,061)	—			(2,442,061)

Net cash provided (used) by financing activities	(2,383,967)	1,006,000	6,587,749	—	5,209,782

Net increase (decrease) in cash	(137,905)	120,939	(2,464,294)	—	(2,481,260)

Cash at beginning of year	152,642	175,774	3,455,686		3,784,102
Cash at end of year	14,737	296,713	991,392	—	1,302,842

SUPPLEMENTARY FINANCIAL INFORMATION

The following table presents the quarterly results of consolidated operations for 2000, 2001 and 2002 to date (dollars in thousands, except per share amounts):

2000	March 31	June 30	September 30	December 31
Operating revenues	$6,723	$7,776	$10,469	$11,628
Income (loss) before taxes	(3,019)	(783)	778	504
Net earnings (loss)	(1,949)	(492)	654	424
Comprehensive income (loss)	(1,572)	(458)	1,069	1,314
Net earnings (loss) per share
Basic	$(0.33)	$(0.09)	$0.12	$0.08
Diluted	(0.33)	(0.09)	0.12	0.08
Common stock price ranges
High	$7.38	$5.94	$4.63	$6.94
Low	5.50	3.75	3.75	3.25

2001	March 31	June 30	September 30	December 31
Operating revenues	$16,017	$19,291	$19,882	$46,507
Income (loss) before taxes	1,301	1,806	1,246	963
Net earnings (loss)	1,262	1,585	979	328
Comprehensive income (loss)	1,744	988	2,208	(379)
Net earnings (loss) per share
Basic	$0.26	$0.33	$0.20	$0.07
Diluted	0.25	0.32	0.20	0.07
Common stock price ranges
High	$9.10	$10.25	$10.35	$9.65
Low	5.75	7.95	8.80	8.80

2002	March 31	June 30
Operating revenues	$35,148	$31,407
Income (loss) before taxes	3,019	2,735
Net earnings (loss)	2,046	3,341
Comprehensive income (loss)	818	3,341
Net earnings (loss) per share
Basic	$0.43	$0.39
Diluted	0.42	0.38
Common stock price ranges
High	$9.65	$9.35
Low	5.75	8.47

FINANCIAL STATEMENT SCHEDULES

AMERICAN SAFETY INSURANCE GROUP, LTD.
CONDENSED BALANCE SHEETS
DECEMBER 31, 2000 and 2001

	2000	2001
Assets

Investment in subsidiary	$47,821,141	$51,376,103
Other investments:
Fixed maturities	4,033,033	4,297,570

Cash	152,642	14,737
Short Term Investments	—	201,742
Secured note receivable	4,494,987	2,500,000
Accrued investment income	317,739	456,181

Total investments and cash	56,819,509	58,846,333
Premiums receivables	1,445,846	1,434,586
Due from affiliate	1,871,331	1,304,302
Ceded loss reserves	793,603	577,000
Other assets	1,107,343	1,056,421

Total Assets	62,037,632	63,218,642

Liability and Shareholders’ Equity

Unpaid losses and loss adjustments expenses	$4,188,174	$1,964,279
Ceded premiums payable	108,433	992,803
Assumed loss and LAE payable	(121,352)	—
Due to related party:	47,179	—
Accounts payable and Accrued expenses	12,053	181,222

Total Liabilities	4,234,487	3,138,304

Common stock	62,814	162,873
Additional paid in capital	35,148,577	35,206,612
Accumulated other comprehensive earnings (loss), net	428,085	834,974
Retained earnings	29,262,582	33,416,853
Treasury stock	(7,098,913)	(9,540,974)

Total Shareholders’ Equity	57,803,145	60,080,338

Total Liabilities & Shareholders’ Equity	$62,037,632	$63,218,642

See accompanying independent auditors’ report.

AMERICAN SAFETY INSURANCE GROUP, LTD.
CONDENSED INCOME STATEMENT
YEARS ENDED DECEMBER 31, 1999, 2000 and 2001

Assets	1999	2000	2001
Revenues
Direct and Assumed Premiums Earned	$563,543	18,300	(156,789)
Ceded Premiums Earned	(23,487)	15,038	79,415

Net Premiums Earned	540,056	33,338	(77,374)
Investment Income	1,989,252	339,055	227,807
Interest on Notes Receivable	1,170,484	951,784	103,814
Realized Gains (losses) on Sale of Investments	134,316	(131,212)	—
Other Income	142,495	270,180	211,175

Total Revenues	3,976,603	1,463,145	465,422

Expenses:
Losses and LAE Incurred	141,869	50,234	(1,001,970)
Acquisition Expenses	37,959	(3,700)	—
Other Underwriting Expenses	589,888	491,492	567,861
Expenses Due to Recission	—	1,567,305	—

Total Expenses	769,716	2,105,331	(434,109)

Earnings Before Equity In Earnings of Subsidiary	3,206,887	(642,186)	899,531
Equity in Net Earnings of Subsidiary	2,713,381	(720,971)	3,254,738

Net Earnings	$5,920,268	(1,363,157)	4,154,269

See accompanying independent auditors’ report.

AMERICAN SAFETY INSURANCE GROUP, LTD.
CONDENSED STATEMENT OF CASH FLOW
YEARS ENDED DECEMBER 31, 1999, 2000 and 2001

Assets	1999	2000	2001
Cash flow from operating activities:
Net earnings (loss) before equity in earnings of subsidiary	$3,206,887	(642,186)	899,531
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Change in:
Accrued investment income	(854,318)	1,967,860	(138,442)
Premiums receivable/payable	(1,291,491)	(341,365)	895,630
Due from/to affiliate	(1,145,360)	(2,773,905)	519,850
Unpaid losses and loss adjustment expenses	(1,406,369)	(592,108)	(2,007,292)
Liability for deductible fees held	(529,053)	(48,375)	—
Accounts payable and accrued expenses	(78,800)	(19,777)	169,169
Loss and LAE payable	793,296	(914,648)	121,352
Other, net	(174,430)	23,209	7,277

Net cash provided (used) by operating activities	(1,479,638)	(3,341,295)	467,075

Cash flow from investing activities:
Decrease (increase) in investments	3,179,743	10,954,164	1,837,081
Investment in subsidiary	(500)	(3,900,000)	—
Sales (purchases) of fixed assets, net	(841,701)	841,701	—

Net cash provided (used) by investing activities	2,337,542	7,895,865	1,837,081

Cash flow from financing activities:
Proceeds from sale of common stock	1,276	17,227	—
Purchase of Treasury Stock	(2,169,339)	(4,929,574)	(2,442,061)

Net cash provided (used) by financing activities	(2,168,063)	(4,912,347)	(2,442,061)

Net decrease in cash	(1,310,159)	(357,777)	(137,905)
Cash at beginning of year	1,820,578	510,419	152,642

Cash at end of year	$510,419	152,642	14,737

See accompanying independent auditors’ report.

AMERICAN SAFETY INSURANCE GROUP, LTD.
CONDENSED COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 1999, 2000 and 2001

Assets	1999	2000	2001
Net earnings (loss)	$5,920,268	(1,363,157)	4,154,269
Other comprehensive earnings (loss) before income taxes:
Unrealized gains (losses) on securities available for sale	(2,043,609)	1,414,896	1,315,686
Reclassification adjustment for realized gains (losses) included in net earnings	119,643	(542,088)	756,512

Total other comprehensive earnings (loss) before taxes	(2,163,252)	1,956,984	559,174

Income tax expense (benefit) related to items of comprehensive income	(180,514)	240,095	152,285

Other comprehensive earnings (loss) net of income taxes	(1,982,738)	1,716,889	406,889

Total comprehensive earnings	$3,937,530	353,732	4,561,158

See accompanying independent auditors’ report.

AMERICAN SAFETY INSURANCE GROUP, LTD.
SUPPLEMENTAL INFORMATION CONCERNING
YEARS ENDED DECEMBER 31, 1999, 2000 and 2001

	Column B	Column C	Column D	Column E	Column F	Column G	Column H		Column I	Column J	Column K
	Deferred Policy Acquisition Costs	Reserves for Unpaid Claims and Claim Adjustment Expenses	Discount, if any, Deducted in Column C	Unearned Premiums	Earned Premiums	No Investment Income	Claims and Claim Adjustment Expenses Incurred Related to		Amortization of Deferred Policy Acquisition Costs	Paid Claims and Claim Adjustment Expenses	Premiums Written
							Current Year	Prior Years
United States
December 31, 1999	212	11,855	—	7,318	11,174	807	3,166	(511)	640	2,313	8,848
December 31, 2000	2,974	38,561	—	38,103	24,413	1,955	11,762	598	3,909	5,613	29,435
December 31, 2001	5,459	107,793	—	52,903	62,855	2,882	31,463	1,494	11,088	14,921	64,961

Bermuda
December 31, 1999	62	8,558	—	2,178	2,499	2,071	4,283	(42)	525	3,095	7,578
December 31, 2000	65	11,858	—	3,850	2,392	650	5,594	552	806	3,921	12,565
December 31, 2001	323	13,630	—	303	1,932	768	11,006	23	1,464	8,545	14,107

Combined Total
December 31, 1999	274	20,413	—	9,496	13,673	2,878	7,449	(553)	1,165	5,408	16,426
December 31, 2000	3,039	50,419	—	41,953	26,805	2,605	17,356	1,150	4,715	9,534	42,000
December 31, 2001	5,782	121,423	—	53,206	64,787	3,650	42,469	1,517	12,552	23,466	79,068

AMERICAN SAFETY INSURANCE GROUP, LTD.
REINSURANCE
YEARS ENDED DECEMBER 31, 1999, 2000 and 2001

Property-Liability Insurance Premiums Earned	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
United States
December 31, 1999	6,625	5,934	8,935	9,626	92.8%
December 31, 2000	35,602	26,971	15,783	24,414	64.6%
December 31, 2001	119,121	81,391	25,205	62,935	40.0%

Bermuda
December 31, 1999	—	81	2,580	2,499	103.2%
December 31, 2000	—	303	2,694	2,391	112.7%
December 31, 2001	—	587	2,439	1,852	131.7%

Combined Total
December 31, 1999	6,625	6,015	11,515	12,125	95.0%
December 31, 2000	35,602	27,274	18,477	26,805	68.9%
December 31, 2001	119,121	81,978	27,644	64,787	42.7%

See accompanying independent auditors’ report.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2001	June 30, 2002 (unaudited)
Assets
Investments:
Securities available for sale, at fair value:
Fixed maturities	$61,836,101	71,166,457
Investment in real estate	37,662,600	32,243,516
Short-term investments	21,742,272	12,191,991

Total investments	121,240,973	115,601,964
Cash	1,302,842	5,400,444
Restricted cash	9,010,489	8,708,072
Accrued investment income	2,424,551	2,517,756
Notes receivable—other	8,081,899	7,983,768
Premiums receivable	25,783,225	20,619,266
Ceded unearned premium	19,161,319	23,387,683
Reinsurance recoverable	87,173,021	99,869,828
Funds on deposit	312,717	333,219
Due from affiliate	1,108,520	2,816,997
Income tax recoverable	1,614,940	1,037,339
Deferred income taxes	7,415,033	7,022,302
Deferred acquisition costs	5,781,810	6,701,091
Property, plant and equipment	2,046,332	2,131,302
Prepaid items	1,480,078	1,684,743
Goodwill and other intangible assets	1,466,629	1,466,629
Other assets	1,857,239	4,369,563

Total assets	$297,261,617	$311,651,966

Liabilities and Shareholders’ Equity

Liabilities:
Unpaid losses and loss adjustment expenses	121,423,039	138,592,123
Unearned premiums	53,205,500	59,218,024
Reinsurance on paid losses and loss adjustment expenses	2,081,845	—
Ceded premiums payable	14,224,460	11,195,856
Due to affiliate:
Reinsurance on paid losses and loss adjustment expenses	—	599,353
Escrow deposits	11,718,824	9,768,029
Accounts payable and accrued expenses	13,459,422	10,935,117
Funds held	1,433,648	2,037,810
Loan payable	16,403,135	11,211,145
Collateral held	821,302	1,309,532
Deferred Revenue	2,185,104	3,203,566
Unearned loan fees	325,000	325,000

Total liabilities	237,281,279	248,395,555

Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.01 par value; authorized 15,000,000 shares; issued and outstanding at December 31, 2001, 6,287,266 shares, and at June 30, 2002, 6,347,689 shares	62,873	63,476
Additional paid-in capital	35,206,614	35,566,503
Retained earnings	33,416,851	36,183,432
Accumulated other comprehensive income (loss), net	834,974	1,095,715
Treasury stock, 1,589,239 shares at December 31, 2001, and 1,601,139 shares at June 30, 2002	(9,540,974)	(9,652,715)

Total shareholders’ equity	59,980,338	63,256,411

Total liabilities and shareholders’ equity	$297,261,617	$311,651,966

See accompanying notes to consolidated financial statements (unaudited).

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2001	2002	2001	2002
Revenues:
Direct premiums earned	$28,156,096	$27,940,967	$51,163,158	$57,798,874
Assumed premiums earned:
Affiliate	2,640,891	3,553,857	5,103,703	6,541,476
Nonaffiliates	3,878,997	1,635,335	7,638,339	2,883,607

Total assumed premiums earned	6,519,888	5,189,192	12,742,042	9,425,083

Ceded premiums earned:
Affiliate	1,540,646	787,385	2,917,653	1,527,437
Nonaffiliates	16,098,341	16,881,575	30,581,532	35,636,084

Total ceded premiums earned	17,638,987	17,668,960	33,499,185	37,163,521

Net premiums earned	17,036,997	15,461,199	30,406,015	30,060,436

Net investment income	905,108	899,318	1,762,620	1,874,875
Interest on notes receivable	283,383	—	559,315	—
Brokerage commission income	508,081	37,514	999,024	102,640
Management fees from affiliate	367,503	75,754	731,308	493,181
Net realized gains (losses)	175,830	(547,949)	415,349	(465,702)
Real estate income	—	14,896,921	—	33,935,661
Other income	189,726	36,703	849,585	88,510

Total revenues	19,466,628	30,859,460	35,723,216	66,089,601

Expenses:
Losses and loss adjustment expenses incurred	10,767,405	8,561,371	18,865,372	17,530,512
Acquisition expenses	3,134,384	3,199,148	6,240,112	6,297,445
Payroll and related expenses	2,095,148	2,202,352	4,182,085	4,304,100
Real estate expenses	365,359	12,459,152	751,289	29,154,480
Other expenses	1,298,655	1,559,663	2,577,514	2,695,252
Expense due to rescission	—	142,844	—	353,592

Total expenses	17,660,951	28,124,530	32,616,372	60,335,381

Earnings before income taxes	1,805,677	2,734,930	3,106,844	5,754,220
Income taxes	220,009	881,534	259,400	1,855,293

Net earnings	$1,585,668	$1,853,396	$2,847,444	$3,898,927

Net earnings per share:
Basic	$0.33	$0.39	$0.59	$0.83

Diluted	$0.32	$0.38	$0.58	$0.80

Common shares used in computing earnings per share:
Basic	4,799,206	4,743,803	4,840,561	4,724,263

Diluted	4,984,085	4,882,899	4,949,580	4,875,679

See accompanying notes to consolidated financial statements (unaudited).

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Six Months ended June 30,
	2001	2002
Cash flow from operating activities:
Net earnings	$2,847,444	$3,898,927
Adjustments to reconcile net earnings to net cash provided by operating activities:
Realized (gains) losses on sale of investments	(415,349)	465,702
Amortization of deferred acquisition costs	(1,760,261)	(919,281)
Change in:
Accrued investment and interest income	(651,249)	(93,205)
Premiums receivable	2,804,168	5,163,959
Commissions receivable	(26,034)	—
Reinsurance recoverable and ceded unearned premiums	(15,176,103)	(19,005,016)
Unearned loan fees	(162,500)	—
Funds held by reinsured	(1,256,211)	604,162
Due from affiliate	(3,647,760)	(1,708,477)
Funds on Deposit	(655,584)	(20,502)
Income taxes	178,144	970,322
Unpaid losses and loss adjustment expenses	25,758,317	17,169,084
Unearned premiums	11,352,714	6,012,524
Ceded premiums payable	(6,785,205)	(3,028,604)
Due to affiliate	493,458	599,353
Accounts payable and accrued expenses	1,321,786	(2,524,305)
Collateral	(710,045)	488,230
Prepaid items	(283,596)	(204,665)
Deferred revenue	—	1,018,462
Other, net	342,503	(2,648,255)

Net cash provided by operating activities	13,568,637	6,238,425

Cash flow from investing activities:
Purchases of fixed maturities	(30,788,837)	(36,189,600)
Purchases of equity investments	(2,304,382)	—
Proceeds from maturity and redemption of fixed maturities	898,850	184,139
Proceeds from sale of fixed maturities	19,580,957	26,502,526
Proceeds from sale of equity investments	1,697,366	103,550
Decrease (increase ) in investment in real estate	(14,868,514)	5,419,084
Decrease (increase) in short-term investments	(1,211,039)	9,550,281
(Advances) repayment in notes receivable—other	(312,410)	98,131
Purchase of fixed assets, net	(1,025,116)	(84,970)

Net cash (used in) provided by investing activities	(28,333,125)	5,583,141

Cash flow from financing activities:
Purchase of treasury stock	(1,432,612)	(111,741)
Proceeds from issuance of common stock	—	360,494
Proceeds from (repayment of) loan payable	11,905,591	(5,191,990)
Proceeds from (repayment of) escrow deposits	5,688,503	(1,950,795)
(Deposits) withdrawals from restricted cash	(4,222,204)	302,417
Dividends paid	—	(1,132,349)

Net cash provided by (used in) financing activities	11,939,278	(7,723,964)

Net increase in cash	(285,210)	4,097,602
Cash at beginning of period	3,784,102	1,302,842
Cash at end of period	$958,892	$5,400,444

See accompanying notes to consolidated financial statements (unaudited).

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2001	2002	2001	2002
Net earnings	$1,585,668	$1,853,396	$2,847,444	$3,898,927
Other comprehensive earnings (loss) before income taxes:
Unrealized gains (losses) on securities available for sale	(616,579)	1,385,811	218,663	(156,815)
Reclassification adjustment for realized gains (losses) included in net earnings	175,830	(547,949)	415,349	(465,702)

Total other comprehensive earnings (loss) before taxes	(792,409)	1,933,760	(196,686)	308,887
Income tax expense (benefit) related to items of other comprehensive income	(194,853)	445,678	(81,502)	48,146

Other comprehensive earnings (loss) net of income taxes	(597,556)	1,488,082	(115,184)	260,741

Total comprehensive earnings	$988,112	$3,341,478	$2,732,260	$4,159,668

See accompanying notes to consolidated financial statements (unaudited).

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1—Basis of Presentation

The accompanying unaudited interim consolidated financial statements of American Safety Insurance Group, Ltd. (“American Safety”) and its subsidiaries (collectively, the “Company”) are prepared in accordance with accounting principles generally accepted in the United States of America and, in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the interim period presented. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, based on the best information available, in recording transactions resulting from business operations. The balance sheet amounts that involve a greater extent of accounting estimates and actuarial determinations subject to future changes are the Company’s liabilities for unpaid losses and loss adjustment expenses. As additional information becomes available (or actual amounts are determinable), the recorded estimates may be revised and reflected in operating results. While management believes that the liability for unpaid losses and loss adjustment expenses is adequate to cover the ultimate liability, such estimates may be more or less than the amounts actually paid when claims are settled.

The results of operations for the three months or six months ended June 30, 2002 may not be indicative of the results that may be expected for the full year ending December 31, 2002. These unaudited interim consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of American Safety and its subsidiaries for the year ended December 31, 2001.

The unaudited interim consolidated financial statements include the accounts of American Safety and each of its subsidiaries. All significant intercompany balances have been eliminated. Certain items from prior periods have been reclassified to conform with the 2002 presentation.

Note 2—Accounting Pronouncements

In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Statement 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

Statement 141 requires upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company is required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company is required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss is measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period. The Company adopted SFAS 142 effective January 1, 2002.

As of the date of adoption, the Company had unamortized goodwill in the amount of $1.5 million, which is subject to the transition provisions of Statement 141 and 142. Amortization expense related to goodwill was $87,234, $0 and $0 for the year ended December 31, 2001 and the three and six month periods ended June 30, 2002, respectively. See Note 10 for additional information.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

The FASB issued Statement No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations” in August 2001. This standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The standard is effective for fiscal years beginning after June 15, 2002. The Company will adopt SFAS 143 effective January 1, 2003, and does not expect the adoption of this statement to have any material impact on its consolidated financial statements.

The FASB issued Statement 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets” in October 2001. The FASB’s new rules on asset impairment supersede FASB Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and provide a single accounting model for long-lived assets to be disposed of. The standard is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. The Corporation adopted SFAS 144 effective January 1, 2002 with no material impact on its consolidated financial statements.

Note 3—Nature of Operations

The following is a description of certain risks facing the Company:

Legal/Regulatory Risk is the risk that changes in the legal or regulatory environment in which an insurer operates which will create additional expenses not anticipated by the insurer in pricing its products and beyond those recorded in the financial statements. Regulatory initiatives designed to reduce insurer profits or otherwise affecting the industry in which the Company operates, new legal theories or insurance company insolvencies through guaranty fund assessments, may create costs for the Company beyond those recorded in the financial statements. The Company attempts to mitigate this risk by writing insurance business in several states, thereby spreading this risk over a large geographic area.

Potential Risk of United States Taxation of Bermuda Operations. Under current Bermuda law, American Safety is not required to pay any taxes in Bermuda on either income or capital gains. American Safety has received an undertaking from the Minister of Finance in Bermuda that will exempt American Safety from taxation until the year 2016 in the event of any such taxes being imposed. The Company, exclusive of its United States subsidiaries, does not consider itself to be engaged in a trade or business in the United States and accordingly does not expect to be subject to direct United States income taxation. The Company’s U.S. subsidiaries are subject to taxation in the United States.

Whether a foreign corporation is engaged in a United States trade or business or is carrying on an insurance business in the United States depends upon the level of activities conducted in the United States. If the activities of a foreign company are “continuous, regular, and considerable,” the foreign company will be deemed to be engaged in a United States trade or business. Due to the fact that American Safety will continue to maintain an office in Bermuda and American Safety and its Bermuda insurance subsidiary’s business is reinsuring contracts via treaty reinsurance agreements, which are all signed outside of the United States, American Safety does not consider itself to be engaged in a trade or business in the United States and, accordingly, does not expect to be subject to United States income taxes. This position is consistent with the position taken by various other entities that have the same operational structure as American Safety.

However, because the Internal Revenue Code of 1986, as amended, the Treasury Regulations and court decisions do not definitively identify activities that constitute being engaged in a United States trade or business, and because of the factual nature of the determination, there can be no assurance that the Internal Revenue Service will not contend that American Safety or its Bermuda insurance subsidiary are engaged in a United States trade or business. In general, if American Safety or its Bermuda insurance subsidiary are considered to be engaged in a United States trade or business, it would be subject to (i) United States Federal income tax on its taxable income that is effectively connected with a United States trade or business at graduated rates and (ii) the 30 percent branch profits tax on its effectively connected earnings and profits deemed repatriated from the United States.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Credit Risk is the risk that issuers of securities owned by the Company or secured notes receivable will default or that other parties, including reinsurers that have obligations to the insurer, will not pay or perform. The Company attempts to mitigate this risk by adhering to a conservative investment strategy, by obtaining sufficient collateral for secured note obligations and by maintaining sound reinsurance, credit and collection policies.

Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer’s investments. The Company attempts to mitigate this risk by attempting to match the maturities of its assets with the expected payouts of its liabilities.

Note 4—Investments

The amortized cost and estimated fair values of investments at December 31, 2001 and June 30, 2002 are as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
December 31, 2001:
Securities available for sale:
Fixed maturities:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$28,618,104	$1,091,312	$101,892	$29,607,524
Corporate securities	24,157,207	380,283	146,968	24,390,522
Mortgage-backed securities	7,914,282	3,956	80,183	7,838,055

Total fixed maturities	$60,689,593	$1,475,551	$329,043	$61,836,101

June 30, 2002:
Securities available for sale:
Fixed maturities:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$30,654,029	$1,079,444	$100,906	$31,632,567
Corporate securities	33,969,100	751,115	336,293	34,383,922
Foreign Securities	599,411	12,243	—	611,654
Mortgage-backed securities	4,488,521	58,738	8,945	4,538,314

Total fixed maturities	$69,711,061	$1,901,540	$446,144	$71,166,457

Note 5—Segment Information

(a)	Factors used to identify the Company’s reportable segments:

The Company’s United States and Bermuda operating segments were identified by management as separate operating segments based upon the regulatory environments of each of these countries. Significant differences exist under United States and Bermuda law concerning the regulation of insurance entities including differences in: types of permissible investments, minimum capital requirements, solvency monitoring, pricing, corporate taxation, etc.

(b)	Products and services from each reportable segment:

The Company’s United States and Bermuda operating segments, develop, underwrite, manage and market primary casualty insurance and reinsurance programs in the alternative insurance market for environmental remediation risks, contracting and other specialty risks. The Company has demonstrated expertise in developing specialty insurance coverages and custom designed risk management programs not generally available in the standard insurance market.

The Company is also involved in the development of the Harbour Village Golf and Yacht Club project in Ponce Inlet, Florida, as discussed in Note 7 and this item is reflected in the segment United States—Real Estate.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

The United States operating segment’s specialty insurance programs provide insurance and reinsurance for general, pollution and professional liability exposures, for workers’ compensation and surety, as well as custom designed risk management programs for contractors, consultants and other business and property owners who are involved with environmental remediation, general construction and other specialty risks.

Through its United States brokerage and management services subsidiaries, the Company also provides specialized insurance program development, underwriting, risk and reinsurance placement, program management, brokerage, loss control, claims administration and marketing services. The Company also insures and places risks through its United States insurance subsidiary, as well as its non-subsidiary risk retention group affiliate and other unaffiliated insurance and reinsurance companies.

Through its Bermuda operating segment, the Company places and reinsures a portion of the risks underwritten directly by its United States segment, its risk retention group affiliate and other insurers.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

(c)	Information about segment profit or loss and assets:

	Six Months ended June 30,
	2001	2002

United States—Insurance
Net premiums earned—All other	$29,266,036	$29,867,698
Net premiums earned—Intersegment	(5,136,869)	(10,839,625)
Net investment income and interest on notes receivable	1,380,030	1,465,592
Real estate income	—	—
Other revenues	2,940,980	466,607

Total revenues	28,450,177	20,960,272
Interest expense	74,856	102,302
Depreciation and amortization expense	128,633	109,983
Equity in net earnings of subsidiaries	—	—
Income taxes expense (benefit)	422,730	(193,583)
Segment profit/(loss)	803,591	(420,714)
Significant noncash items other than depreciation and amortization	—	—
Property, plant and equipment	801,769	881,490
Total investments	60,224,512	66,695,462
Total assets	179,635,063	250,802,872
Total policy and contract liabilities	121,964,519	191,561,189
Total liabilities	155,142,118	218,792,908

United States—Real Estate
Net premiums earned—All other	—	—
Net premiums earned—Intersegment	—	—
Net investment income and interest on notes receivable	—	—
Real estate income	—	33,935,661
Other revenues	2,105	1,447

Total revenues	2,105	33,937,108
Interest expense	—	—
Depreciation and amortization expense	31,760	67,813
Equity in net earnings of subsidiaries	—	—
Income taxes expense (benefit)	(163,330)	2,048,876
Segment profit/(loss)	(317,052)	3,113,408
Significant noncash items other than depreciation and amortization	—	—
Property, plant and equipment	309,323	420,645
Total investments	38,814,819	32,243,516
Total assets	51,006,457	42,802,487
Total policy and contract liabilities	—	—
Total liabilities	37,512,023	28,751,052

Bermuda
Net premiums earned—All other	1,139,979	192,738
Net premiums earned—Intersegment	5,136,869	10,839,625
Net investment income and interest on notes receivable	941,905	409,283
Real estate income	—	—
Other revenues	150,696	(174,425)

Total revenues	7,369,449	11,267,221
Interest expense	—	—
Depreciation and amortization expense	9,292	10,000
Equity in net earnings of subsidiaries	486,529	2,646,541
Income taxes	—	—
Segment profit	2,360,905	1,206,233
Significant noncash items other than depreciation and amortization	—	—
Property, plant and equipment	849,167	829,167
Total investments	63,077,705	74,104,282
Total assets	90,290,969	105,588,867
Total policy and contract liabilities	17,519,117	29,627,744
Total liabilities	19,183,783	30,952,559

Intersegment Eliminations
Net premiums earned—All other	—	—
Net premiums earned—Intersegment	—	—
Net investment income and interest on notes receivable	—	—
Real estate income	—	—
Other revenues	(98,815)	(75,000)

Total revenues	(98,815)	(75,000)
Interest expense	(75,000)	(75,000)
Depreciation and amortization expense	—	—
Equity in net earnings (loss) of subsidiaries	(486,539)	(2,646,541)
Income taxes	—	—
Segment profit (loss)	—	—
Significant noncash items other than depreciation and amortization	—	—
Property, plant and equipment	—	—
Total investments	(49,991,771)	(57,441,296)
Total assets	(64,897,111)	(87,542,260)
Total policy and contract liabilities	(9,910,624)	(23,378,786)
Total liabilities	(14,905,340)	(30,100,964)

Total
Net premiums earned—All other	30,406,015	30,060,436
Net premiums earned—Intersegment	—	—
Net investment income and interest on notes receivable	2,321,935	1,874,875
Real estate income	—	33,935,661
Other revenues	2,995,266	218,629

Total revenues	35,723,216	66,089,601
Interest expense	—	27,302
Depreciation and amortization expense	169,685	187,796
Equity in net earnings of subsidiaries	—	—
Income taxes expense (benefit)	259,400	1,855,293
Net profit (loss)	2,847,444	3,898,927
Significant noncash items other than depreciation and amortization	—	—
Property, plant and equipment	1,960,859	2,131,302
Total investments	112,125,265	115,601,964
Total assets	256,035,378	311,651,966
Total policy and contract liabilities	129,573,012	197,810,147
Total liabilities	196,932,584	248,395,555

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 6—Shareholder Matters

During the six months ended June 30, 2002, the Company repurchased 11,900 shares of its stock at a total price of $111,741 in open market transactions pursuant to its share repurchase program.

Note 7—Investment in Real Estate

The Company’s investment in the development of the Harbour Village Golf and Yacht Club (“Harbour Village”) project is comprised of 173 acres of property in Ponce Inlet, Florida (the “Property”) that was acquired through foreclosure on April 13, 1999. At the date of foreclosure, the Company evaluated the carrying value of its investment in real estate by comparing the fair value of the foreclosed collateral to the book value of the underlying loan and accrued interest. As the book value of the loan and accrued interest was less than the fair value of the collateral, no loss was recognized on foreclosure and the basis of real estate was recorded in accordance with EITF Abstract 98-11, which included the recognition of $5.8 million in a deferred tax asset.

As of December 31, 2001 and June 30, 2002, the investment in real estate for the Harbour Village project is as follows (in thousands):

	December 31, 2001	June 30, 2002
Land	$4,360	$2,428
Capitalized overhead, interest and taxes	3,925	2,597
Work in process	28,328	27,219

Total	$36,613	$32,244

During the quarter ended June 30, 2002, the Company closed 49 condominium units and 20 boat slips at Harbour Village. The Company has determined to recognize revenue when title to each individual unit or boat slip passes to the purchaser. When title passes, the Company uses a percentage of completion method, based on actual costs to total estimated costs (including allocated common costs) to recognize revenue. The difference between total sales price and the revenue recognized is set up as deferred revenue and will be recognized as the additional costs of each building are incurred.

Note 8—Income Taxes

Total income tax (benefit) for the six months ended June 30, 2001 and 2002 were allocated as follows:

	Six Months ended June 30,
	2001	2002
Tax expense (benefit) attributable to: Income from continuing operations	$259,400	1,855,293
Unrealized gains (losses) on securities available for sale	81,502	(48,150)

Total	$340,902	$1,807,143

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

U.S. Federal and state income tax expense (benefit) from continuing operations consists of the following components:

	Current	Deferred	Total
June 30, 2001	859,090	(599,690)	259,400
June 30, 2002	511,037	1,344,256	1,855,293

The state income tax components aggregated $13,170 and $450,001 for the periods ended June 30, 2001 and 2002, respectively.

Income tax expense (benefit) for the periods ended June 30, 2001 and 2002 differed from the amount computed by applying the U.S. Federal income tax rate of 34% to earnings before Federal income taxes as a result of the following:

	June 30,
	2001	2002
Expected income tax expense	$1,056,327	$1,956,435
Foreign earned income not subject to U.S. taxation	(802,708)	(410,220)
Tax-exempt interest	(15,654)	—
State taxes and other	21,435	309,078

	$259,400	$1,855,293

Deferred income taxes are based upon temporary differences between the financial statement and tax bases of assets and liabilities. The following deferred taxes are recorded:

	December 31, 2001	June 30, 2002
Deferred tax assets:
Loss reserve discounting	2,336,868	2,680,229
Unearned premium reserves	2,128,862	1,640,250
Difference between tax and GAAP basis of Harbour Village Project	5,118,563	4,394,806

Gross deferred tax assets	$9,584,293	$8,715,285

Deferred tax liabilities:
Deferred acquisition costs	1,855,958	1,331,531
Unrealized gain on securities	311,530	359,680
Other	1,772	1,772

Gross Deferred tax liabilities	2,169,260	1,692,983

Net deferred tax asset	$7,415,033	$7,022,302

Note 9—Notes Receivable

The Company ceases the accrual of interest on loans when any payment is past due. Additionally, the Company assesses loan impairment by comparing the carrying value of such loan, including accrued but unpaid interest at the valuation date to the fair market value of collateral held with respect to such loan. Any shortage of fair value over carrying value is first recognized by reversing interest income recognized for the year of impairment and then recognizing any further loss against the allowance for loan losses. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such notes until the principal has been recovered and are recognized as interest income, thereafter.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

The recorded investment in notes receivable, which meet the definition of impaired loans at December 31, 2001 and June 30, 2002 were $8,081,899 and $7,983,768, respectively. The Company did not maintain an allowance for loan losses, as it believes that the value of collateral held is sufficient to preclude any losses. The weighted average recorded investment in impaired notes receivable as of December 31, 2001 and June 30, 2002 were $2,494,294 and $8,032,834 respectively. Interest income recognized on impaired notes receivable during the six months ended June 30, 2001 and June 30, 2002 were $0 and $0, respectively.

Note 10—Goodwill and Intangibles

The Company adopted SFAS 142 on January 1, 2002. Under SFAS 142, goodwill and indefinite-lived intangible assets are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives (but with no maximum life).

Goodwill and Intangibles	December 31, 2001	June 30, 2002
	(In Thousands)

Goodwill	$1,467	—
Indefinite-lived Intangibles	—	$1,467
Other Amortizable Intangibles	—	—
Total Goodwill and Intangibles	$1,467	$1,467

In accordance with the disclosure requirements of SFAS 142 the following table shows the effect of the goodwill and intangibles amortization on the reported net income for the six months ended June 30, 2001 to show comparability between the periods presented.

	Six Months ended June 30,
	2001	2002
	(In Thousands)

Reported Net Income	$2,847	$3,899
Add back: Goodwill and Intangibles Amortization	44	—

Adjusted Net Income	$2,891	$3,899

Income Per Share Diluted Reported Net Income	$.59	$.83
Add back: Goodwill and Intangibles Amortization	—	—
Adjusted Net Income—Basic	$.59	$.83

Adjusted Net Income—Diluted	$.58	$.80

Note 11—Commitments and Contingencies

One of the Company’s former reinsurers, Berkley Insurance Company, has disputed its obligations under several reinsurance treaties entered into during the “soft reinsurance market” that existed in 1998 and 1999. As of June 30, 2002, unreimbursed paid claims totaled $12.5 million and additional ceded case and incurred but not reported reserves totals approximately $21.0 million. A reserve for this dispute has not been established since the Company does not believe it is probable a loss will occur nor is any potential loss estimatable. If any of these factors change in the future, the Company will establish a reserve at that time, which could be material. On April 5, 2002, the Company demanded arbitration against the reinsurer to collect the amounts owed. Berkley is a subsidiary of W.R. Berkley Corp. (NYSE: BER). The Company does not believe that this dispute will have a material adverse effect on the overall financial condition or liquidity of the Company.

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 12—Consolidating Information

The following schedules provide consolidating detail for the Company and its subsidiaries:

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Balance Sheet
12/31/2001
Assets
Investment in subsidiary	$51,376,103	$38,704,393	$—	$(90,080,496)	$—
Fixed maturities	4,297,570	—	57,538,531		61,836,101
Common stock	—	—	100,000	(100,000)	—
Investment in real estate	—	—	37,662,600		37,662,600
Cash	14,737	296,712	991,393		1,302,842
Restricted cash	—	—	9,010,489		9,010,489
Short term investments	201,742	—	21,540,530		21,742,272
Secured notes receivable	2,500,000	—	8,081,899	(2,500,000)	8,081,899
Accrued investment income	456,181	—	2,318,370	(350,000)	2,424,551

Total investments and cash	58,846,333	39,001,105	137,243,812	(93,030,496)	142,060,754
Premium receivable	1,434,586	—	31,576,824	(7,228,185)	25,783,225
Due from affiliate	1,304,302	859,945	—	(1,055,727)	1,108,520
Reinsurance recoverable	577,000	—	124,115,361	(18,336,804)	106,355,557
Income taxes recoverable	—	1,208,703	406,237	—	1,614,940
Deferred income taxes	—	—	7,415,033		7,415,033
Other assets	1,056,421	1,267,704	11,260,800	(661,337)	12,923,588

Total Assets	$63,218,642	$42,337,457	$312,018,067	$(120,312,549)	$297,261,617

Liabilities and Shareholders’ Equity

Unpaid losses and loss adjustment expenses (LAE)	$1,964,279	$—	$129,136,148	$(9,677,388)	$121,423,039
Unearned premium	—	—	55,640,711	(2,435,211)	53,205,500
Ceded premiums payable	992,803	—	27,059,259	(13,827,602)	14,224,460
Assumed loss and LAE payable	—	—	1,925,739	—	1,925,739
Deferred revenue	—	—	2,185,104		2,185,104
Due to affiliate	—	—	3,456,121	(3,456,121)	—
Loan payable	—	1,006,000	15,397,135		16,403,135
Escrow deposits	—	—	11,718,824		11,718,824
Income taxes payable	—	—	—	—	—
Accounts payable and accrued expenses	181,222	1,031,000	15,718,987	1,190,008	18,121,217

Total Liabilities	3,138,304	2,037,000	262,238,028	(30,132,053)	237,281,279
Common stock	162,873	500	3,621,500	(3,722,000)	62,873
Additional paid in capital	35,206,612	38,818,852	34,023,383	(72,842,235)	35,206,612
Accumulated other comprehensive earnings (loss), net	834,974	604,736	598,894	(1,203,630)	834,974
Retained earnings	33,416,853	876,369	11,536,262	(12,412,631)	33,416,853
Treasury stock	(9,540,974)				(9,540,974)

Total Shareholders’ Equity	60,080,338	40,300,457	49,780,039	(90,180,496)	59,980,338
Total Liabilities and Shareholders’ Equity	$63,218,642	$42,337,457	$312,018,067	$(120,312,549)	$297,261,617

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Balance Sheet
6/30/2002
Assets
Investment in subsidiary	$57,412,174	$44,982,205	$—	$(102,394,379)	$—
Fixed maturities	2,532,717	—	68,633,740	—	71,166,457
Common stock	—	—	100,000	(100,000)	—
Investment in real estate	—	—	32,243,516	—	32,243,516
Cash	697,660	121,309	4,581,475	—	5,400,444
Restricted cash	—	—	8,708,072	—	8,708,072
Short term investments	—	—	12,191,991	—	12,191,991
Secured notes receivable	2,500,000	—	7,983,768	(2,500,000)	7,983,768
Accrued investment income	496,585	—	2,446,171	(425,000)	2,517,756

Total investments and cash	63,639,136	45,103,514	136,888,733	(105,419,379)	140,212,004
Premium receivable	1,039,055	—	24,355,706	(4,775,495)	20,619,266
Due from affiliate	—	—	4,200,287	(1,383,290)	2,816,997
Reinsurance recoverable	868,500	—	146,341,700	(23,619,470)	123,590,730
Income taxes recoverable	—	1,226,019	(188,680)	—	1,037,339
Deferred income taxes	—	—	7,022,302	—	7,022,302
Other assets	907,405	1,409,162	14,096,247	(59,486)	16,353,328

Total Assets	$66,454,096	$47,738,695	$332,716,295	$(135,257,120)	$311,651,966

Liabilities and Shareholders’ Equity
Unpaid losses and loss adjustment expenses	$1,964,279	$—	$149,773,818	$(13,145,974)	$138,592,123
Unearned premium	—	—	69,450,836	(10,232,812)	59,218,024
Ceded premiums payable	38,347	—	16,716,424	(5,558,915)	11,195,856
Assumed loss and lae payable	—	—	—	—	—
Deferred revenue	—	—	3,203,566	—	3,203,566
Due to affiliate	951,777	256,627	2,606,317	(3,215,368)	599,353
Loan payable	—	1,006,000	10,205,145	—	11,211,145
Escrow deposits	—	—	9,768,029	—	9,768,029
Income taxes payable	—	—	—	—	—
Accounts payable and accrued expenses	143,283	460,822	14,613,026	(609,672)	14,607,459

Total Liabilities	3,097,686	1,723,449	276,337,161	(32,762,741)	248,395,555
Common stock	163,476	500	3,621,500	(3,722,000)	63,476
Additional paid in capital	35,566,503	41,793,619	37,337,501	(79,131,120)	35,566,503
Accumulated other comprehensive earnings (loss), net	1,095,715	698,202	944,617	(1,642,819)	1,095,715
Retained earnings	36,183,431	3,522,925	14,475,516	(17,998,440)	36,183,432
Treasury stock	(9,652,715)	—	—		(9,652,715)

Total Shareholders’ Equity	63,356,410	46,015,246	56,379,134	(102,494,379)	63,256,411
Total Liabilities and Shareholders’ Equity	$66,454,096	$47,738,695	$332,716,295	$(135,257,120)	$311,651,966

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Earnings
6/30/2001 QTD

Direct and assumed premiums earned	$—	$—	$37,343,271	$(2,667,287)	$34,675,984
Ceded premiums earned	—	—	(20,306,274)	2,667,287	(17,638,987)

Net premiums earned	—	—	17,036,997	—	17,036,997
Investment income	53,380	185	851,543	—	905,108
Interest on notes receivable	43,869	—	239,514	—	283,383
Brokerage commission income	—	—	1,381,772	(873,691)	508,081
Management fees from related party	—	—	717,014	(349,511)	367,503
Realized gains (losses) on investments	—	—	175,830	—	175,830
Real estate income	—	—	—	—	—
Other income	83,947	—	143,279	(37,500)	189,726

Total revenues	181,196	185	20,545,949	(1,260,702)	19,466,628
Losses and LAE incurred	(250,000)	—	11,017,405	—	10,767,405
Acquisition expenses	—	—	4,008,075	(873,691)	3,134,384
Real estate expenses	—	—	—	365,359	365,359
Payroll and related expenses	—	—	2,095,148	—	2,095,148
Other expenses	150,482	194,109	1,706,434	(752,370)	1,298,655
Expense due to rescission	—	—	—	—	—

Total expenses	(99,518)	194,109	18,827,062	(1,260,702)	17,660,951
Earnings (loss) before equity in earnings in subsidiary	280,714	(193,924)	1,718,887	—	1,805,677
Equity in net earnings (loss) of subsidiary	1,304,954	(69,319)	—	(1,235,635)	—

Earnings (loss) before income taxes	1,585,668	(263,243)	1,718,887	(1,235,635)	1,805,677
Income taxes	—	(65,935)	285,944	—	220,009

Net earnings (loss)	$1,585,668	$(197,308)	$1,432,943	$(1,235,635)	$1,585,668

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)
	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Earnings
6/30/2002 QTD

Direct and assumed premiums earned	$—	$—	$38,990,273	$(5,860,114)	$33,130,159
Ceded premiums earned	—	—	(23,529,074)	5,860,114	(17,668,960)

Net premiums earned	—	—	15,461,199	—	15,461,199
Investment income	39,563	—	859,755	—	899,318
Interest on notes receivable	—	—	—	—	—
Brokerage commission income	—	—	37,514	—	37,514
Management fees from related party	—	—	75,754	—	75,754
Realized gains (losses) on investments	2,725	—	(550,674)	—	(547,949)
Real estate income	—	—	14,896,921	—	14,896,921
Other income	37,500	—	36,703	(37,500)	36,703

Total revenues	79,788	—	30,817,172	(37,500)	30,859,460

Losses and LAE incurred	—	—	8,561,371	—	8,561,371
Acquisition expenses	—	—	3,199,148	—	3,199,148
Real estate expenses	—	—	12,277,645	181,507	12,459,152
Payroll and related expenses	465	—	2,316,947	(115,060)	2,202,352
Other expenses	175,881	(18,008)	1,294,989	(103,947)	1,348,915
Expense due to rescission	—	353,592	—	—	353,592

Total expenses	176,346	335,584	27,650,100	(37,500)	28,124,530

Earnings (loss) before equity in earnings in subsidiary	(96,558)	(335,584)	3,167,072	—	2,734,930
Equity in net earnings (loss) of subsidiary	1,949,954	1,332,307	—	(3,282,261)	—

Earnings (loss) before income taxes	1,853,396	996,723	3,167,072	(3,282,261)	2,734,930
Income taxes	—	(109,099)	990,633	—	881,534

Net earnings (loss)	$1,853,396	$1,105,822	$2,176,439	$(3,282,261)	$1,853,396

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Earnings
6/30/2001 YTD
Direct and assumed premiums earned	$—	$—	69,042,069	(5,136,869)	63,905,200
Ceded premiums earned	—	—	(38,636,054)	5,136,869	(33,499,185)

Net premiums earned	—	—	30,406,015	—	30,406,015
Investment income	112,674	708	1,649,238		1,762,620
Interest on notes receivable	87,921	—	471,394		559,315
Brokerage commission income	—	—	2,597,972	(1,598,948)	999,024
Management fees from related party	—	—	1,435,735	(704,427)	731,308
Realized gains (losses) on investments	—	—	415,349		415,349
Real estate income	—	—	—		—
Other income	121,447	—	803,138	(75,000)	849,585

Total revenues	322,042	708	37,778,841	(2,378,375)	35,723,216
Losses and LAE incurred	(501,969)	—	19,367,341		18,865,372
Acquisition expenses	—	—	7,839,060	(1,598,948)	6,240,112
Real estate expenses	—	—	—	751,289	751,289
Payroll and related expenses	—	—	4,182,085	—	4,182,085
Other expenses	272,107	441,745	3,394,378	1,530,716	2,577,514
Expense due to rescission	—	—	—		—

Total expenses	(229,862)	441,745	34,782,864	(2,378,375)	32,616,372
Earnings (loss) before equity in earnings in subsidiary	551,904	(441,037)	2,995,977	—	3,106,844
Equity in net earnings (loss) of subsidiary	2,295,540	777,623	—	(3,073,163)	—

Earnings (loss) before income taxes	2,847,444	336,586	2,995,977	(3,073,163)	3,106,844
Income taxes	—	(149,953)	409,353	—	259,400

Net earnings (loss)	$2,847,444	$486,539	$2,586,624	$(3,073,163)	$2,847,444

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp.	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Earnings
6/30/2002 YTD

Direct and assumed premiums earned	$—	$—	$78,063,582	$(10,839,625)	$67,223,957
Ceded premiums earned	—	—	(48,003,146)	10,839,625	(37,163,521)

Net premiums earned	—	—	30,060,436	—	30,060,436
Investment income	92,841	4,263	1,777,771		1,874,875
Interest on notes receivable	—	—	—		—
Brokerage commission income	—	—	102,640	—	102,640
Management fees from related party	—	—	493,181	—	493,181
Realized gains (losses) on investments	79,174	—	(544,876)		(465,702)
Real estate income	—	—	33,935,661		33,935,661
Other income	75,520	—	87,990	(75,000)	88,510

Total revenues	247,535	4,263	65,912,803	(75,000)	66,089,601

Losses and LAE incurred	—	—	17,530,512		17,530,512
Acquisition expenses	—	—	6,297,445	—	6,297,445
Real estate expenses	—	—	28,774,824	379,656	29,154,480
Payroll and related expenses	24,604	—	4,509,616	(230,120)	4,304,100
Other expenses	347,216	(18,008)	2,590,580	(224,536)	2,695,252
Expense due to rescission	—	353,592	—		353,592

Total expenses	371,820	335,584	59,702,977	(75,000)	60,335,381

Earnings (loss) before equity in earnings in subsidiary	(124,285)	(331,321)	6,209,826	—	5,754,220
Equity in net earnings (loss) of subsidiary	4,023,212	2,941,092	—	(6,964,304)	—

Earnings (loss) before income taxes	3,898,927	2,609,771	6,209,826	(6,964,304)	5,754,220
Income taxes	—	(107,649)	1,962,942		1,855,293

Net earnings (loss)	$3,898,927	$2,717,420	$4,246,884	$(6,964,304)	$3,898,927

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

	American Safety Insurance Group, Ltd.	American Safety Holdings Corp.	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Cash Flow
6/30/2001
Net cash provided (used) in operating activities	1,484,054	(1,026,301)	13,110,884	—	13,568,637
Cash flow from investing activities:
Decrease (increase) in investments	(9,882)	36,301	(27,334,428)	—	(27,308,009)
Investment in subsidiary	—	(10,000)	—	10,000	—
Sales (purchases) of fixed assets, net	—	—	(1,025,116)		(1,025,116)

Net cash provided (used) by investing activities	(9,882)	26,301	(28,359,544)	10,000	(28,333,125)
Cash Flow from financing activities:
Proceeds from sale of common stock	—	—			—
Proceeds (repayment) of loans payable	—	1,000,000	10,905,591		11,905,591
Proceeds from escrow deposits			5,688,503		5,688,503
Restricted cash			(4,222,204)		(4,222,204)
Receipt of funds from parent		—	10,000	(10,000)	—
Dividends paid	—	—	—	—	—
Purchase of treasury stock	(1,432,612)	—			(1,432,612)

Net cash provided (used) by financing activities	(1,432,612)	1,000,000	12,381,890	(10,000)	11,939,278
Net increase (decrease) in cash	41,560	—	(2,866,770)	—	(2,825,210)
Cash at beginning of year	152,642	175,774	3,455,686	—	3,784,102
Cash at end of year	194,202	175,774	588,916	—	958,892

AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)
	American Safety Insurance Group, Ltd.	American Safety Holdings Corp	Other Subsidiaries	Consolidating Adjustments	Total Consolidated Amounts
Statement of Cash Flow
6/30/2002

Net cash provided (used) in operating activities	1,352,042	93,084	4,722,449	(343,902)	5,823,673

Cash flow from investing activities:
Decrease (increase) in investments	1,966,595	—	4,116,268	—	6,082,863
Investment in subsidiary	(1,752,118)	(3,243,254)	(1,637,415)	6,632,787	—
Sales (purchases) of fixed assets, net	—	—	(84,970)		(84,970)

Net cash provided (used) by investing activities	214,477	(3,243,254)	2,393,883	6,632,787	5,997,893

Cash Flow from financing activities:
Proceeds from sale of common stock	360,494	—			360,494
Proceeds (repayment) of loans payable	—	—	(5,191,990)		(5,191,990)
Proceeds from escrow deposits			(1,950,795)		(1,950,795)
Restricted cash			302,417		302,417
Receipt of funds from parent		2,974,767	3,314,118	(6,288,885)	—
Dividends paid	(1,132,349)	—	—	—	(1,132,349)
Purchase of treasury stock	(111,741)	—			(111,741)

Net cash provided (used) by financing activities	(883,596)	2,974,767	(3,526,250)	(6,288,885)	(7,723,964)

Net increase (decrease) in cash	682,923	(175,403)	3,590,082	—	4,097,602

Cash at beginning of year	14,737	296,712	991,393	—	1,302,842
Cash at end of year	697,660	121,309	4,581,475	—	5,400,444

HARBOUR VILLAGE DEVELOPMENT CHART

Harbour Village Development Status
(000)s except references to Condo Units

	Phase 1			Phase 2		Phase 3
	Marina Condos	Townhouses		The Links North	The Links South	Fisherman’s Harbour	Total Condo	Boat Slips	Total
		Oak Hammock	Riverwalk
6/30/2002
Planned Number of Condo Units and Boat Slips	248	18	28	188	188	70	740	142	882
Condo Units and Boat Slips Under Contract (Note 1)	246	15	28	162	8	54	513	139	652
Number of Closed Units	217	—	—	—	—	—	217	104	321
Value of Pre-sale Contracts (Note 1)	62,292	7,140	10,664	40,274	1,950	11,768	134,088	12,712	146,800
Number of Buildings	8	4	6	4	4	1	27
Number of Buildings Complete by Task	8	4	5	2	—	—
Building Foundation	8	4	5	2	—	—
Vertical Building Completed	8	3	2	—	—	—
Interior Finish Completed	8	—	—	—	—	—
Certificate of Occupancy Received	8	—	—	—	—	—

Actual 6/30/2002 YTD
Units Closed	115	—	—	—			115	45	160
Revenue Recognized	29,973	—	—	—			29,973	3,638	33,611
Other Revenue									325
Total Revenue									33,936
Gross Profit Recognized	4,935	—	—	—			4,935	1,543	6,478
Other Expense (Income) Items (Note 2)									1,697
Pre-Tax Profit									4,781

Outlook for 3rd Quarter of 2002
Units Closed (Note 1)	29	5	10	—			44	12	56
Revenue Recognized	7,958	2,486	3,244	—			13,688	1,111	14,799
Other Revenue									150
Total Revenue									14.949
Gross Profit Recognized	1,185	37	(33)	—			1,189	434	1,623
Other Expense (Income) Items (Note 2)									898
Pre-Tax Profit									725

Note 1—No assurance can be given that purchasers under binding pre-sale contracts with deposits will close each contemplated transaction.
Note 2—Other includes net brokerage commissions, advertising, promotion, and other general and administrative costs. These items are not allocated to specific buildings.

The projected results contained above for unit closings, revenue, gross profit, fixed costs and pre-tax profit are forward looking statements. With respect to our development of the Harbour Village property, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and construction, increases in construction costs, construction delays, weather, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips and changes in local and national levels of general business activity and economic conditions.

R-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC Registration Statement filing fees		$1,587
NASD fees		$2,225
Listing fees	$	*
Trustees’ fees and changes (including counsel)	$	*
Accounting fees and expenses	$	*
Legal fees	$	*
Printing and preparation of Registration Statement, Prospectus, etc.	$	*
Blue Sky fees and expenses	$	*
Miscellaneous	$	*

Total	$	*

*	To be filed by amendment

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

American Safety Insurance Group, Ltd.

American Safety Insurance Group, Ltd. is incorporated under the laws of Bermuda. Section 98 of the Companies Act, 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

The Company has adopted provisions in its Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. The Company has also adopted provisions in its Bye-Laws that provide that each shareholder of the Company and the Company itself agrees to waive any claim or right of action he or it might have, whether individually or by or in the right of the Company, against any director on account of any action taken by such director, or the failure of such director to take any action, in the performance of his duties, or supposed duties, with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director.

The Underwriting Agreement provides for [reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Offering, including liabilities under the Securities Act of 1933. Reference is made to the form Underwriting Agreement filed herewith as Exhibit 1.1.]

The Company has in force and effect an insurance policy insuring our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

American Safety Holdings Corp.

American Safety Holdings Corp. is incorporated under the laws of the State of Georgia. The Georgia Business Corporation Code (the “GBCC”) permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under the GBCC (and not for violation of other laws, such as the federal securities laws).

The By-Laws of the Company provide for indemnification of its officers and directors to the fullest extent of the law.

The Company has in force and effect an insurance policy insuring our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

American Safety Capital Trust I

American Safety Capital Trust I is incorporated under the laws of the State of Delaware. Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Under the Amended and Restated Trust Agreement, dated as of November     , 2002, among American Safety Holdings Corp., as depositor, Deutsche Bank Trust Company Americas, as property trustee, Deutsche Bank Trust Company Delaware, as Delaware trustee, and Fred J. Pinckney and Steven B. Mathis, as administrators, American Safety Holdings has agreed, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Administrator, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust, (referred to here in as an “Indemnified Person”) from and against any loss, damage, liability, tax (excluding income taxes, other than taxes referred to in

Section 4.5 and 4.6 of the trust agreement), penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person arising out of or in connection with the creation, operation or dissolution of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the trust agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of bad faith, negligence or willful misconduct with respect to such acts or omissions.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16.    EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit		Description

*1.1		Form of Underwriting Agreement

4.1
Memorandum of Association of American Safety Insurance Group, Ltd. (incorporated by reference to Exhibit 3.1 to Amendment No.1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

4.2
Bye-Laws of American Safety Insurance Group, Ltd. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

4.3		Certificate of Incorporation of American Safety Holdings Corp.

4.4		By-Laws of American Safety Holdings Corp.

4.5
Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

4.6		Form of Junior Subordinated Indenture

4.7		Certificate of Trust of American Safety Capital Trust I, dated as of September 24, 2002, and filed with the Delaware Secretary of State on September 24, 2002

4.8		Trust Agreement of American Safety Capital Trust I, dated as of September 24, 2002

4.9		Form of Amended and Restated Trust Agreement of American Safety Capital Trust I

4.10		Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by American Safety Capital Trust I

4.11		Form of Junior Subordinated Debenture Securities Guarantee Agreement with respect to the junior subordinated debenture securities issued by American Safety Holding Corp.

*4.12		Form of Depositary Agreement

*5.1		Opinion of Troutman Sanders LLP

*5.2		Opinion of Richards, Layton & Finger, P.A.

*5.3		Opinion of Conyers, Dill & Pearman

*8.1		Tax Opinion of Troutman Sanders LLP

10.1
Employment Contract between American Safety Insurance Group, Ltd. and Lloyd A. Fox (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

10.2		Employment Contract between American Safety Insurance Group, Ltd. and Frederick C. Treadway

10.3
Employment Contract between American Safety Insurance Group, Ltd. and Stephen R. Crim (incorporated by reference to Exhibit 10.6 to American Safety Insurance Group, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-14795) as filed with the Commission on April 1, 2002)

10.4	(a)
Incentive Stock Option Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd.(Registration No. 333-42749) as filed with the Commission on January 27, 1998)

10.4	(b)	First Amendment to the Incentive Stock Option Plan

10.5
Directors Stock Award Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

10.6
Lease Agreement between 1845 Tenants-In-Common (formerly known as Windy Hill Exchange, L.L.C.) and American Safety Insurance Services, Inc. (formerly known as Environmental Management Services, Inc.) for office space in Atlanta, Georgia (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd.(Registration No. 333-42749) as filed with the Commission on December 19, 1997)

10.7	(a)
Program Management Agreement between Synergy Insurance Services, Inc. (now known as American Safety Insurance Services, Inc.) and American Safety Risk Retention Group, Inc. (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd.(Registration No. 333-42749) as filed with the Commission on January 27, 1998)

10.7	(b)	Amended and Restated Program Management Agreement between American Safety Insurance Services, Inc. and American Safety Risk Retention Group, Inc.

12.1		Ratio of Earnings to Fixed Charges

21.1
Subsidiaries of American Safety Insurance Group, Ltd. (incorporated by reference to Exhibit 10.6 to American Safety Insurance Group, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-14795) as filed with the Commission on April 1, 2002)

*23.1		Consent of Troutman Sanders LLP (included in Exhibit 5.1)

*23.2		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

*23.3		Consent of Conyers, Dill & Pearman (included in Exhibit 5.3)

23.4		Consent of KPMG LLP

*23.5		Consent of Troutman Sanders LLP (included in Exhibit 8.1)

24.1		Power of Attorney (included on the signature page to this Registration Statement)

*25.1		Statement of Eligibility of Deutsche Bank Trust Company Americas on Form T-1, as Indenture Trustee, Property Trustee and Guarantee Trustee

*25.2		Statement of Eligibility of the Deutsche Bank Trust Company Delaware on Form T-1, as Delaware Trustee

99
Harbour Village Development Status (incorporated by reference to Exhibit 10.6 to American Safety Insurance Group, Ltd.’s Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-14795) as filed with the Commission on April 1, 2002)

*	To be filed, if necessary, prior to the effectiveness of this registration statement by an amendment to this registration statement.

ITEM 17.    UNDERTAKINGS

The undersigned registrants hereby undertake that:

(a)    to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)    for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus and filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(d)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Safety Insurance Group, Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 5th day of November, 2002.

AMERICAN SAFETY INSURANCE GROUP, LTD.

By:	/s/ LLOYD A. FOX
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2002.

	Signature	Title	Date

By:	* Lloyd A. Fox	President and Chief Executive Officer (Principal Executive Officer)	*

By:	* Steven B. Mathis	Chief Financial Officer (Principal Financial and Accounting Officer)	*

By:	* Cody W. Birdwell	Director	*

By:	* David V. Brueggen	Director	*

By:	* Stephen R. Crim	Director	*

By:	* William O. Mauldin, Jr.	Director	*

By:	* Thomas W. Mueller	Director	*

By:	* Frederick C. Treadway	Director	*

By:	* Jerome D. Weaver	Director	*

*By:	/s/ STEPHEN R. CRIM		November 5, 2002
Name:	Stephen R. Crim Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Safety Holdings Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 5th day of November, 2002.

AMERICAN SAFETY HOLDINGS CORP.

By:	/S/ LLOYD A. FOX

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2002.

	Signature	Title	Date

By:	* Lloyd A. Fox	President and Chief Executive Officer (Principal Executive Officer)	*

By:	* Steven B. Mathis	Chief Financial Officer (Principal Financial and Accounting Officer)	*

By:	* David V. Brueggen	Director	*

By:	* Stephen R. Crim	Director	*

By:	* Thomas W. Mueller	Director	*

By:	* Frederick C. Treadway	Director	*

*By:	/s/ STEPHEN R. CRIM		November 5, 2002
Name: Stephen R. Crim Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Safety Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 5th day of November, 2002.

AMERICAN SAFETY CAPITAL TRUST I

By:	AMERICAN SAFETY HOLDINGS CORP., Depositor

By:	/S/ LLOYD A. FOX

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit		Description

*1.1		Form of Underwriting Agreement

4.1
Memorandum of Association of American Safety Insurance Group, Ltd. (incorporated by reference to Exhibit 3.1 to Amendment No.1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

4.2
Bye-Laws of American Safety Insurance Group, Ltd. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

4.3		Certificate of Incorporation of American Safety Holdings Corp.

4.4		By-Laws of American Safety Holdings Corp.

4.5
Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

4.6		Form of Junior Subordinated Indenture

4.7		Certificate of Trust of American Safety Capital Trust I, dated as of September 24, 2002, and filed with the Delaware Secretary of State on September 24, 2002

4.8		Trust Agreement of American Safety Capital Trust I, dated as of September 24, 2002

4.9		Form of Amended and Restated Trust Agreement of American Safety Capital Trust I

4.10		Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by American Safety Capital Trust I

4.11		Form of Junior Subordinated Debenture Securities Guarantee Agreement with respect to the junior subordinated debenture securities issued by American Safety Holding Corp.

*4.12		Form of Depositary Agreement

*5.1		Opinion of Troutman Sanders LLP

*5.2		Opinion of Richards, Layton & Finger, P.A.

*5.3		Opinion of Conyers, Dill & Pearman

*8.1		Tax Opinion of Troutman Sanders LLP

10.1
Employment Contract between American Safety Insurance Group, Ltd. and Lloyd A. Fox (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

10.2		Employment Contract between American Safety Insurance Group, Ltd. and Frederick C. Treadway

10.3
Employment Contract between American Safety Insurance Group, Ltd. and Stephen R. Crim (incorporated by reference to Exhibit 10.6 to American Safety Insurance Group, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-14795) as filed with the Commission on April 1, 2002)

10.4	(a)
Incentive Stock Option Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd.(Registration No. 333-42749) as filed with the Commission on January 27, 1998)

10.4	(b)	First Amendment to the Incentive Stock Option Plan

10.5
Directors Stock Award Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd. (Registration No. 333-42749) as filed with the Commission on January 27, 1998)

10.6
Lease Agreement between 1845 Tenants-In-Common (formerly known as Windy Hill Exchange, L.L.C.) and American Safety Insurance Services, Inc. (formerly known as Environmental Management Services, Inc.) for office space in Atlanta, Georgia (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd.  (Registration No. 333-42749) as filed with the Commission on December 19, 1997)

10.7	(a)
Program Management Agreement between Synergy Insurance Services, Inc. (now known as American Safety Insurance Services, Inc.) and American Safety Risk Retention Group, Inc. (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1 of American Safety Insurance Group, Ltd.(Registration No. 333-42749) as filed with the Commission on January 27, 1998)

10.7	(b)	Amended and Restated Program Management Agreement between American Safety Insurance Services, Inc. and American Safety Risk Retention Group, Inc.

12.1		Ratio of Earnings to Fixed Charges

21.1
Subsidiaries of American Safety Insurance Group, Ltd. (incorporated by reference to Exhibit 10.6 to American Safety Insurance Group, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-14795) as filed with the Commission on April 1, 2002)

*23.1		Consent of Troutman Sanders LLP (included in Exhibit 5.1)

*23.2		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

*23.3		Consent of Conyers, Dill & Pearman (included in Exhibit 5.3)

23.4		Consent of KPMG LLP

*23.5		Consent of Troutman Sanders LLP (included in Exhibit 8.1)

24.1		Power of Attorney (included on the signature page to this Registration Statement)

*25.1		Statement of Eligibility of Deutsche Bank Trust Company Americas on Form T-1, as Indenture Trustee, Property Trustee and Guarantee Trustee

*25.2		Statement of Eligibility of the Deutsche Bank Trust Company Delaware on Form T-1, as Delaware Trustee

99
Harbour Village Development Status (incorporated by reference to Exhibit 10.6 to American Safety Insurance Group, Ltd.’s Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-14795) as filed with the Commission on April 1, 2002)

*	To be filed, if necessary, prior to the effectiveness of this registration statement by an amendment to this registration statement.